As filed with the Securities and Exchange Commission on December 31, 2010 Registration No. 333-164229

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

AMENDMENT NO. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

L & L ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1220 (Primary Standard Industrial Classification Code Number)	91-2103949 (I.R.S. Employer Identification No.)

130 Andover Park East

Suite 200

Seattle, WA 98188

(206) 264-8065

(Address, Including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Dickson V. Lee, Chief Executive Officer
L&L Energy, Inc.
130 Andover Park East

Suite 200
Seattle, WA 98188

(206) 264-8065

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies of all communications, including communications sent to agent for service, shall be sent to:

George H. Wang, Esq. Orrick, Herrington & Sutcliffe LLP 51 W. 52nd Street New York, NY 10019 (212) 506-5345

______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 31, 2010

Preliminary Prospectus

4,206,773 shares

L & L ENERGY, INC.

Common Stock

________________________

This prospectus covers the resale by selling security holders named starting on page 44, of up to 4,206,773 shares of our common stock, $0.001 par value per share (the “Common Stock”), which includes:

•            1,371,021 shares of common stock issued in conjunction with our private placement financing completed on October 8, 2009 (the “October Financing”);

•            932,295 shares of common stock underlying the warrants issued in conjunction with the October Financing;

•            835,389 shares of common stock issued in conjunction with our private placement financing completed on November 6, 2009 (the “November Financing”);

•            568,068 shares of common stock underlying the warrants issued in conjunction with the November Financing;

•            250,000 shares of common stock underlying the warrants issued in conjunction with our private placement financing completed on May 6, 2009 (the “May Financing”); and

•            250,000 shares of common stock issued upon the exercise of warrants issued in the May Financing.

These securities will be offered for sale from time to time by the selling security holders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled “Plan of Distribution.”  We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

Our common stock is listed on the Nasdaq Stock Market and is traded under the symbol “LLEN”. The last reported per share sales price for our common stock was $10.80 on, December 31, 2010.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 31, 2010

                                                                                                               TABLE OF CONTENTS

                                                                                                                                                                                                                                                                                              Page

PROSPECTUS SUMMARY	3
RISK FACTORS	4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
SELECTED FINANCIAL DATA	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
DESCRIPTION OF BUSINESS	29
DESCRIPTION OF PROPERTY	38
MANAGEMENT	38
EXECUTIVE COMPENSATION	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	43
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	44
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	45
DESCRIPTION OF SECURITIES TO BE REGISTERED	45
SELLING SECURITY HOLDERS	46
PLAN OF DISTRIBUTION	49
LEGAL PROCEEDINGS	50
LEGAL MATTERS	50
EXPERTS	50
ADDITIONAL INFORMATION	51
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus.  Neither we, the selling stockholders nor the underwriters, if any, have authorized anyone to provide you with information different from that contained in this prospectus. We and the selling security holders are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction.  Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Market data and other statistical information used throughout this prospectus are based upon independent industry publications, government publications and other published information from third-party sources that we believe are reliable. None of the publications, reports or other published industry sources referred to in this prospectus were commissioned by us or prepared at our request and, except as we deemed necessary, we have not sought or obtained the consent from any of these sources to include their data in this prospectus.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

References to “we,” “our,” “us,” the “Company,” or “L&L” refer to L&L Energy, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Business

                We engage in the businesses of coal mining, coal washing, coal coking and coal wholesaling.  Our operations are conducted in Yunnan and Guizhou provinces in the southwest region of the People’s Republic of China (“China” or “PRC”).  Our corporate executives are U.S.-trained and headquartered in Seattle, from which they monitor and control our operations in China to take advantage of that country’s growing demand for our products.  We have our China headquarters in Kunming City and two offices located at Guangzhou and Shenzhen to support operations.

                Coal mining.  In China, all land and the underlying mineral resources, including coal, are owned by the China government.  It grants rights to extract coal to operators like us.  These rights limit the total amount of coal we are permitted to extract from each mine. Mining rights can be renewed and expanded if approved by government.   We may be able to renegotiate our mining limits in the future, although there is no assurance that we will be successful in doing so.  Mine operators like us normally pay an up-front fee when the rights to extract coal from a mine are received.  In addition, we pay a surcharge per ton of coal that we extract.   We have rights in four coal mines:

                                DaPuAn mine.  We presently extract coal at a rate in excess of 250,000 tons per year from this mine and are in the process of expanding this production to 300,000 tons per year as required by the government of China.  The total amount of coal that we have a right to extract from this mine is 7,810,000 tons.

                                SuTsong mine.  We presently extract coal at a rate in excess of 130,000 tons per year from this mine and are in the process of expanding this production to 150,000 tons per year as required by the government of China.  The total amount of coal that we have a right to extract from this mine is 2,136,000 tons.

                                Ping Yi mine.  We presently extract coal at a rate in excess of 250,000 tons per year from this mine and are in the process of expanding this production to 300,000 tons per year as required by the government of China.  The total amount of coal that we have a right to extract from this mine is 13.5 million tons.

                Coal washing.   This process involves crushing coal and washing out soluble sulfur and ash compounds with water or other solvents.  This procedure also eliminates other impurities and wood debris in the coal and improves coal quality and increases its value.  Each ton of washed fine coal requires approximately 1.2 to 1.4 tons of raw coal.  Approximately 50% of our washed coal qualifies as coking coal because it meets certain chemical requirements and can be processed into highly-valued coke, which is a critical material for making steel.  There are two byproducts of the coal washing process: medium coal, which does not have sufficient thermal value for coking and is sold for heating purposes; and coal slurries, which can be used as fuel with low thermal value.  We have two coal washing facilities with an aggregate 1 million ton annual capacity. One facility is on the site of the DaPuAn mine, another facility is on the site of Ping Yi Mine, and Hong Xing is free-standing.  We wash coal produced from our own mining operation and coal that we purchase from other coal suppliers.

                Coal coking.  The coking process bakes low-ash, low-sulfur bituminous coal at a high temperature in an oven without oxygen to rid the coal of volatile constituents such as water, coal-gas and coal-tar and to fuse the fixed carbon and residual ash together to produce solid carbonaceous residue.  Our facilities produce metallurgical coke, which is higher quality coke used primarily for steel manufacturing.  Lesser quality coke is burned in electricity-generating plants.   We have one coking facility with a 150,000 ton capacity per year.  Historically, we have coked coal we purchased from others.  We plan, however, to begin coking coal extracted by us at the DaPuAn, SuTsong and Ping Yi mines.

                Coal wholesaling.  We buy and sell coal from and to others using two large coal storage facilities with railroad access.  We also act as broker to assist small independent mine operators who lack the means to transport coal from their mines or are otherwise unable to sell their coal themselves.

The Offering

We are registering 4,206,773 shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled “Selling Security Holders.”  As required by the Securities Purchase Agreements that we executed as part of the October Financing and the November Financing, we are registering for resale the following: (i) 2,206,410 shares of Common Stock issued to investors in the October and November Financing; (ii) 1,323,849 shares of Common Stock underlying the Warrants issued to the investors in the October Financing and the November Financing; (iii) 109,682 shares of Common stock underlying the warrant issued to the placement agent with an exercise price of $6.11 per share and five year term in connection with the October Financing; and (iv) 66,832 shares of Common Stock underlying the warrant with an exercise price of $6.11 per share and a five year term issued to the placement agent in connection with the November Financing.  Information regarding our Common Stock is included in the section of this prospectus entitled “Description of Securities.”

The shares of common stock offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the shares of common stock offered under this prospectus, and the times and manner in which they may be offered and sold is provided in the sections of this prospectus entitled “Plan of Distribution.”  We will not receive any of the proceeds from those sales. The registration of the shares of common stock offered under this prospectus does not necessarily mean that any of these shares will ultimately be offered or sold by the selling security holders.

General Information

                Our principal executive offices are located at 130 Andover Park East, Suite 200, Seattle, Washington 98188 and our telephone number there is (206) 264-8065.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this prospectus.  The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed.  In that case, the trading price of our common stock could decline, and an investor in our securities may lose all or part of their investment.

RISKS RELATING TO THE COMPANY AND ITS BUSINESS

Our business and results of operations depend on the volatile People’s Republic of China (“PRC”) domestic coal markets.

                Our business and operating results depend on the PRC domestic supply and demand for coal and coal products. The domestic coal markets are cyclical and have historically experienced pricing volatility, which reflects, among other factors, the conditions of the PRC and global economies and demand fluctuations in key industries that have high coal consumption.  Difficult economic conditions have resulted in lower coal prices, which in turn negatively affect our operational and financial performance.  Since reaching record high levels in 2008, domestic coal fell in 2009 due to weakening demand as a result of the global economic downturn. Average selling prices for coal during the first half of 2010 have been higher than our 2009 average, and we expect our 2010 average selling prices for coal to be higher than our 2009 averages.  The domestic and international coal markets are affected by supply and demand. The demand for coal is primarily affected by the global economy and the performance of power generation, chemical, metallurgy and construction materials industries.  The availability and prices of alternative sources of energy, such as natural gas, oil, hydropower, solar and nuclear power also affect the demand for coal.  The supply of coal, on the other hand, is primarily affected by the geographical location of coal reserves, the transportation capacity of coal transportation railways, the volume of domestic and international coal supplies and the type, quality and price of competitors’ coal.  A significant rise in global coal supply or a reduction in coal demand may have an adverse effect on coal prices, which in turn, may reduce our profitability and adversely affect our business and results of operations.

Our business is highly competitive and increased competition could reduce our sales, earnings and profitability.

                The coal business is highly competitive in China and we face substantial competition in connection with the marketing and sale of our products.  Some of our competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than we have, and have products that have gained wide customer acceptance in the marketplace.  The greater financial resources of our competitors will permit them to implement extensive marketing and promotional programs.  We could fail to expand our market share, and could fail to maintain our current share.  Increased competition could also result in overcapacity in the Chinese coal industry in general.  The coal industry in China has experienced overcapacity in the past.  During the mid-1970s and early 1980s, a growing coal market and increased demand for coal in China attracted new investors to the coal industry, spurred the development of new mines and resulted in added production capacity throughout the industry, all of which led to increased competition and lower coal prices.  Similarly, an increase in future coal prices could encourage the development of expanded capacity by new or existing coal processors.  Any overcapacity could reduce coal prices in the future and our profitability would be impaired.

Our results of operations depend on our ability to acquire new coal mines and other coal-related businesses.

                The recoverable coal reserves in mines decline as coal is extracted from them. Our ability to significantly increase our production capacity at existing mines is limited and thus our ability to increase our coal production will depend on acquiring new mines.  Our existing mines are the DaPuAn, SuTsong and Ping Yi Coal Mines.

                The coal related business in China is heavily regulated by the PRC government. The Company’s acquisition of new mines of PRC coal companies and the procurement of related licenses and permits are subject to approval of the PRC Government.  Delays in securing or failure to secure relevant PRC Government approvals, licenses or permits, as well as any adverse change in government policies, may hinder our expansion plans, which may materially and adversely affect our profitability and growth prospects.  We cannot assure you that our future expansion or investments will be successful.

                We cannot assure you that we will be able to identify suitable acquisition targets or acquire these targets on competitive terms and in a timely manner.  We may not be able to develop successfully develop new coal mines or expand our existing ones in accordance with our development plans or at all.  We may also fail to acquire or develop additional coal washing and coking facilities in the future.  Failure to successfully acquire suitable targets on competitive terms, develop new coal mines or expand our existing coal mines could have an adverse effect on our competitiveness and growth prospects.

If we fail to obtain additional financing we will be unable to execute our business plan.

                As we continue to grow quickly, we require capital infusions from the capital market.  Under our current business strategy, our ability to grow will depend on the availability of additional funds, suitable acquisition targets at an acceptable cost, and working capital. Our ability to compete effectively, to reach agreements with acquisition targets on commercially reasonable terms, to secure critical financing and to attract professional managers is critical to our success. Despite our recent financings, which are described in this prospectus, we may need additional funds to make future acquisitions, continue improving our current coal mines and other coal processing facilities, and to obtain regulatory approvals for our operations.  Should such needs arise, we intend to seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources. However, there are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary. The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.  Further, the benefits of an acquisition may take considerable time to develop and we cannot assure investors that any particular acquisition or joint venture will produce the intended benefits. Moreover, the identification and completion of these transactions may require us to expend significant management time and effort and other resources.

Coal reserve estimates may not be indicative of reserves that we actually recover.

                The coal reserves disclosed for the mines from which we have the right to extract coal are the estimated quantities (based on applicable reporting regulations) that under present and anticipated conditions have the potential to be economically mined and processed.  However, we may only extract from the mines quantities that we are permitted to extract pursuant to mining rights granted to us by local governmental authorities.  In addition, there are numerous uncertainties inherent in estimating quantities of coal reserves and in projecting potential future rates of coal production including many factors beyond our control. In addition, reserve engineering is a subjective process of estimating underground deposits of reserves that cannot be measured in an exact manner and the accuracy of any reserve estimate is a function of the quality of available data and engineering and geological interpretation and judgment.  Estimates of different engineers may vary and results of our mining/drilling and production subsequent to the date of an estimate may justify revision of estimates. Reserve estimates may require revision based on actual production experience and other factors.  In addition, several factors including the market price of coal, reduced recovery rates or increased production costs due to inflation or other factors may render certain estimated proved and probable coal reserves uneconomical to exploit and may ultimately result in a restatement of reserves.  This may have a material adverse effect on our business, operating results, cash flows and financial condition.

Our business operations may be adversely affected by present or future environmental regulations and coal industry standards.

                As a producer of coal products in China, we are subject to significant, extensive and increasingly stringent environmental protection laws, governmental regulations on coal standards and safety requirements. These laws and regulations:

            •      impose fees for the discharge of waste substances, pollutants;

            •      require provisions for reclamation and rehabilitation;

            •      impose fines for serious environmental offenses; and

            •      authorize the PRC Government to close down any facility that it determines has failed to comply with environmental regulations, operating standards, and suspend any coal operations that cause excessive environmental damage.

                Our coal mining, washing and coking operations comply in all material respects with existing Chinese environmental and safety standards. Most of our operations are based on traditional, old coal extraction and processing techniques, which are popular in China, and which produce waste water, gas emissions and solid waste materials.  The PRC Government has tightened enforcement of applicable laws and regulations and adopted more stringent environmental standards, and operational standards. Our budgeted amount for environmental regulatory compliance may not be sufficient, and we may need to allocate additional funds for this purpose.  If we fail to comply with current or future environmental laws and regulations, we may be required to pay penalties or fines or take corrective actions, any of which may have a material adverse effect on our business operations and financial condition.  China is a signatory to the 1992 United Nations Framework Convention on Climate Change and the 1997 Kyoto Protocol, which are intended to limit greenhouse gas emissions.  On March 14, 2006, the PRC Government released the outline of the Eleventh Five-Year Plan for National Economic and Social Development, which sets goals to decrease the amount of energy consumed per unit of GDP by 20 percent and to reduce the emission of certain major pollutants by ten percent.  In addition, recent discussions between the Chinese government and U.S. government on clean energy initiatives, including the reduction of CO2 levels and the use low-carbon coal, which initiatives may be incorporated in the Twelfth Five-Year Plan for National Economic and Social Development, may have significant effects on our business operations.  If efforts to reduce energy consumption, to use low-carbon coal, and to control greenhouse gas emissions reducing coal consumption, our revenue would decrease and our business would be adversely affected.

We depend on key persons and the loss of any key person could adversely affect our operations.

                The future success of our investments in China is dependent on our management team, including Mr. Dickson V. Lee, our Chairman and Chief Executive Officer, our professional team, and advisors, who are multi-lingual, understand cultural differences, and are adept at doing business internationally.  If one or more of our key personnel are unable or unwilling to continue in their present positions, we may not be able to easily replace them, and we may incur additional expenses to recruit and train new personnel.  The loss of our key personnel could severely disrupt our business and its financial condition and results of operations could be materially and adversely affected.  Furthermore, since the industries we invest in are characterized by high demand and intense competition for talent, we may need to offer higher compensation and other benefits in order to attract and retain key personnel in the future.  We cannot assure investors that we will be able to attract or retain the key personnel needed to achieve our business objectives.  Currently, only Mr. Lee is covered by a one-year term accident insurance policy in China, which is paid for by the Company.  Although we do not currently maintain “key person” life insurance for any of our key personnel, we are in the process of obtaining a “key person” life insurance package for Mr. Lee and expect to obtain such insurance in the next 12 months.

We may suffer losses resulting from industry-related accidents and lack of insurance.

                We operate coal mines and related facilities that may be affected by water, gas, fire or structural problems and earthquakes. As a result, we, like other companies operating coal mines, have experienced accidents that have caused property damage and personal injuries. Although the Company continuously reviews its existing operational standards, including insurance coverage, and it has implemented safety measures, fire training at our mining operations and provided on-the-job training for our employees and workers, there can be no assurance that industry-related accidents, earthquakes will not occur in the future.  The insurance industry in China is still in its development stage, and Chinese insurance companies offer only limited business insurance products.  We currently only have work-related injury insurance for our employees at the DaPuAn, SuTsong and Ping Yi Mines and limited accident insurance for staff working in China. Any uninsured losses and liabilities incurred by us could have a material adverse effect on our financial condition and results of operations.

Disruptions to the Chinese railway transportation system and the other limited modes of transportation by which we deliver our products may adversely affect our ability to sell our coal products.

                A substantial portion of the coal products we sell is transported to our customers by the Chinese national railway system. As the railway system has limited transportation capacity and cannot fully satisfy coal transportation requirements, discrepancies between capacity and demand for transportation exist in certain areas of the PRC. No assurance can be given that we will continue to be allocated adequate railway transport capacity or acquire adequate rail cars, or that we will not experience any material delay in transporting our coal as a result of insufficient railway transport capacity or rail cars.

                Some of our business operations depend on a single transportation carrier or a single mode of transportation to deliver our coal products. Disruption of any of these transportation services due to weather-related problems, flooding, drought, accidents, mechanical difficulties, strikes, lockouts, bottlenecks, and other events could temporarily impair our ability to supply coal to our customers. Our transportation providers may face difficulties in the future that may impair our ability to supply coal to our customers, resulting in decreased revenues.

Our continued operations of coal mines are dependent on our ability to obtain and maintain mining licenses and other PRC government approvals for our mining operations.

                Unlike land in the United States, much of which is owned by private individuals, the land and underlying minerals in China belongs to the Chinese government and is only leased to lessees such as the Company on a long-term basis, ranging from 40 to 70 years.

                Like land in China, coal reserves are owned by the Chinese government, which issues a mining license when government leases exclusive mining rights to a mining operator on a long term basis (normally 50 years). This license allows the mining operators to operate and extract coal from the mine. Thus, coal mining licenses are the exclusive evidence of approval of a coal mine’s mining rights by the Chinese government. The government charges all mining operators an upfront fee plus a surcharge ranging from 2%-3% of the value of the coal excavated from the ground.

The coal industry in China is heavily regulated by the government for safety and operational reasons. Several licenses and permits are required in order to operate a coal mine. These licenses and permits, once issued, are reviewed typically once a year.

Our ownership structure is subject to regulatory controls, approvals and timely payments in connection with our acquisitions.  Failure to obtain such approvals or to timely remit required payments may cause the unwinding of our acquisitions.

           On October 21, 2005, the PRC State Administration of Foreign Exchange (“SAFE”) issued a new circular (“Circular 75”), effective November 1, 2005, which repealed Circular 11 and Circular 29, which previously required Chinese residents to seek approval from SAFE before establishing any control of a foreign company or transfer of China-based assets or equity for the shares of the foreign company. SAFE also issued a news release about the issuance of its Circular 75 to make it clear that China’s national policies encourage the efforts by Chinese private companies and high technology companies to obtain offshore financing. Circular 75 confirmed that the uses of offshore special purpose vehicles (“SPV”) as holding companies for PRC investments are permitted as long as proper foreign exchange registrations are made with SAFE. As China starts to develop its legal system, additional legal, administrative, and regulatory rules and regulations may be enacted, and the Company may become subject to the additional rules and regulation applicable to the Company’s Chinese subsidiaries.

             Our Chinese subsidiaries, Kunming Biaoyu Industrial Boiler Co., Ltd. (“KMC”) and L&L Yunnan Tianneng Industry Co. Ltd. (“TNI”), have been registered as American subsidiaries, and all required capital contributions have been made into them.  We are also in the process of registering our equity ownership interest in the DaPuAn and SuTsong Mines with the Chinese government, under the provisional name “L & L Coal Partners” through a nominee who is a Chinese citizen that holds our equity ownership in trust for the benefit of the Company under an agency agreement executed in April 2008.  Because this equity will be held by a nominee, no SAFE approval is necessary for it. The Company believes that Circular 75 and other related Circulars or regulations may likely be further clarified by SAFE, in writing or through oral comments by officials from SAFE, or through implementation by SAFE in connection with actual transactions.  However, failure by the Company to obtain the required PRC government approvals for the Company’s acquisitions or failure to remit all of the required payments for acquisitions may lead to such acquisitions being deemed void or the unwinding of such acquisitions.  Should this occur, we may seek to acquire the equity interest of our subsidiaries through other means, although no assurance can be given that we will be able to do so, nor can we assure that we will be successful if we do.

Risks inherent to mining could increase the cost of operating our business.

                Our coal mining operations are subject to conditions beyond our control that can delay coal deliveries or increase the cost of mining at particular mines for varying lengths of time.  These conditions include weather and natural disasters, unexpected maintenance problems, key equipment failures, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geologic conditions.

                As with all underground coal mining companies, our operations are affected by mining conditions such as a deterioration in the quality or thickness of faults and/or coal seams, pressure in mine openings, presence of gas and/or water inflow and propensity for spontaneous combustion, as well as operational risks associated with industrial or engineering activity, such as mechanical breakdowns.  Although we have conducted geological investigations to evaluate such mining conditions and adapt our mining plans to address them, there can be no assurance that the occurrence of any adverse mining conditions would not result in an increase in our costs of production, a reduction of our coal output or the temporary suspension of our operations.

                Underground mining is also subject to certain risks such as methane outbursts and accidents caused by roof weakness and ground-falls. There can be no assurance that the occurrence of such events or conditions would not have a material adverse impact on our business and results of operations.

RISKS RELATED TO DOING BUSINESS IN CHINA

Our Chinese operations pose certain risks because of the evolving state of the Chinese economy and Chinese political, legislative and regulatory systems.  Changes in the interpretations of existing laws and the enactment of new laws may negatively impact our business and results of operation.

Although our principal executive office is located in Seattle, Washington, all of our current coal business operations are conducted in China.  Accordingly, our results of operations, financial condition and prospects are subject to economic, political and legal developments in China.  China’s economy differs from the economies of most developed countries in many respects, including its levels of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources.  Doing business in China involves various risks including internal and international political risks, evolving national economic policies, governmental policy on coal industry, as well as financial accounting standards, expropriation and the potential for a reversal in economic conditions.  Since the late 1970s, the Chinese government has been reforming its economic system.  These policies and measures may from time to time be modified or revised.  While the Chinese economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China.  Furthermore, while the Chinese government has implemented various measures to encourage economic development and guide the allocation of resources, some of these measures may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.  Also, since early 2004, the Chinese government has implemented certain measures to control the pace of economic growth including certain levels of price controls on raw coking coal.  Such controls could cause our margins to be decreased.  In addition, such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.  Adverse changes in economic policies of the Chinese government or in the laws and regulations, if any, could have a material and adverse effect on the overall economic growth of China, and could adversely affect our business operations.

           There are substantial uncertainties regarding the application of Chinese laws, especially with respect to existing and future foreign investments in China.  Despite China having its own securities laws and regulators, the Chinese legal system is in a developmental stage and has historically not enforced its Chinese securities law as rigidly as their U.S. counterparts. The interpretation and application of existing Chinese laws, regulations and policies, and the stated positions of the Chinese authorities may change and possible new laws, regulations or policies will impact our business and operations.  Because of the evolving nature of the law, it will be difficult for us to manage and plan for changes that may arise.  China’s judiciary is relatively inexperienced in enforcing corporate and commercial law, resulting in significant uncertainty as to the outcome of any litigation in China. Consequently, there is a risk that should a dispute arise between the Company and any party with whom the Company has entered into a material agreement in China, the Company may be unable to enforce such agreements under the Chinese legal system. Chinese law will govern almost all of the Company's acquisition agreements, many of which may also require the approval of Chinese government agencies. Thus, the Company cannot assure investors that the target business will be able to enforce any of the Company’s material agreements or that remedies will be available outside China.

           Our business is and will continue to be subject to central, provincial, local and municipal regulation and licensing in China.  Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process. Compliance with foreign country laws and regulations affecting foreign investment, business operations, currency exchange, repatriation of profits and taxation will increase the risk of investing in our securities.

We may have to incur unanticipated costs because of the unpredictability of the Chinese legal system.

The Chinese legal system has many uncertainties.  The Chinese legal system is based on written statutes.  Prior court decisions may be cited for reference but have limited precedential value.  Since 1979, Chinese legislation and regulations have enhanced the protections afforded to various forms of foreign investments in China.  However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China.  In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.  In addition, the Chinese legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect.  As a result, we may not be aware of our violation of these policies and rules until some time after the violation.  In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

It will be difficult for any shareholder to commence a legal action against our executives.  Most of our assets are located in China.

           Because our directors and officer(s) reside both within and outside of the United States, it may be difficult for an investor to enforce his or her rights against them or to enforce United States court judgments against them if they live outside the United States.  Most of the Company's assets are located in China, outside of the United States.  Additionally, the Company plans to continue acquiring other energy-related entities in China in the future. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon the Company or the Company's directors or officers, or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on the Company or the Company's directors and officers under federal securities laws.  Moreover, China currently does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgments of courts.

Our industry is heavily regulated and we may not be able to remain in compliance with all such regulations and we may be required to incur substantial costs in complying with such regulation.

We are subject to extensive regulation by China’s Mining Ministry and by other provincial, county and local authorities in jurisdictions in which our products are processed or sold, regarding the processing, storage, and distribution of our product.  Our processing facilities are subject to periodic inspection by national, province, county and local authorities.  We may not be able to comply with current laws and regulations, or any future laws and regulations.  To the extent that new regulations are adopted, we will be required to adjust our activities in order to comply with such regulations.  We may be required to incur substantial costs in order to comply.  Our failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material and adverse effect on our business, operations and finances.  Changes in applicable laws and regulations may also have a negative impact on our sales.

Government regulation of our operations imposes additional costs on us, and future regulations could increase those costs or limit our ability to crush, clean and process coking coal.  China’s central, provincial and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability.  We are required to prepare and present to China’s central, provincial and local authorities data pertaining to the effect or impact that any proposed processing of coal may have upon the environment.  The costs, liabilities and requirements associated with these regulations may be costly and time-consuming and may delay commencement, expansion or continuation of our coal processing operations. The possibility exists that new legislation and/or regulations and orders may be adopted that may materially and adversely affect our operations, our cost structure and/or our customers’ ability to use coal.  New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us and our customers to change operations significantly or incur increased costs.  Certain sales agreements contain provisions that allow a purchaser to terminate its contract if legislation is passed that either restricts the use or type of coal permissible at the purchaser’s plant or results in specified increases in the cost of coal or its use.  These factors and legislation, if enacted, could have a material adverse effect on our financial condition and results of operations.

We are subject to currency fluctuations from our Chinese operations and fluctuations in the exchange rate may negatively affect our expenses and results of operations, as well as the value of our assets and liabilities.

Effective July 21, 2005, The People’s Bank of China announced that the Renminbi (RMB) exchange rate regime changed from a fixed rate of exchange based upon the U.S. dollar to a managed floating exchange rate regime based upon market supply and demand of a basket of currencies.  On July 26, 2005, the exchange rate against the Renminbi was adjusted to 8.11 Renminbi per U.S. dollar from 8.28 Renminbi per U.S. dollar, which represents an adjustment of approximately two percent.  As of August 18, 2010, the Renminbi appreciated to approximately RMB 6.79 per U.S. Dollar.  It is expected that the revaluation of the Renminbi and the exchange rate of the Renminbi may continue to change in the future.  Fluctuations in the exchange rate between the Chinese RMB and the United States dollar could adversely affect our operating results.  Results of our business operations are translated at average exchange rates into United States Dollars for purposes of reporting results.  As a result, fluctuations in exchange rates may adversely affect our expenses and results of operations as well as the value of our assets and liabilities.  Fluctuations may adversely affect the comparability of period-to-period results.  We do not use hedging techniques to eliminate the effects of currency fluctuations.  Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock prices.

RISKS RELATED TO CORPORATE AND STOCK MATTERS

The market price for our stock may be volatile.

                The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

•          actual or anticipated fluctuations in our quarterly operating results;

•          changes in financial estimates by securities research analysts;

•          conditions in coal energy markets;

•          changes in the economic performance or market valuations of other coal energy companies;

•          announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•          addition or departure of key personnel;

•          fluctuations of exchange rates between RMB and the U.S. dollar;

•          intellectual property litigation; and

•          general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Our corporate actions are substantially influenced by our principal stockholders and affiliated entities.

                Our management members and their affiliated entities own or have the beneficial ownership right to approximately 30% of our outstanding common shares, representing approximately 30% of our voting power.  These stockholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal stockholders and their affiliated entities, elections of our board of directors will generally be within the control of these stockholders and their affiliated entities.  While all of our stockholders are entitled to vote on matters submitted to our stockholders for approval, the concentration of shares and voting control presently lies with these principal stockholders and their affiliated entities. As such, it would be difficult for stockholders to propose and have approved proposals not supported by management.  There can be no assurances that matters voted upon by our officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of the company.

If we issue additional shares in the future, this may result in dilution to our existing stockholders.

                Our articles of incorporation, as amended, authorize the issuance of 120,000,000 shares of common stock and 2,500,000 shares of preferred stock.  Our board of directors has the authority to issue additional shares up to the authorized capital stated in the articles of incorporation.  Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future.  The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock.  If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our Company.

                The Company’s business strategy calls for strategic acquisitions of other coal-related businesses. It is anticipated that future acquisitions will require cash and issuances of our capital stock, including our common stock, warrants, preferred shares or convertible bonds in the future. To the extent we are required to pay cash for any acquisition, we anticipate that we would be required to obtain additional equity and/or debt financing from either the public sector, or private financing. Equity financing would result in dilution for our stockholders. Stock issuances and equity financing, if obtained, may not be on terms favorable to us, and could result in dilution to our stockholders at the time(s) of these stock issuances and equity financings.

                The authorized preferred stock constitutes what is commonly referred to as “blank check” preferred stock.  This type of preferred stock allows the Board of Directors to divide the preferred stock into series, to designate each series, to fix and determine separately for each series any one or more relative rights and preferences and to issue shares of any series without further stockholder approval.  Preferred stock authorized in series allows our Board of Directors to hinder or discourage an attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management.  In addition, the market price of our common stock could be materially and adversely affected by the existence of the preferred stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

                The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the trading price of our common stock falls below $5.00 per share, the open-market trading of our common stock is subject to the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

                In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Stockholders should have no expectation of any dividends.

                The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore.  To date, we have not declared nor paid any cash dividends.  The board of directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

We have not maintained sufficient documentation of our internal control over financial reporting for the year ended April 30, 2010, and our auditor, Kabani & Co. Inc., was unable to apply other procedures to satisfy themselves as to the effectiveness of our internal control over financial reporting.

                We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its Annual Report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting.  Our management conducted an assessment of the effectiveness of our internal control over financial reporting as of April 30, 2010 and concluded that the Company did not maintain sufficient documentation of its internal controls over financial reporting as of and for the fiscal year ended April 30, 2010.  In addition, our auditor, Kabani & Co. Inc., was unable to apply other procedures to satisfy themselves as to the effectiveness of the Company’s internal control over financial reporting.  Until we are able to ensure the effectiveness of our internal controls, any material weaknesses may materially adversely affect our ability to report accurately our financial condition and results of operations in a timely and reliable manner.  Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.  Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. We also expect these developments will make it more difficult and more expensive for the Company to attract and retain additional members to the Board of Directors (both independent and non-independent), and additional executives.

New governmental regulation relating to greenhouse gas emissions may subject us to significant new costs and restrictions on our operations

Climate change is receiving increasing attention worldwide. Many scientists, legislators and others attribute climate change to increased levels of greenhouse gases, including carbon dioxide, which has led to significant legislative and regulatory efforts to limit greenhouse gas emissions. There are bills pending in Congress that would regulate greenhouse gas emissions through a cap-and-trade system under which emitters would be required to buy allowances to offset emissions of greenhouse gas. In addition, several states are considering various greenhouse gas registration and reduction programs. Certain of our manufacturing plants use significant amounts of energy, including electricity and gas, and emit amounts of greenhouse gas are likely to be affected by existing proposals. Greenhouse gas regulation could increase the price of the electricity we purchase, increase costs for our use of natural gas, potentially restrict access to or the use of natural gas, require us to purchase allowances to offset our own emissions or result in an overall increase in our costs of raw materials, any one of which could significantly increase our costs, reduce our competitiveness in a global economy or otherwise negatively affect our business, operations or financial results. While future emission regulation appears likely, it is too early to predict how this regulation will affect our business, operations or financial results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained or incorporated by reference in this prospectus or in any prospectus supplement, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” and similar expressions to identify forward-looking statements.  These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:  changing local, regional and global economic conditions and demand for coal and other fuels, availability of qualified workers, risks incident to operating coal mines and related businesses in China, ability to distribute our products as and where needed, our ability to obtain financing and to consummate acquisition, disposition or other transactions and the effect of such transactions on our business, regulatory constraints including environmental, worker safety, employee benefit and other regulatory matters, and other risks described from time to time in periodic and current reports that we file with the Securities and Exchange Commission (“SEC”).

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

                We will not receive any proceeds from the sale of Common Stock by the selling security holders.  However, we may receive up to $8,518,532 upon exercise of the Warrants with exercise prices of $5.62 per share for the Warrants issued to accredited investors, and $6.11 per share for the warrants issued to the placement agents in the October Financing and November Financing, the underlying shares of which are included in the registration statement of which this prospectus is a part.  We also received $5,338,000 from T Squared for the exercise of 4,248,800 warrants.  If received, such funds will be used for general corporate purposes, including working capital requirements.  All proceeds from the sale of such securities offered by the selling security holders under this prospectus will be for the account of the selling security holders, as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  With the exception of any brokerage fees and commissions which are the obligation of the selling security holders, we are responsible for the fees, costs and expenses of this offering.

SELECTED FINANCIAL DATA

The summary financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus.  We derived the selected financial data for the fiscal years ended April 30, 2010, 2009 and 2008 from our audited consolidated financial statements included elsewhere in this prospectus.  We derived the unaudited consolidated income statement data for the six months ended October 31, 2010 and 2009 and the consolidated balance sheet data as of October 31, 2010 from our unaudited consolidated financial statements included elsewhere in this prospectus.  The unaudited consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements appearing elsewhere in this prospectus and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair presentation of such data.  Certain reclassifications have been made to the 2009 and 2008 consolidated financial statements to conform to the 2010 consolidated financial statement presentation. These reclassifications had no effect on net loss or cash flows as previously reported. Our historical results are not necessarily indicative of results to be expected for any future periods.

	Six Months Ended		Fiscal Year Ended
	October 31,		April 30,
	(unaudited)
	2010	2009	2010	2009	2008
Income Statement Data:
Revenues	$112,747,625	$37,227,726	$109,217,838	$40,938,128	$23,381,508
Cost of Revenues	74,870,158	18,494,051	57,036,887	17,946,206	21,994,429
Gross Profit	37,877,467	18,733,675	52,180,951	22,991,922	1,387,079
Total Operating Expenses	8,863,549	4,677,489	9,855,351	3,996,795	887,464
Income from Operations	29,013,919	14,056,186	42,325,600	18,995,127	499,615
Total Other Income (Expense)	236,649	595,753	301,626	(265,356)	(25,174)
Income Before Income Taxes, Discontinued Operations, Net of Tax, and Non-Controlling Interests	29,250,568	14,651,939	42,627,226	18,729,771	474,441
Income Tax Provision	4,189,505	1,167,398	4,531,088	1,219,457	186,461
Income from Discontinued Operations, Net of Tax	25,061,062	13,484,541	834,181	145,220	806,368
Net Income Attributable to Non-Controlling Interests	3,061,690	3,843,631	7,040,555	7,315,330	119,879
Gain (Loss) on Disposal	0	0	1,017,928	(382,961)	0
Net Income	$21,999,372	$9,640,910	$32,907,692	$9,957,243	$974,469

Earnings per share:
Basic	$0.75	$0.44	$1.35	$0.46	$0.05
Diluted	$0.72	$0.41	$1.28	$0.46	$0.05
Weighted average shares outstanding:
Basic	29,480,271	21,964,044	24,375,508	21,492,215	20,854,212
Diluted	30,719,093	23,634,192	25,748,036	21,822,215	21,255,210

	As of October 31,	As of April 30,
	(unaudited)
	2010	2010	2009
Balance Sheet Data:
Cash and Cash Equivalents	$9,334,794	$7,327,369	$5,098,711
Working Capital	35,061,836	31,416,055	20,496,386
Total Assets	155,577,880	128,604,524	54,275,375
Total Liabilities	33,633,759	38,344,991	19,110,469
Total Stockholders’ Equity	$106,288,138	$77,665,240	$22,432,979

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Company for the fiscal years ended April 30, 2010, 2009 and 2008 and the three months ended October 31, 2010 and 2009 should be read in conjunction with the Selected Financial Data, the Company’s  financial statements, and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We currently operate three mines, three coal washing facilities, one coking and one coal wholesale operation in China.  Although China has substantial coal resources, the industry is fragmented and inefficient including many small companies who lack economies of scale to maximize capacity. China’s mining companies have been unable to produce enough coal to meet China’s growing coal demand subsequently the government has implemented a policy of consolidation to increase capacity and improve efficiency and safety. L&L acquires small mines that lack the capital and management expertise to expand to the 300,000 tons a year minimum production required. L&L has successfully integrated and expanded three mines, all of which are well on their way to meeting the 300,000 tons a year threshold. We are confident that the consolidation policy will continue and create more acquisition opportunities for L&L.

Currently 70% of China’s energy is produced from coal resulting in China consuming over 40% of the world’s coal. It is estimated that demand will continue to increase for several decades, thus producing a favorable business environment for ongoing operations. We plan to continue leveraging on our in-China experience, U.S. management skills, and U.S. accounting knowledge to become a leading coal energy company in the coal-rich Yunnan and Guizhou Provinces.

We plan to expand our coal business two ways first through expansion of existing operations in accordance with the consolidation policy and second through continued acquisitions of operations that lack the capital and management skills to expand to meet the minimum capacity required by the government.

Our operations are located in inland China, which is being developed at a faster rate than the coastal areas that have historically received most of the government’s focus. We expect this development to expand the demand for our coal.

We believe that China’s safety and environmental regulations will continue to become more onerous and will raise the barriers to entry in the coal industry.  We expect coal prices to continue to rise in 2010 from their low levels in 2008.

Our results of operations discussed below include those of the LEK air compressor business, which we disposed of in January 2009 and Hon Shen Coal Co., Ltd. (“HSC”), which we acquired effective November 30, 2009 and disposed of in April 2010.

Results of Operations

Comparison of Three Months Ended October 31, 2010 and Three Months Ended October 31, 2009

Revenue

Coal Mining Segment

Tons sold and the associated revenue for the three-month periods were as follows:

	Three Months Ended October 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coal mining revenue	$18,611,726	$12,411,611	6,200,115	49.95%
Tons sold	163,873	114,878	48,995	42.65%
Average price per ton sold	113.57	108.04	5.53	5.12%
Coal mining cost of goods sold	4,867,684	2,785,402	2,082,282	74.76%
Tons sold	163,873	114,878	48,995	42.65%
Average coal mining cost of goods sold per ton	29.70	24.25	5.46	22.51%
Coal mining selling, general and administrative expense	984,964	818,675	166,289	20.31%
Tons sold	163,873	114,878	48,995	42.65%
Average coal mining selling, general and administrative expense per ton	6.01	7.13	(1.12)	-15.66%
Coal mining operating income	$12,759,078	$8,807,534	3,951,544	44.87%
Tons sold	163,873	114,878	48,995	42.65%
Average coal mining operating income per ton	77.86	76.67	1.19	1.55%

Total coal mining revenue increased 49.95% during the three months ended October 31, 2010 as compared to the same three month period in 2009 primarily as a result of 42.65% increase from 163,873 tons sold during the three months ended October 31, 2010 as compared to 114,878 tons sold during the three months ended October 31, 2009. In addition, the average price per ton sold increased from $108.04 to $113.57during the prior year due primarily to a $5.53 per ton sold increase in purchased coal representing a percentage increase of 5.12%.

The changes attributable to our expanded capacity, which includes our mining operation expansion, were driven by the continuing growth of the GDP of China.  In addition, the economy of southern China is growing as a result of the China Central Government Western Development Program.  As a result, the region is experiencing increased demand for the purchase of energy, which leads to increased demand for coal-related products.  It is our belief that future expectation regarding coal demand in southern China including, Yunnan Province and Guangzhou, will continue to grow in the next twelve months.  In addition, we have established marketing offices in Guangzhou, Hong Kong, Liuzhou and Shenzen city and a subsidiary in Taiwan, where there is demand for coal and where coal is not produced.  Our entry into these areas will help to increase our sales and growth in the coal-related business.  Due to this anticipated demand for coal, it is our strategy to continue to increase our coal mining capacity, which can be achieved by both organic growth and mergers with and acquisitions of existing mining operations.

Total coal mining cost of goods sold increased 74.76% as sales increased, and thereby generated more direct labor and overhead expenses.  The increase in our extraction cost is due to our continuing efforts to enhance safety standards and costs associated with the maintenance of each of our three mining operations.  We believe that once safety standards reach a satisfactory level, extraction costs will not continue to increase in future periods.

Total coal mining selling, general and administrative expense increased 20.31% due to the increase of maintenance, safety, training and administrative expenses.

Total coal mining operating income increased 44.87% based upon the above factors.

Wholesale Coal Segment

Tons sold and the associated revenue for the three-month periods were as follows:

	Three Months Ended October 31,		Increase (Decrease)
	2010	2009	$/ton	%

Wholesale coal revenue	$5,518,334	$3,732,913	1,785,421	47.83%
Tons sold	35,268	26,443	8,825	33.37%
Average price per ton sold	156.47	141.17	15.30	10.84%
Wholesale coal cost of goods sold	4,882,103	3,141,299	1,740,804	55.42%
Tons sold	35,268	26,443	8,825	33.37%
Average wholesale coal cost of goods sold per ton	138.43	118.80	19.63	16.53%
Wholesale coal selling, general and administrative expense	179,110	34,781	144,329	414.97%
Tons sold	35,268	26,443	8,825	33.37%
Average wholesale coal selling, general and administrative expense per ton	5.08	1.32	3.76	286.11%
Wholesale coal operating income	457,121	556,833	(99,712)	-17.91%
Tons sold	35,268	26,443	8,825	33.37%
Average wholesale coal operating income per ton	12.96	21.06	(8.10)	-38.45%

Total wholesale coal revenue increased 47.83% during the three months ended October 31, 2010 as compared to the same three month period in 2009 primarily as a result of the sale of 35,268 tons during the three months ended October 31, 2010 as compared to 26,443 tons sold during the three months ended October 31, 2009, which increased cost per ton sold to $156.47 due to an $15 per ton sold increase in purchased coal representing an increase of 10.84%.

The changes attributable to our expanded capacity, which includes our mining operation expansion, were driven by the continuing growth of the GDP of China.  In addition, the economy of southern China is growing as a result of the China Central Government Western Development Program.  As a result, the region is experiencing increased demand for the purchase of energy, which leads to increased demand for coal-related products.  It is our belief that future expectation regarding coal demand in southern China including, Yunnan Province and Guangzhou, will continue to grow in the next twelve months.  In addition, we have established marketing offices in Guangzhou, Hong Kong, Liuzhou and Shenzen city and a subsidiary in Taiwan, where there is demand for coal and where coal is not produced.  Our entry into these areas will help to increase our sales and growth in the coal-related business.  Due to this anticipated demand for coal, it is our strategy to continue to increase our coal mining capacity, which can be achieved by both organic growth and mergers with and acquisitions of existing mining operations.

Total wholesale coal cost of goods sold increased 55.42% due to the 47.83% increase in sales.

Total wholesale coal selling, general and administrative expense increased 414.97% due to increase in sales, and related selling expenses, such as transportation, marketing, sales, public relations, entertainment and warehouse rental expenses.

Total wholesale coal operating income decreased 17.91% based upon the above factors.

Coke Segment

Tons sold and the associated revenue for the three-month periods were as follows:

	Three Months Ended October 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coke revenue	$7,748,931	$349,488	7,399,443	2117.23%
Tons sold	36,487	2,695	33,792	1253.88%
Average price per ton sold	212.38	129.68	82.70	63.77%
Coke cost of goods sold	6,778,803	284,306	6,494,497	2284.33%
Tons sold	36,487	2,695	33,792	1253.88%
Average coke cost of goods sold per ton	185.79	105.49	80.29	76.11%
Coke selling, general and administrative expense	94,790	14,496	80,293	553.89%
Tons sold	36,487	2,695	33,792	1253.88%
Average Coke selling, general and administrative expense per ton	2.60	5.38	(2.78)	-51.70%
Coke operating income	875,338	50,685	824,653	1627.01%
Tons sold	36,487	2,695	33,792	1253.88%
Coke operating income per ton	23.99	18.81	5.18	27.56%

Total coke sales revenue was $7,748,931 during the three months ended October 31, 2010 as compared to $349,488 during the same three month period in 2009 as a result of the sale of 36,487 tons during the three months ended October 31, 2010 compared to 2,695 tons during the three months ended October 31, 2009, as L&L acquired its coking segment during the second fiscal quarter of 2010.

The introduction of our coking segment capacity, which includes our mining operation, were driven by the continuing growth of the GDP of China.  In addition, the economy of southern China is growing as a result of the China Central Government Western Development Program.  As a result, the region is experiencing increased demand for the purchase of energy, which leads to increased demand for coal-related products.  It is our belief that future expectation regarding coal demand in southern China including, Yunnan Province and Guangzhou, will continue to grow in the next twelve months.  In addition, we have established marketing offices in Guangzhou, Hong Kong, Liuzhou and Shenzen city and a subsidiary in Taiwan, where there is demand for coal and where coal is not produced.  Our entry into these areas will help to increase our sales and growth in the coal-related business.  Due to this anticipated demand for coal, it is our strategy to continue to increase our coal mining capacity, which can be achieved by both organic growth and mergers with and acquisitions of existing mining operations.

Total coke coal cost of goods sold increased 2,284.33% due to increase in sales.

Total coke coal selling, general and administrative expense increased 553.89% due to increase in sales and related business expense including transportation cost, maintenance, marketing and selling expenses.

Total coke coal operating income increased 1,627.01% based upon the above factors.

Coal Washing Segment

Tons sold and the associated revenue for the three-month periods were as follows:

	Three Months Ended October 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coal washing revenue	$32,193,233	$7,988,664	24,204,569	302.99%
Tons sold	219,107	66,220	152,887	230.88%
Average price per ton sold	146.93	120.64	26.29	21.79%
Coal washing cost of goods sold	28,450,719	6,783,943	21,666,776	319.38%
Tons sold	219,107	66,220	152,887	230.88%
Average coal washing cost of goods sold per ton	129.85	102.45	27.40	26.75%
Coal washing selling, general and administrative expense	539,116	313,117	225,999	72.18%
Tons sold	219,107	66,220	152,887	230.88%
Average coal washing selling, general and administrative expense per ton	2.46	4.73	(2.27)	-47.96%
Coal washing operating income	$3,203,398	$891,604	2,311,794	259.28%
Tons sold	219,107	66,220	152,887	230.88%
Average coal washing operating income	14.62	13.46	1.16	8.59%

Total coal washing revenue increased 302.99% during the three months ended October 31, 2010 as compared to the same three month period in 2009 primarily as a result of 219,107 tons sold during the three months ended October 31, 2010 compared to 66,220 tons sold during the three months ended October 31, 2009. Average price per ton sold increased to $146.93 from $120.64 due primarily to an $26.29 per ton sold increase in purchased coal representing an increase of 21.79%.

The changes attributable to our expanded capacity, which includes our mining operation expansion, were driven by the continuing growth of the GDP of China.  In addition, the economy of southern China is growing as a result of the China Central Government Western Development Program.  As a result, the region is experiencing increased demand for the purchase of energy, which leads to increased demand for coal-related products.  It is our belief that future expectation regarding coal demand in southern China including, Yunnan Province and Guangzhou, will continue to grow in the next twelve months.  In addition, we have established marketing offices in Guangzhou, Hong Kong, Liuzhou and Shenzen city and a subsidiary in Taiwan, where there is demand for coal and where coal is not produced.  Our entry into these areas will help to increase our sales and growth in the coal-related business.  Due to this anticipated demand for coal, it is our strategy to continue to increase our coal mining capacity, which can be achieved by both organic growth and mergers with and acquisitions of existing mining operations.

Total coal washing cost of goods sold increased 319.38% due to increase in sales.

Total coal washing selling, general and administrative expense increased 72.18% due to increase of maintenance, safety, training and administrative expenses.

Total coal washing income increased 259.28% based upon the above factors.

Comparison of Six Months Ended October 31, 2010 and Six Months Ended October 31, 2009

Coal Mining Segment

Tons sold and the associated revenue for the six-month periods ending October 31, 2010 and 2009 were as follows:

	Six Months Ended October 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coal mining revenue	$37,237,208	$19,258,128	17,979,080	93.36%
Tons sold	323,625	179,567	144,058	80.23%
Average price per ton sold	115.06	107.25	7.82	7.29%
Coal mining cost of goods sold	9,320,061	4,271,585	5,048,476	118.19%
Tons sold	323,625	179,567	144,058	80.23%
Average coal mining cost of goods sold per ton	28.80	23.79	5.01	21.06%
Coal mining selling, general and administrative expense	1,750,830	1,270,070	480,760	37.85%
Tons sold	323,625	179,567	144,058	80.23%
Average coal mining selling, general and administrative expense per ton	5.41	7.07	(1.66)	-23.51%
Coal mining operating income	$26,166,317	$13,716,473	12,449,844	90.77%
Tons sold	323,625	179,567	144,058	80.23%
Average coal mining operating income per ton	80.85	76.39	4.47	5.85%

Total coal mining revenue increased 93.36% during the six months ended October 31, 2010 as compared to the same six-month period of the prior year primarily as a result of the 323,625 tons sold during the six months ended October 31, 2010 compared to the 179,567 tons sold during the six months ended October 31, 2009.  Average price per ton sold during the six month ended October 31, 2010 decreased to $115.06 per ton sold from $107.25 per ton sold during the six month ended October 31, 2009, which represented a increase of 7.29% per ton sold.

The changes attributable to our expanded capacity, which includes our mining operation expansion, were driven by the continuing growth of the GDP of China.  In addition, the economy of southern China is growing as a result of the China Central Government Western Development Program.  As a result, the region is experiencing increased demand for the purchase of energy, which leads to increased demand for coal-related products.  It is our belief that future expectation regarding coal demand in southern China including, Yunnan Province and Guangzhou, will continue to grow in the next twelve months.  In addition, we have established marketing offices in Guangzhou, Hong Kong, Liuzhou and Shenzen city and a subsidiary in Taiwan, where there is demand for coal and where coal is not produced.  Our entry into these areas will help to increase our sales and growth in the coal-related business.  Due to this anticipated demand for coal, it is our strategy to continue to increase our coal mining capacity, which can be achieved by both organic growth and mergers with and acquisitions of existing mining operations.

Total coal cost of goods sold increased 118.19% as sales increased and generated more direct labor and overhead expenses.

Total coal mining selling, general and administrative expenses increased 37.85% due to the increase of transportation cost, entertainment, car repair and maintenance, gas and other selling related expenses.

Total coal mining operating income increased 90.77% based upon the above factors.

Wholesale Coal Segment

Tons sold and the associated revenue or the six-month periods ending October 31, 2010 and 2009 were as follows:

	Six Months Ended October 31,		Increase (Decrease)
	2010	2009	$/ton	%

Wholesale coal revenue	$10,569,937	$8,072,148	2,497,789	30.94%
Tons sold	77,366	62,370	14,996	24.04%
Average price per ton sold	136.62	129.42	7.20	5.56%
Wholesale coal cost of goods sold	9,034,407	7,090,060	1,944,347	27.42%
Tons sold	77,366	62,370	14,996	24.04%
Average wholesale coal cost of goods sold per ton	116.78	113.68	3.10	2.72%
Wholesale coal selling, general and administrative expense	345,944	51,724	294,220	568.83%
Tons sold	77,366	62,370	14,996	24.04%
Average wholesale coal selling, general and administrative expense per ton	4.47	0.83	3.64	439.19%
Wholesale coal operating income	1,189,586	930,364	259,221	27.86%
Tons sold	77,366	62,370	14,996	24.04%
Average wholesale coal operating income per ton	15.38	14.92	0.46	3.08%

Total wholesale coal revenue increased 30.94% during the six months ended October 31, 2010 as compared to the same six months period in 2009 primarily as a result of 77,366 tons sold during the six months ended October 31, 2010 compared to 62,370 tons sold during the six months ended October 31, 2009, which decreased cost per ton sold by 5.56%.

The changes attributable to our expanded capacity, which includes our mining operation expansion, were driven by the continuing growth of the GDP of China.  In addition, the economy of southern China is growing as a result of the China Central Government Western Development Program.  As a result, the region is experiencing increased demand for the purchase of energy, which leads to increased demand for coal-related products.  It is our belief that future expectation regarding coal demand in southern China including, Yunnan Province and Guangzhou, will continue to grow in the next twelve months.  In addition, we have established marketing offices in Guangzhou, Hong Kong, Liuzhou and Shenzen city and a subsidiary in Taiwan, where there is demand for coal and where coal is not produced.  Our entry into these areas will help to increase our sales and growth in the coal-related business.  Due to this anticipated demand for coal, it is our strategy to continue to increase our coal mining capacity, which can be achieved by both organic growth and mergers with and acquisitions of existing mining operations.

Total wholesale coal cost of goods sold increased 27.42% due to increased sales.

Total wholesale coal selling, general and administrative expense increased 568.83% due to improvements in efficiency and cost control during the twelve months.

Total wholesale coal operating income increased 27.86% based upon the above factors.

Coke Segment

Tons sold and the associated revenue or the six-month periods ending October 31, 2010 and 2009 were as follows:

	Six Months Ended October 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coke revenue	$14,767,336	$349,488	14,417,848	4125.43%
Tons sold	74,835	2,695	72,140	2676.81%
Average price per ton sold	197.33	129.68	67.65	52.17%
Coke cost of goods sold	13,103,619	284,306	12,819,313	4508.98%
Tons sold	74,835	2,695	72,140	2676.81%
Average coke cost of goods sold per ton	175.10	105.49	69.61	65.98%
Coke selling, general and administrative expense	227,374	14,496	212,877	1468.49%
Tons sold	74,835	2,695	72,140	2676.81%
Average Coke selling, general and administrative expense per ton	3.04	5.38	(2.34)	-43.51%
Coke operating income	1,436,343	50,685	1,385,658	2733.85%
Tons sold	74,835	2,695	72,140	2676.81%
Coke operating income per ton	19.19	18.81	0.39	2.05%

Total coke sales revenue during the six months ended October 31, 2010 were $14,767,336 primarily as a result of the sale of 74,835 tons sold during the six months ended October 31, 2010, as the Company acquired the coking segment during the second quarter of 2010.

The changes attributable to our expanded capacity, which includes our mining operation expansion, were driven by the continuing growth of the GDP of China.  In addition, the economy of southern China is growing as a result of the China Central Government Western Development Program.  As a result, the region is experiencing increased demand for the purchase of energy, which leads to increased demand for coal-related products.  It is our belief that future expectation regarding coal demand in southern China including, Yunnan Province and Guangzhou, will continue to grow in the next twelve months.  In addition, we have established marketing offices in Guangzhou, Hong Kong, Liuzhou and Shenzen city and a subsidiary in Taiwan, where there is demand for coal and where coal is not produced.  Our entry into these areas will help to increase our sales and growth in the coal-related business.  Due to this anticipated demand for coal, it is our strategy to continue to increase our coal mining capacity, which can be achieved by both organic growth and mergers with and acquisitions of existing mining operations.

Total coke coal cost of goods sold increased 4,508.98% due to increase in sales.

Total coke coal selling, general and administrative expense increased 1,468.49% due to increase in sales and related business expenses.

Total coke operating income increased 2,733.85% based upon above factor.

Coal Washing Segment

Tons sold and the associated revenue for the six months ended October 31, 2010 were as follows:

	Six Months Ended October 31,		Increase (Decrease)
	2010	2009	$/ton	%

Coal washing revenue	$61,155,958	$9,547,962	51,607,996	540.51%
Tons sold	427,848	79,270	348,578	439.74%
Average price per ton sold	142.94	120.45	22.49	18.67%
Coal washing cost of goods sold	54,250,922	8,158,835	46,092,087	564.93%
Tons sold	427,848	79,270	348,578	439.74%
Average coal washing cost of goods sold per ton	126.80	102.92	23.87	23.20%
Coal washing selling, general and administrative expense	611,553	323,578.97	287,974	89.00%
Tons sold	427,848	79,270	348,578	439.74%
Average coal washing selling, general and administrative expense per ton	1.43	4.08	(2.65)	-64.98%
Coal washing operating income	$6,293,483	$1,065,548	5,227,935	490.63%
Tons sold	427,848	79,270	348,578	439.74%
Average coal washing operating income	14.71	13.44	1.27	9.43%

Total coal washing revenue during the six months ended October 31, 2010 was $32,193,233 primarily as a result of the sale of 427,848 tons during the six months ended October 31, 2010 compared to 79,270 tons sold during the six months ended October 31, 2009, as the Company acquired the washing segment during the first quarter of 2010.

The changes attributable to our expanded capacity, which includes our mining operation expansion, were driven by the continuing growth of the GDP of China.  In addition, the economy of southern China is growing as a result of the China Central Government Western Development Program.  As a result, the region is experiencing increased demand for the purchase of energy, which leads to increased demand for coal-related products.  It is our belief that future expectation regarding coal demand in southern China including, Yunnan Province and Guangzhou, will continue to grow in the next twelve months.  In addition, we have established marketing offices in Guangzhou, Hong Kong, Liuzhou and Shenzen city and a subsidiary in Taiwan, where there is demand for coal and where coal is not produced.  Our entry into these areas will help to increase our sales and growth in the coal-related business.  Due to this anticipated demand for coal, it is our strategy to continue to increase our coal mining capacity, which can be achieved by both organic growth and mergers with and acquisitions of existing mining operations.

Total coal washing cost of goods sold increased 564.93% due to increase in sales.

Total coal washing selling, general and administrative expense increased 89% due to increase in sales and related business expenses.

Total coal washing operating income increased 490.63%.

Comparison of Fiscal Year Ended April 30, 2010 and 2009

Total Revenue

During the fiscal year ended on April 30, 2010, our revenues increased by approximately 167% to $109,217,838 as compared to $40,938,128 in fiscal 2009.  Our revenue increase over the last fiscal year was through acquisitions and organically through expansion of current operations.  Organically, we increased the capacity of the DaPuAn and SuTsong (two Mines) and built a coal washing facility at our DaPuAn mine site.  We acquired Hong Xing Coal washing, Zone Lin Coking and Ping Yi Mine. These acquisitions were made in the third quarter of the fiscal year, which primarily added to the third and forth quarter numbers.

HSC operation, which we disposed of during fiscal 2010, was included in discontinued operations on the financial statements. The breakdown of revenue by entity of Two Mines, KMC, and TNI operations is approximately $40.6 million, $37.1 million, and $31.5 million of sales, respectively, for the year ended April 30, 2010. As China’s economy continues to grow at 8 to9% per year, it needs additional coal, creating a shortage of coal which drives the coal prices up.  During 2009, our coal related sales increased by approximately 75% to $40,938,128 as compared to $23,381,508 in 2008.  The sales reported on the Consolidated Statements of Income excludes sales generated by LEK sales because of our spin off of the LEK air compressor operation in January of 2009, and, as a result, the LEK sales are being treated as a discontinued operation and were not included, following U.S. generally accepted accounting principles (U.S. GAAP). The increase in our sales for the year ended April 30, 2009 is mainly due to our acquisition of a controlling equity interest in the 2 Mines, which occurred May 2008.  Our revenue of $40,938,128 only represents revenue generated from our coal businesses and does not include the LEK revenue of approximately $9 million, as U.S. GAAP requires LEK’s sales to be excluded in the Consolidated Statement of Income. LEK’s net income is also reported on a separate line in the Consolidated Statement of Income.

As of April 30, 2010, we controlled 100% of the KMC operations, 80% of 2 Mines, and 98% of TNI.  As of April 30, 2009, we controlled 100% of the KMC operations, and 60% of the equity ownership of 2 mines.

Cost of Revenue and Gross Profit

During the fiscal year ended April 30, 2010, our cost of sales increased by approximately 218% from $17,946,206 in fiscal 2009 to $57,036,887 in fiscal 2010.  Gross profit increased by approximately 127% from $22,991,922 in fiscal 2009 to $52,180,951 in fiscal 2010.  The gross profit margin was 47.8% in fiscal 2010 and 56.2% in fiscal 2009. Gross margins were lower primarily due to two factors.  First expansion into washing and coking are lower margin businesses, but vertical integration increases the overall value of the coal and adds stability to the supply chain. Second, expansion of capacity and increases in safety standards on new acquisitions require up front investments.

During the fiscal year ended April 30, 2009, the Company’s cost of revenues decreased by approximately 18% from $21,994,429 in fiscal 2008 to $17,946,206 in fiscal 2009. The gross profit increased by approximately 1,558% from $1,387,079 in fiscal 2008 to $22,991,922 in fiscal 2009. The increments of gross profit were mainly due to the increase of sales of the KMC operations, and the acquisition of 2 Mines operations which has a higher gross profit margin.

Total Operating Expenses

Total operating expense of $9,855,351 incurred in fiscal year ended April 30, 2010, representing an increase of $5,858,556 (or 147%) as compared to $3,996,795 in fiscal 2009. The increase was due to the growth of our business and the acquisitions which led to increase in personnel, legal and professional expenses.  Total operating expenses of $3,996,795 incurred in fiscal 2009, representing an increase of $3,109,331 (or 350%) as compared to $887,464 in fiscal 2008. The increase in total operating expenses was mainly due to the newly acquired two Mines, which resulted in an increase of our operating expenses, as well as personal cost and selling, general and administrative expenses.

Interest Expenses

Interest expense of $196,558 for the fiscal year ended April 30, 2010, representing a decrease of $68,628 (or 26%) from $265,186 in fiscal 2009. The decrease reflected in interest expense relates to lower average bank balances during the year.  Interest expenses of $265,186 in fiscal 2009, representing an increase of $240,251 (or 964%) from $24,935 in fiscal 2008.The increase reflected an increase in interest expenses due to debt assumed related to the newly acquired 2 Mines during 2009.

Other Expenses (Income)

Other income of $498,184 for the fiscal year ended April 30, 2010 is comprised of the cancellation of debt owed of the sellers of the 2 Mines after renegotiations.

Income Taxes

Income taxes of $4,531,088 for the fiscal year ended April 30, 2010, representing an increase of $3,277,030 (or 272%) from $1,219,457 in fiscal 2009. The increase reflected increment of net income for the period.  Income taxes of $1,219,457 for fiscal 2009, representing an increase of $1,032,996 (or 554%) from $186,461 in fiscal 2008. The increase reflected increment of net income for the period.

Discontinued Operations

Income from discontinued operation of $1,852,109 for the fiscal year ended April 30, 2010 represent $1,017,928 gain from disposal of HSC and $834,181 from net income from discontinued operations, while there was $237,741 loss from discontinued operation in the year ended April 30, 2009 represent $382,961 loss on disposal of LEK and $145,220 of net income from discontinued operations.  Income from discontinued operation of $806,368 for fiscal 2008 represent net income from discontinued operation from the LEK operations.

Non-controlling Interest

Non-controlling interest for the fiscal year ended April 30, 2010 was $7,040,555 representing a decrease of $274,775 (or %) from $7,315,330 for fiscal 2009.  The decrease of non-controlling interest is mainly due to increase of our equity ownership of our subsidiaries.  Non-controlling interest for fiscal 2009 was $7,315,330, representing an increase of $7,195,451(or 6,002%) from $119,879 for fiscal 2008.  The increase in non-controlling interest was mainly due to our increase in ownership from 60% to 80% related to the 2 Mines.

Net Income

Net income of $32,907,692 for the fiscal year ended April 30, 2010, representing an increase of $22,950,449 (or 230%) from $9,957,243 in fiscal 2009.  The increase is mainly due to the acquisition of PYC, HongXing and ZoneLin, and the improved efficiencies of the operations of the subsidiaries.  Net income of $9,957,243 for fiscal 2009, representing an increase of $8,982,774 (or 922%) from $974,469 in fiscal 2008. The increase in net income was a result of increased revenue generated from sales of coal from the newly acquired 2 Mines.

Comparison of Fiscal Years Ended April 30, 2009 and 2008

During the year ended on April 30, 2009, the Company’s coal related sales increased by approximately 75% to $40,938,128 as compared to $23,381,508 for 2008.  The increase in our sales for fiscal 2009 was mainly due to our acquisition of a controlling equity interest in the DaPuAn and SuTsong Mines, which occurred May 2008.  The amount of the increase attributed to the DaPuAn and SuTsong acquisition total $27,406,869 in coal related sales for the year ended April 30, 2009.  The sales reported on the Consolidated Statements of Income exclude sales generated by LEK sales because of our disposal of the LEK air compressor operation in January of fiscal 2009.  See Note 21 (Discontinued Operation) to our Financial Statements.

Total Operating expenses:

Total operating expenses for the year ended April 30, 2009 were $3,996,795 as compared to $887,464 for the year ended April 30, 2008, an increase of $3,109,331 (or 350%).  The amount of the increase attributed to the DaPuAn and SuTong acquisition total $2,111,361 in operating expenses for the year ended April 30, 2009.

Interest expenses:

Interest expenses for the year ended April 30, 2009 were $265,186 as compared to $24,935 for the year ended April 30, 2008, an increase of $240,251 (or 963%). The increase reflected an increase in interest expenses due to the newly acquired DaPuAn and SuTsong Mines during the year ended April 30, 2009.

Minority Interest:

Minority interest for the year ended of April 30, 2009 was $7,315,330 compared to the minority interest for the same period ended April 30, 2008 of $119,879. The increase in minority interest of $7,195,451 (6,002%) was due to the 40% of minority interest related to the newly acquired DaPuAn and SuTsong Mines.

Net Income:

Net income increased by $8,982,774 (or 921%) to $9,957,243 for the year ended April 30, 2009 as compared to net income of $974,469 for 2008. The increase in net income was a result of increased revenue generated from sales of coal from the newly acquired DaPuAn and SuTsong Mines sales which occurred during the current year ended April 30, 2009.

Change in Liquidity and Capital Resources:

The following factors affected the Company’s liquidity status and capital resources:

Net cash provided by financing activities was $12,140,692 during the year ended April 30, 2010, compared to $3,883,786 during the same period in 2009.  It shows an increase of $8,256,906 (or 213%), which was mainly due to the increase of proceeds from issuance of stock and proceeds from warrant conversion.  Net cash provided by financing activities was $727,009 for the year ended April 30, 2008 was mainly due to proceeds from issuance of stock and warrant conversion.

Net cash provided by financing activities was $757,231 during the six months ended October 31, 2010 as compared to 4,574,718 during the comparable period of the prior year. Such proceeds were derived primarily from the issuance of common stock and exercise of warrants.

Operating activities: The amount of cash provided by our operating activities differs from our reported net income due to non-cash items, such as depreciation and amortization of fixed assets and stock-based compensation, which do not result in uses or sources of cash.  In addition, the changes in working capital, other assets and liabilities.  Net cash provided by operating activities was $29,619,129 for the year ended April 30, 2010.  For the year ended April 30, 2009, net cash flow provided by operating activities was $16,924,070. Accounts receivable only increased $398,939 despite a $68,279,710 or 166.8% increase in net revenues from fiscal 2009 to fiscal 2010.  The small increase in accounts receivable was due primarily to the fact that many of the Company's customers prepay amounts due to the Company.  The cash improvement incurred during the current year is due to an increase in net income mainly due to the acquisition of the HongXing and ZoneLin operations under TNI and PYC under KMC.  Net cash provided by operating activities was $109,814 for the year ended April 30, 2008.  The cash improvement incurred during the year ended April 30, 2009 is due to combined effects of an increase of the current year operating profit of both 2 Mines and KMC operations.

The increase in cash provided by operating activities of $12.7 million in FY 2010 over the same period last year was primarily due to an increase in net income of $23 million, an increase in accounts payable and other payable of $9.2 million, increase in taxes payable of $3.8 million and customer deposits of $4.2 million, offset in part by an increase in prepaid and other assets of $10.2 million, other receivable of $9.8 million and inventory of $7.5 million.

The Company's operating cash flow is dependent upon its ability to and collect accounts receivable in a timely manner. The drivers of changes in accounts receivable are the timing of credit sales and the collection of the accounts receivable.  We extend credit to customers by the relationship history we have with them. Management evaluates our accounts receivables to estimate if they will ultimately be collected.  In performing this evaluation, significant judgment is used, including an analysis of specific risks on a customer-by-customer basis for larger accounts.

The material drivers that resulted in an increase of approximately $9.2 million in accounts payable and other payable were mainly due to a short-term interest free loan of $7.4 million from a business partner, which was repaid in the first quarter ended 7/31/2010. It is our Company’s policy to require our customers to pay deposits prior to receiving their coal shipments. As our coal mining production and subsequent sales increases, deposits from our customers rise correspondingly. The increase in customer deposits of $4.2 million in FY 2010 over the same period in 2009 was due to our higher deposits from increased sales.

Net cash provided by operating activities during the six months ended October 31, 2010 was $29,336,441 as compared to $11,935,376 during the comparable period of the prior year. The increase in such net cash included an $12,358,463 increase in net income including non-controlling interest, and $4,106,193 increase in depreciation and amortization.  Offsetting such increase were, among other items, declines in income from non-controlling interest, and issuance of commons stock for services.

Investing activities: Net cash used in investing activities was $39,584,055 during the year ended April 30, 2010, compared to $17,266,929 used in investing activities during the same period in 2009.  The increase in net cash used of $22,357,126 (or an increase of 130%), was due to the acquisition of HSC, PYC and TNI (increase of $4,561,561), the acquisition of property and equipment of (increase of $10,490,031), construction-in-progress (increase of $13,040,826), decrease of intangible assets (decrease of $2,507,331) and a net disposal and acquisition of discontinued operations of non-controlling interest of $(2,023,803).  Net cash used in investing activities was $82,874 during the year ended on April 30, 2008.

Net cash used during the six months ended October 31, 2010 was $28,960,108 as compared to $10,228,854 during the comparable period of the prior year.  The increase in net cash used of $18,731,254 was mainly due to an increase in the Company’s acquisition of property and equipment of $ 6,558,044, decrease in the Company’s acquisition of intangible assets of $306,460, an increase in construction-in-progress of $12,743,802.Our most significant uses of cash in investing activities are the acquisition of the 2 Mines and capital expenditures for year ended April 30, 2009.  As for the year ended April 30, 2008, cash provided from investing activities is due to the disposal of property and equipment from KMC subsidiary.  We expend a certain amount each year on routine items to maintain the effectiveness of our business.

Financing activities: We received $9,865,629, $833,786 and $246,165 of proceeds from issuance of stock and $3,915,955, $50,000 and $480,844 of proceeds from the exercise of warrants for the years ended April 30, 2010, 2009 and 2008, respectively.  The amounts we receive from warrant exercises are dependent upon our stock price and the expiration date of the warrant grants.  Net cash provided by financing activities was $12,140,692 during the fiscal year ended April 30, 2010, compared to $3,883,786 used during the same period in 2009. The increase of $8,256,900 (or 212%), was mainly due to the increase in proceeds from issuance of stock of $9,031,843, an increase in payments to business associates and bank loans of $1,052,494, an increase in proceeds from issuance of convertible debt of $100,000, an increase in the proceeds from warrant conversion of $3,865,955, a decrease in long-term payables of $3,000,000 and a decrease of the cost of the issuance of stock of $688,398.

The current assets of the Company were $64,864,019 and $36,606,700 on April 30, 2010 and April 30, 2009, respectively. The increase in current assets of $28,257,229 (or 77.2%) was primarily due to an increase of cash and cash equivalents of $2,228,658, prepaid and other current assets of $10,058,769, an increase of inventories of $8,080,610, an increase in accounts receivable of $398,939, an increase of other receivables of $7,490,248, and a decrease of related party notes receivable from business associates of $1,158,164.

The current liabilities were $32,890,762 and $16,110,409 on April 30, 2010 and April 30, 2009 respectively.  The increase of the current liabilities by $16,780,353 (or 104.2%) was primarily due to an increase in customer deposits of $3,637,335, an increase in other payables of $12,344,920, an increase in tax payable of $4,372,343, an increase of bank loan of $1,146,950, a decrease of amounts due to shareholders of $910,791, an increase in accrued and other liabilities of $271,899 and a decrease in accounts payable of $2,935,353.

LONG-TERM PAYABLE

During the third quarter of fiscal 2010, the Company entered into two loan agreements with banks in China.  The first loan was for RMB 14,300,000 or approximately $1,951,000.  This loan carried an interest rate of 5.4% per annum and matures on December 23, 2011.  The second loan was for RMB 15,000,000 or approximately $2,196,000.  The loan carries an interest rate of 9.7% per annum and matures on February 26, 2011.  Both loans are unsecured.  The long-term payables are owed to the sellers of the acquired businesses of PYC, TNI and HSC, in the amount of $800,000.

Off-Balance Sheet Arrangements:

The Company does not have any off-balance sheet financing arrangements for the fiscal years ended April 30, 2010 and 2009.

Contractual Obligations

At April 30, 2010, we were contractually obligated to make injection of capital per our purchase agreements as follows:

	Total	Less than 1 year	1-2 years	3-5 years	After 5 years

DaPuAn & SuTsong Mines	$5,027,746	$ 0	$ 0	$5,027,746	$ 0

L&L Yunnan Tianneng Industry	4,000,000	4,000,000	0	0	0

Total	$9,027,746	$4,000,000	$ 0	$5,027,746	$ 0

Recent Financings

May 2009 Financing

On May 12, 2009, the Company issued to Silver Rock II, Ltd. (“Silver Rock”) an 8% convertible debenture (the “Debenture”) in the original principal amount of $100,000 which was due and payable on May 6, 2012.

On November 5, 2009, Silver Rock converted the debenture plus accrued interest into 160,000 shares of Common Stock.  In connection with the issuance of the Debenture, the Company issued to Silver Rock a three-year warrant to purchase up to 500,000 shares of Common Stock at an exercise price of $1.40 per share (the “May Warrant Shares”).  On January 17, 2010, Silver Rock exercised its warrant and purchased 250,000 May Warrant Shares for an aggregate purchase price of $350,000.

October 2009 Financing

               On October 8, 2009, the Company entered into a Securities Purchase Agreement with accredited investors (the “October Buyers”), pursuant to which the Company sold Units (the “October Units”) to the October Buyers.  Each Unit purchased consisted of one share of unregistered common stock of the Company (the “Common Stock”) and 6/10ths of a warrant (the “October Warrants”) to purchase a share of common stock at an exercise price of $5.62 per share and expiring in October 2014 (as exercised, collectively the “October Warrant Shares”). Each Unit was priced at $3.90.  On October 8, 2009, our common stock closed at $5.58 per share on the OTCBB.  The Company sold a total of 1,371,021 October Units for gross proceeds of $5,346,980 and representing 1,371,021 shares of Common Stock.  Pursuant to the terms of the October Warrants, the October Buyers also became entitled to purchase 822,613 shares of Common Stock of the Company at an exercise price of $5.62 per share.  The October Warrants have a term of 60 months after the issue date of October 8, 2009.  The exercise price and number of shares issuable upon exercise of the October Warrants are subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like.  The October Warrants also have a cashless exercise provision that such holders may utilize after six months from the issuance date of such warrant if a registration statement covering the shares of Common Stock underlying the October Warrants is not available to the Warrant holders and a provision which limits the October Warrant holders right to exercise the October Warrant if such exercise would result in the holder owning more than 9.99% of the Common Stock.  Laidlaw & Co. (UK) Ltd., a member of FINRA, acted as the placement agent for the transaction which was closed on October 8, 2009.

                Pursuant to the Registration Rights Agreements (the “Registration Rights Agreement”) executed by and between the Company and the October Buyers in connection with the October Financing, the Company was required to file a registration statement on Form S-1 or Form S-3 (the “Registration Statement”) within 90 days after the closing of the transaction for purposes of registering the resale of all of the Common Stock and any shares of capital stock of the Company issued or issuable with respect to the October Warrant Shares and the October Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the October Warrants (together with the October Warrant Shares, the “October Registrable Securities”).  Since the Registration Statement was not declared effective by the SEC by July 5, 2010, the deadline for the Registration Statement to be declared effective, the Company is required to pay cash penalties in the amount of one percent (1%) of the October Unit price up to a maximum of six percent (6%), subject to the terms of the Registration Rights Agreement.

                Also, in connection with October Financing, Mr. Dickson V. Lee, the Company’s Chief Executive Officer, the Company and the October Buyers entered into a Make Good Escrow Agreement (the “October Make Good Agreement”) pursuant to which Mr. Lee agreed to place  up to 1.5 million of the Company's common shares that he owns into escrow (the “October Escrow Shares”).  These Company’s common shares are his personal shares, which are not in connection with the Company financial Statements. Pursuant to the terms of the October Make Good Agreement, one-half of the October Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $32,040,000 in after tax net income before non-controlling interest (calculated in accordance with U.S. GAAP, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2010 (“2010 Form 10-K”) and as adjusted under the terms of the October Make Good Agreement) for the fiscal year ending April 30, 2010; otherwise, these October Escrow Shares will be distributed to the October Buyers in proportion to each October Buyer’s purchase price for its October Units.  Likewise, the remaining half of the October Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $108,118,950 in net revenues (calculated in accordance with U.S. GAAP, as reported in the 2010 Form 10-K and as adjusted under the terms of the October Make Good Agreement); otherwise, these October Escrow Shares will be proportionately distributed to the October Buyers.  Based upon the Statements of Income reported in the 2010 Form 10-K, the October Escrow Shares are released back to Mr. Lee.

                The October Financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”).  Laidlaw & Company (UK) Ltd. (“Laidlaw”) acted as the placement agent and financial advisor for this transaction.  Laidlaw received cash fees consisting of eight percent (8%) of the gross proceeds and warrants to purchase 109,682 shares of the Company's common stock at $6.11 per share under the same terms as the Unit warrants.

November 2009 Financing

                On November 6, 2009, the Company entered into a Securities Purchase Agreement with accredited investors (the “November Buyers”), pursuant to which the Company sold Units (the “November Units”) to the November Buyers.  Each Unit purchased consisted of one share of Common Stock and 6/10ths of a warrant (the “November Warrants”) to purchase a share of common stock at an exercise price of $5.62 per share and expiring in November 2014 (as exercised, collectively the “November Warrant Shares”). Each Unit was priced at $3.90.  On November 6, 2009,

our common stock closed at $5.65 per share on the OTCBB.   The Company sold a total of 835,389 November Units for gross proceeds of $3,258,000 and representing 835,389 shares of Common Stock.  Pursuant to the terms of the November Warrants, the November Buyers also became entitled to purchase 501,236 shares of Common Stock of the Company at an exercise price of $5.62 per share.  The November Warrants have a term of 60 months after the issue date of November 6, 2009.  The exercise price and number of shares issuable upon exercise of the November Warrants are subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like.  The November Warrants also have a cashless exercise provision that such holders may utilize after six months from the issuance date of such warrant if a registration statement covering the shares of Common Stock underlying the November Warrants is not available to the Warrant holders and a provision which limits the November Warrant holders right to exercise the November Warrant if such exercise would result in the holder owning more than 9.99% of the Common Stock.  The November Financing closed on November 6, 2009.

                Pursuant to the Registration Rights Agreements (the “Registration Rights Agreement”) executed by and between the Company and the November Buyers in connection with the November Financing, the Company was required to file a registration statement on Form S-1 or Form S-3 (the “Registration Statement”) within 90 days after the closing of the transaction for purposes of registering the resale of all of the Common Stock and any shares of capital stock of the Company issued or issuable with respect to the November Warrant Shares and the November Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the November Warrants (together with the November Warrant Shares, the “November Registrable Securities”).  Since the Registration Statement was not declared effective by the SEC by August 3, 2010, the deadline for the Registration Statement to be declared effective, the Company is required to pay cash penalties in the amount of one percent (1%) of the November Unit price up to a maximum of six percent (6%), subject to the terms of the Registration Rights Agreement.

                Also, in connection with November Financing, Mr. Lee, the Company’s Chief Executive Officer, the Company and the November Buyers entered into a Make Good Escrow Agreement (the “November Make Good Agreement”) pursuant to which Mr. Lee agreed to place  up to 395,615 of the Company's common shares that he owns into escrow (the “November Escrow Shares”).  These Company’s common shares are his personal shares, which are not in connection with the Company financial Statements. Under the terms of the November Make Good Agreement, since $3,258,000 was raised in this financing, the actual number of November Escrow Shares that are subject to this Make Good Agreement is 395,615 shares (the “Actual November Escrow Shares”).  Further, pursuant to the terms of the November Make Good Agreement, one-half of the Actual November Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $32,040,000 in after tax net income before non-controlling interest (hereinafter referred to as the “2010 Actual ATNI” and which shall be calculated in accordance with U.S. GAAP, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2010 (the “2010 Form 10-K”) and as adjusted under the terms of the November Make Good Escrow Agreement) for the fiscal year ending April 30, 2010; otherwise, the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers (with such distribution being in proportion to each November Buyer’s purchase price for its Units) are calculated as follows: (i) if the difference between the 2010 Guaranteed ATNI of $32,040,000 (the “2010 Guaranteed ATNI”) minus the 2010 Actual ATNI is equal to or greater than 50% of the 2010 Guaranteed ATNI, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in this financing on a pro rata basis shall equal 50% of the Actual Escrow Shares; or (ii) if the difference between the 2010 Guaranteed ATNI minus the 2010 Actual ATNI is less than 50% of the 2010 Guaranteed ATNI, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in this financing on a pro rata basis shall be calculated by multiplying: (A) 50% of the Actual November Escrow Shares times (B) a fraction with a numerator of the difference between the 2010 Guaranteed ATNI minus 2010 Actual ATNI multiplied by 2 and a denominator of the 2010 Guaranteed ATNI.  Likewise, under the November Make Good Agreement, the other remaining half of the Actual November Escrow Shares will be released back to Mr. Lee if the Company has equal to or more than $108,118,950 in net revenues (hereinafter referred to as the “2010 Actual Revenue” and which shall be calculated in accordance with U.S. GAAP, as reported in the 2010 Form 10-K and as adjusted under the terms of the November Make Good Escrow Agreement); otherwise, the aggregate number of Actual November Escrow Shares to be proportionately distributed to the November Buyers shall be calculated as follows: (i) if the difference between the 2010 Guaranteed Revenue of $108,118,950 (the “2010 Guaranteed Revenue”) minus the 2010 Actual Revenue is equal to or greater than 50% of the 2010 Guaranteed Revenue, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in this financing on a pro rata basis shall equal 50% of the Actual November Escrow Shares; or (ii) if the difference between the 2010 Guaranteed Revenue minus the 2010 Actual Revenue is less than 50% of the 2010 Guaranteed Revenue, then the aggregate number of Actual November Escrow Shares to be distributed to the November Buyers in the November Financing on a pro rata basis shall be calculated by multiplying: (A) 50% of the Actual November Escrow Shares times (B) a fraction with a numerator of the difference between the 2010 Guaranteed Revenue minus 2010 Actual Revenue multiplied by 2 and a denominator of the 2010 Guaranteed Revenue.  Based upon the Statement of Income reported on the 2010 Form 10-K, the November Escrow Shares are released to Mr. Lee.

The November Financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act.  Barretto Securities Inc. (“Barretto”) acted as the placement agent and financial advisor for this transaction.  Barretto received cash fees consisting of eight percent (8%) of the gross proceeds and warrants to purchase 66,832 shares of the Company's common stock at $6.11 per share under the same terms as the November Unit warrants.

DESCRIPTION OF BUSINESS

Our Current Corporate Structure

Our current organizational structure is as follows (the percentages depict the current equity interests):

(1)      In accordance with applicable PRC regulations on ownership of mining-related companies, this equity ownership is held in trust for the benefit of the Company by a Chinese citizen nominee.

ACQUISITIONS AND DISPOSITIONS OF BUSINESS ENTITIES IN CHINA

                The Company performs quantitative financial reviews to determine its acquisition and disposition strategies. With its management’s bilingual abilities, analytical skills, and China-in-Country experience that it has developed over the past 14 years, the Company communicates well with Chinese business communities and believes that it can continue to acquire, develop, and operate additional profitable energy operations in China.

Acquisitions

                In 2006, the Company acquired KMC, which conducts coal wholesaling, has been in the coal wholesale business for the 13 years and owns the TianRi mine. The Company owns 100% of KMC’s equity.  In May 2008, the Company acquired controlling equity ownership interests in two operating coal mines located in Yunnan Province – the DaPuAn mine and the SuTsong mine.  On January 1, 2010, we formed our subsidiary TNI and through it on that date acquired the ZoneLin coal coking operation and the SeZone County Hong Xing coal washing operation (“Hong Xing”).  On January 18, 2010, KMC acquired the Ping Yi Coal Mine (the “PingYi Mine”).

OUR OPERATIONS

Coal Mine Operations

The Company has the exclusive right to extract coal from three mines: the DaPuAn mine, the SuTsong mine and the PingYi mine.  In addition, we have certain rights in the coal in the TianRi mine, but it will require more investment before it is ready for excavation and we have suspended its development indefinitely.

                The following table details the reserves of our three mines:

	SuTsong	PingYi	DaPuAn	Total
	Coal Mine	Coal Mine	Coal Mine
Total in-place proven reserve (thousand tons) (1)	2,136	13,506	7,810	23,452
Total in-place proven reserve as of 4/30/2010 (thousand tons) (1)	1,825	12,979	7,303	22,107
Mining recovery rate (%)	80	95~97	83	N/A
Coal preparation plant recovery rate (%) (2)	N/A	71	77	N/A
Type of Coal	Metallurgical	Metallurgical	Metallurgical	N/A
Owned/leased	Leased	Leased	Leased	N/A
Assigned/unassigned	Assigned	Assigned	Assigned	N/A
Btu	9,800	8,900	11,000	N/A
Sulfur (%)	0.48	<3.0	0.3	N/A

(1)     The reserves as reported for the three coal mines are in-place reserves, which refer to coal in-situ prior to the deduction of pillars of support, barriers or constraints for mining.

(2)     Coal preparation plant recovery rate refer to the wash plant recovery rate of raw coal used during the production of our clean coal products.

DaPuAn Coal Mine

            DaPuAn Coal Mine is located in Bai Zi Chong, DaPuAn Village, Xiongbi Town, Shizong County, Yunnan Province, China.

It is an underground coal mine and is accessible by public roads.  The map below shows the location of DaPuAn Coal Mine:

Prior to the Company’s acquisition of majority controlling interest of the DaPuAn mine, the mine was separately operated by SeZone County DaPuAn Coal Mine pursuant to resource mining permits effective from 2009 through 2015.  In May 2008, the Company acquired majority controlling ownership interest in the resource mining permits and the mining rights to the DaPuAn mine and assumed mining operations.

The DaPuAn mine, including the mine site and the underlying coal and other minerals, is owned by the PRC.  Accordingly, the amount of coal that the Company can extract from the mine is based on a mining right issued by the Yunnan Province Municipal Bureau of Land and Resource.  The mining right is issued pursuant to a reserves appraisal report submitted by government authorized mining engineers, and the mining right is issued upon approval of such appraisal report by the Qujing Municipal Bureau of Land and Resource in Yunnan, China.  The amount of coal that can be extracted under the mining right represents what the Company can economically and legally extract under applicable PRC law and regulations and as determined by the Yunnan Province Municipal Bureau of Land and Resource.

Under current mining rights for the DaPuAn Mine, 7,810,000 tons of coal are permitted to be extracted from DaPuAn mine. These rights, originally for a 50 year term, have approximately 40 years remaining. The price is determined on a per ton basis, and is subject to change based on the prevailing market price as determined by the State Bureau of Coal Industry of Yunnan. The original owner paid the one-time extraction license fee when it acquired the original mining rights to the mine prior to our acquisition of the DaPuAn Mine.  We pay the required government taxes for the coal we extract from the DaPuAn Mine.

A resource mining permit issued by the Yunnan Province Municipal Bureau of Land and Resource specifies the coordinates of the DaPuAn Mine’s mining area and the mine’s designated annual production capacity.  The resource mining permit for the DaPuAn mine estimates that the mine’s capacity is 150,000 tons per year based on current mine operating conditions, but the Company is also in the process of expanding the mine’s capacity to 300,000 tons per year.

Coal extracted from DaPuAn coal mine is for industrial use.  Coal is extracted from DaPuAn mine using a fully-mechanized inclined shaft mining method in which the wellhead and the shaft station in the bottom of the mine are not in the same level and the mine path has an inclined angle with the shaft station of five degrees to 30 degrees.

We currently extract approximately coal at the rate of 150,000 tons per year from the DaPuAn Mine.  All raw coal is loaded and transported by a chain conveyor into crates which are carried out to the surface by an electrical winch.  Each crate carries approximately 0.75 metric tons, and approximately 800 crates are carried to the surface during each eight-hour mining shift.  Air compressors are provided for underground air tool use. Electrical power is supplied internally from the Company’s own power stations through state-owned power lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions.

Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels.  The mine’s ventilation system includes exhaust fans on the surface of the main incline.  Auxiliary fans are used as needed.  The present fans are capable satisfying ventilation requirements of the mining operation.

                The DaPuAn Mine’s annual production volumes from 2005 to 2009 are as follows:

Calendar Year Ended	Annual Production (Tons)
2005	90,000

2006	90,000

2007	90,000

2008	150,000

2009	150,000

The extracted coal is transported by truck to a warehouse located approximately 300 meters from the mine site, processed at our coal-washing and sorted. Out of the coal produced at the DaPuAn Mine, typically a portion is sold to customers as raw coal, a portion is sold after the washing process as washed fine coal, and approximately 50% of the coal is sold as coking coal when it meets certain chemical requirements.  Coking coal is sent to a coking plant to further process it into high valued coke.  Coke is a critical material for making of steel.

The following definitions apply to our mining operations:

•          Reserve. That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.  Note: Reserves are customarily stated in terms of “ore” when dealing with metalliferous minerals; when other materials such as coal, oil, shale, tar, sands, limestone, etc. are involved, an appropriate term such as “recoverable coal” may be substituted.

•          Proven (Measured) Reserves are reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings, or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling, and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

•          Probable (Indicated) Reserves are reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

                As reported in the Qujing Municipal Land and Mining Right Appraisal Firm report dated June 30, 2008, the total Proven (Measured) reserve for the DaPuAn Mine was 7.81 million tons.

SuTsong Coal Mine

            SuTsong Coal Mine is located in A’ang Town, Luoping County, Yunnan Province, China. The SuTsong coal mine is an underground coal mine and is accessible by public roads.

Prior to the Company’s acquisition of majority controlling interest of the SuTsong mine, the mine was separately operated by LoPing County SuTsong Coal Mine pursuant to resource mining permits effective from 2009 through 2015.  In May 2008, the Company acquired majority controlling ownership interest in the resource mining permits and the mining rights to the SuTsong mine and assumed mining operations.

The SuTsong mine, including the mine site and the underlying coal and other minerals, is owned by the PRC.  Accordingly, the amount of coal that the Company can extract from the mine is based on a mining right issued by Yunnan Province Municipal Bureau of Land and Resource.  The mining right is issued pursuant to a reserves appraisal report submitted by government authorized mining engineers, and the mining right is issued upon approval of such valuation report by the Qujing XiaGuang Geological Engineering Co. Ltd. in Yunnan, China.  The amount of coal that can be extracted under the mining right represents what the Company can economically and legally extract under applicable PRC law and regulations, and as determined by the by Yunnan Province Municipal Bureau of Land and Resource.

Under current mining rights for the SuTsong Mine, 2,136,000 tons of coal are permitted to be extracted from SuTsong mine. These rights, originally for a 50-year term, have approximately 40 years remaining. The coal price is determined on a per ton basis, and is subject to change based on the prevailing market price which is influenced by the State Bureau of Coal Industry of Yunnan.  The original owner paid the one-time extraction license fee when it acquired the original mining rights to the mine prior to our acquisition of the SuTsong Mine.  We pay the required government taxes for the coal we extract from the SuTsong Mine.

A resource mining permit issued by the Yunnan Province Municipal Bureau of Land and Resource specifies the coordinates of the SuTsong Mine’s mining area and the mine’s designated annual production capacity.  The resource mining permit for the SuTsong mine estimates that the mine’s capacity is 90,000 tons per year based on mine operating conditions, but we are in the process of expanding the mine’s capacity to150,000 tons per year.

Coal extracted from SuTsong coal mine is for industrial use.  Coal is extracted from SuTsong mine using a fully-mechanized inclined shaft mining method like the one described above for the DaPuAn Mine.

We currently extract coal at the rate of 90,000 tons per year from the SuTsong Mine.  All raw coal is loaded and transported by a chain conveyor into crates which are carried out to the surface by an electrical winch.  Each crate carries approximately 0.75 metric tons, and approximately 480 crates are carried to the surface during each eight-hour mining shift.  Rock is used for floor material with the excess sent to the surface for disposal.  Air compressors are provided for underground air tool use.  Electrical power is supplied internally from the Company’s own power stations through state-owned power/utility lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions.

Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels.  The mine’s ventilation system includes an exhaust fan on the surface of the main incline.  Auxiliary fans are used as needed.  The present mine fan is capable of satisfying ventilation demands of the mining operation.

                The SuTsong Mine’s annual production volumes from 2005 to 2009 are as follows:

Calendar Year	Annual Production (Tons)
2005	30,000

2006	30,000

2007	90,000

2008	90,000

2009	90,000

The extracted coal is shipped via trucks to warehouses located approximately 200 meters from the mine site and processed at our coal-washing facility for washing and sorting.  Samples are taken prior to and after the coal-washing process, to analyze and determine coking readiness which is based primarily on coal moisture, ash content, sulfur percentage, and volatile contents.  Out of the coal produced at the SuTsong Mine, typically a portion is sold to customers as raw coal, and certain portions as washed coal.

                As reported in the Qujing XiaGuang Geological Engineering Co. Ltd. report dated July, 2007, the total Proven (Measured) reserve for the SuTsong Mine was 2.06 million tons.

Ping Yi Coal Mine

The Ping Yi Coal Mine is located in Pen Shan County, Ping Guang Town, Zhou Province, China.  It is an underground coal mine and is accessible by public roads.

Prior to the Company’s acquisition of majority controlling interest of the Ping Yi mine, the mine was separately operated by Bao Guo Zhang.  In January 2010, the Company acquired majority controlling ownership interest in the resource mining permits and the mining rights to the Ping Yi mine and assumed mining operations.

The Ping Yi mine, including the mine site and the underlying coal and other minerals, is owned by the PRC.  Accordingly, the amount of coal that the Company can extract from the mine is based on a mining right issued by the Guizhou Province Municipal Bureau of Land and Resource.  The mining right is issued pursuant to a reserves appraisal report submitted by government authorized mining engineers, and the mining right is issued upon approval of such appraisal report by the Guizhou Province National Land Resources Survey and Planning Institute in Guizhou Province.  The amount of coal that can be extracted under the mining right represents what the Company can economically and legally extract under applicable PRC law and regulations and as determined by the Guizhou Province Municipal Bureau of Land and Resource.

Under current mining rights for the Ping Yi Mine, 13.5 million tons of coal are permitted to be extracted from Ping Yi mine. These rights are normally about 50 years, which have approximately 40 years remaining. The price is determined on a per ton basis, and is subject to change based on the prevailing market price as determined by the State Bureau of Coal Industry of Guizhou. The original owner paid the one-time extraction license fee when it acquired the original mining rights to the mine prior to our acquisition of the Ping Yi Mine.  We pay the required government taxes for the coal we extract from the Ping Yi Mine.

A resource mining permit issued by the Guizhou Province Municipal Bureau of Land and Resource specifies the coordinates of the Ping Yi Mine’s mining area and the mine’s designated annual production capacity.  The resource mining permit for the Ping Yi mine estimates that the mine’s capacity is 150,000 tons per year based on current mine operating conditions, but the Company is also in the process of expanding the mine’s capacity to 300,000 tons per year.

Coal extracted from Ping Yi coal mine is for industrial use.  Coal is extracted from Ping Yi mine using a fully-mechanized inclined shaft mining method in which the wellhead and the shaft station in the bottom of the mine are not in the same level and the mine path has an inclined angle with the shaft station of 18degrees.

We currently extract coal at the rate of 150,000 tons per year from the Ping Yi Mine.  All raw coal is loaded and transported by a chain conveyor into crates which are carried out to the surface by an electrical winch.  Each crate carries approximately 0.75 metric tons, and approximately 800 crates are carried to the surface during each eight-hour mining shift.  Air compressors are provided for underground air tool use. Electrical power is supplied internally from the Company’s own power stations through state-owned power lines, and supplied to the underground work site through a double-circuit cable designed to mitigate and circumvent potential power supply disruptions.

Normal water inflow into the mine is controlled by a system of ditches, sumps, pumps and drainpipes installed throughout the mine tunnels.  The mine’s ventilation system includes exhaust fans on the surface of the main incline.  Auxiliary fans are used as needed.  The present fans are capable satisfying ventilation requirements of the mining operation.

                The Ping Yi Mine’s approximate annual production volumes from 2005 to 2009 are as follows:

Calendar Year Ended	Annual Production (Tons)
2005	90,000

2006	90,000

2007	90,000

2008	150,000
2009	150,000

The extracted coal is transported by truck to a warehouse located near the mine site, processed at our coal-washing and sorted. Out of the coal produced at the Ping Yi Mine, typically a portion is sold to customers as raw coal, a portion is sold after the washing process as washed fine coal, and a majority of the coal is sold as coking coal.  Coking coal is sent to a coking plant to further process it into high valued coke.  Coke is a critical material for making of steel.

                As reported in the “Guizhou Province National Land Resources Survey & Planning Institute report dated February 28, 2008, the total Proven (Measured) reserve for the Ping Yi Mine was 19.52 million tons.

Coal Wholesale Operations

In addition to mining coal, we engage in coal trading for profit through our subsidiary KMC.  Depending on market conditions, KMC may broker coal from small independent mine operators in its surrounding areas who may lack the means to transport coal from their mine sites or are otherwise unable to sell their coal due the size of their operations. KMC has two large coal storage facilities for its consolidation and wholesale operations with railroad loading access.  For the twelve-month period ended on October 31, 2009, KMC acquired approximately 110,000 tons of coal from these small mines to trade.

Coal Washing Operations

Coal washing involves crushing coal and washing out soluble sulfur compounds with water or other solvents.  This procedure eliminates impurities in the coal and improves its quality and increases its value.  Each ton of washed coal requires approximately 1.4 tons of raw coal.  Approximately 50% of washed coal qualifies as coking coal because it meets certain chemical requirements and can be processed into highly-valued coke, which is a critical material for making steel. The coal washing process eliminates impurity of the coal, and thus improve quality of the coal and increase value of coal products.  Test samples are taken prior to and after the coal-washing process, to analyze and determine efficiency of the washing process, and determine if coal is suitable as coking coal, based primarily on moisture, ash content, and sulfur percentage.

We own three washing facilities with an aggregate annual capacity of approximately 1,040,000 tons.  The washing facility at our DaPuAn Mine site uses a more jig method of coal washing, has received provisional government approval, and is currently awaiting final government approval.

Approximately 1.3 - 1.4 tons of raw coal yield 1 ton of washed coal. We expect that a portion of the washed coal produced by our washing facilities will be for our own coking plant and the remaining portion of the washed coal will be sold to third party buyers.

In addition to washed coal, the coal-washing process produces two byproducts:

                (1)    “Medium” coal, a PRC coal industry classification, is coal that does not have sufficient thermal value for coking, and is mixed with raw coal and even coal slurries, and sold for home and industrial heating purposes; and

                (2)    Coal slurries, sometimes called coal slime, are the castoffs and debris from the washing process.   Coal slurries can be used as a fuel with low thermal value, and are sold “as is” or mixed with “medium” coal.

Coke Manufacturing Operations

Coke is a hardened, solid carbonaceous residue derived from baking low-ash, low-sulfur bituminous coal in an oven without oxygen at high temperatures so that the fixed carbon and residual ash are fused together while volatile constituents of the coal such as water, coal-gas, and coal-tar are driven off. We produce metallurgical coke.

Metallurgical coke is primarily used for steel manufacturing. China has exacting national standards for coke, based upon a variety of metrics, including most importantly, ash content, volatilization, caking qualities, sulfur content, mechanical strength and abrasive resistance.  Typically, metallurgical coke must have more than 80% fixed carbon, less than 15% ash content, less than 0.8% sulfur content and less than 1.9% volatile matter.  According to national standards, metallurgical coke is classified into three grades – Grade I, Grade II and Grade III, with Grade I being the highest quality , and chemical coke is its separate grade.  Generally, customers do not provide specifications for coke.  However, we occasionally make requested adjustments, for instance to moisture content, as requested by customers from time to time.  The amount of each type of coke that our coking facility produces is based on market demands, although historically its customers have only required Grade II and III metallurgical coke.

On January 1, 2010 we acquired the ZoneLin coking operation, which has the capacity to produce 150,000 tons of coke annually. Coal s is sent to a coal blending room where it is crushed and blended to achieve an optimal coking blend.  Samples are taken from the coal blend and tested for moisture, chemical composition and other properties.  The crushed and blended coal is transported by conveyor to a coal bin to be fed into the waiting oven below. After processing through the three temperature-controlled ovens at temperature of 1200°C (2,192 °F), hot coke is pushed out of the oven chamber onto a waiting coke cart, transported to an adjacent quench tower where it is cooled with water spray, and hauled to a platform area to be air-dried.  Coke samples are taken at several stages during the process and analyzed in the company’s testing facility, and data is recorded daily and kept by technicians.  After drying, the coke is sorted according to size to meet customer requirements.

                We plan to use a substantial portion of the metallurgic coke-quality coal extracted from the DaPuAn,  SuTsong and Ping Yi Mines for coke production.  If the amount of coal supplied by these mines is not sufficient for our full coke production capacity, however, then we will also purchase suitable coal from third parties to meet the needs of our coking plant.

Coal Emission Recycling

                In the traditional coking process, small amounts of coking gas are emitted into air. Our coking facility has equipment to capture the emitted gas, and to recycle the gas emission into benzene and other byproducts in compliance with the Chinese environmental standards and requirements.

CUSTOMERS

            All our customers are located in the Yunnan and Guizhou provinces of China and are primarily in the steel industry (for metallurgical coke, which is one of the two critical materials for steel making) and the electrical/utility industry (where heating coal is used to produce steams for electricity generation). In addition, there are cement factories that purchase our coal for cement making.  For the quarter ended October 31, 2009, we had two major customers who purchased over 10% of the Company’s total sales. They collectively accounted for approximately 42% (approximately $10.3 million USD) of our total sales. In addition, there are four major suppliers each provided over 10% of our total purchases. These suppliers collectively supplied approximately 75% (approximately $3 million USD) of the Company’s purchases and 56% (approximately $0.8 million USD) of total accounts payable.

DISTRIBUTION

                Our products distributed approximately 50% through direct sales, and approximately 50% through a third party wholesaler. Our direct sales force consists of approximately 200 full-time employees who market directly to our customers, who are mostly end users of coal with long-term sales agreements. While spot sales might be made to a customer if we have adequate capacity at the time, most of our sales are pursuant to agreements which are signed for two- to four-year terms, with monthly adjustments on pricing. Our customers are all located in the Yunnan and Guizhou Provinces, and are all accessible by rail lines, which is the most cost effective method for coal transport and which represents the main means of transporting coal products to our customers.

COMPETITORS

                In the Yunnan and Guizhou Provinces where we operate, there are other coal mines and wholesaling, coking and washing operations which directly compete with us. Some of our competitors may have greater financial, marketing, distribution or/and technological resources than we have, and they may have more well-known brand names in the market.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE PRINCIPAL SUPPLIERS

                The primary materials used in our coal mining and processing operations are: (i) steel and logs to support underground tunnels for the mining operations; (ii) cement for the construction of underground tunnels; and (iii) water used in our coal washing and coking production process. We procure logs, steel and cement principally from local suppliers on a long term basis. Water is procured primarily from our own water drilling. The ultimate price of materials is set at market rates or determined through negotiation. We believe that we have well-established, cooperative relationships with our suppliers, enabling us to secure reliable supplies of the materials required in our production process. We believe that a number of alternative suppliers exist for the key materials required for coal operations, and therefore do not foresee any difficulty in obtaining adequate supplies.  For the year ended April 30, 2009, two major suppliers each provided over 10% of our total purchases. They collectively supplied approximately 60% (of the Company’s inventory.

                We use electricity in our operations from both local power companies and our own power facilities. Electricity prices in China are regulated by the government. Total electricity costs are not materially significant to our operations.

INTELLECTUAL PROPERTIES AND LICENSES

                We have no material patents, trademarks, or other intellectual property, except that we hold various coal operating licenses issued by the China government to operate coal mines, coal wholesaling, coal washing and coal coking operations as described above.

GOVERNMENT REGULATION

                All of our business revenue is generated from the coal industry in PRC and is subject to various PRC government regulations.

The following is a summary of the principal governmental laws and regulations that are or may be applicable to our operations in the PRC. The scope and enforcement of many of the laws and regulations in PRC described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of laws.

                The mining industry, including coal exploration, mining, coal washing and coal coking activities, is highly regulated in the PRC. Any company that wishes to enter into the coal business in PRC is required to obtain a coal license. Regulations issued or implemented by the State Council of PRC, the Ministry of Land and Resources, local environmental agencies and other government authorities cover many aspects of coal exploration, and coal mining. Chinese government regulations also monitor the scope of permissible business, shipment of coal, tariff policy and foreign investment allowed in PRC.

                The principal regulations governing the mining business in the PRC include:

.           China Mineral Resources Law, which requires a mining business to have exploration and mining licenses from provincial or local land and resources agencies.

.           China Mine Safety Law, which requires a mining business to have a safe production license and provides for random safety inspections of mining facilities.

.           China Environmental Law, which requires a mining project to obtain an environmental feasibility study of the project.

.           Foreign Exchange Controls. The principal regulations governing foreign exchange in the PRC are the Foreign Exchange Control Regulations (1996) and the Administration of Settlement, Sale and Payment of Foreign Exchange Regulations (1996), (“the Foreign Exchange Regulations”). Under the Foreign Exchange Regulations, Renminbi (“RMB”) is freely convertible into foreign currency for current account items, including the distribution of dividends. Conversion of RMB for capital account items, such as direct investment, loans and security investment, however, is still subject to the approval of the State Administration of Foreign Exchange (“SAFE”). Under the Foreign Exchange Regulations, foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account items. In addition, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE.

                Our operating subsidiaries in China have been approved by land and resources departments of local governments. Chinese regulations require that mining enterprises procure an exploration or mining license from the land and resource department of local governments before they can carry out exploration or mining activities. This license requires that an enterprise follow proper procedures in its own exploring or mining activities and in selling its products to customers. We have secured or are in the process of securing the necessary exploration or mining licenses from local governments. We have an exploration license for the TianRi Coal Mine.

                Chinese regulations also require that a mining company must have a safety certification from the PRC Administration of Work Safety before it can engage in mining and extracting activities. All of our operating subsidiaries have obtained safety certification from the Administration of Work Safety of local governments. In addition, all of our operating subsidiaries have passed government safety inspections.  Our mining operations have been granted an environmental certification from the PRC Bureau of Environmental Protection.

All our subsidiaries that are required to register as American subsidiaries have done so, and all capital required to be contributed to them has been contributed.

EMPLOYEES

                As of January 4, 2010, the Company had approximately 1,400 full-time employees primarily located in China, of which approximately 300 are involved in management capacity and 1,100 are in coal related mining and operational capacity. Currently, there are about 12 people located in the Seattle office for the U.S. involved operations.  None of these employees are represented by collective bargaining agreements. We have not experienced a work stoppage or a union action against the Company. Management believes that relations with the Company’s employees are good.

DESCRIPTION OF PROPERTY

Company Offices, Production Facilities and Other Property:

                As we operate in various parts of China, we own or lease the following buildings (the PRC government grants a 70-year renewable license to the owners of buildings to use the land underlying the buildings):

  We own approximately 9,000 square feet of office space located at 898 Beijing Road, Kunming City, China which is used as our China headquarters.

  We lease approximately 7,500 square feet of office space for our executive offices, located at 130 Andover Park East, Seattle, Washington 98188. The lease expires on July 31, 2011.

  We lease an office building, located at Suite 2503, United Plaza, Shenzhen, China, with approximately 1,600 sq ft of office space, which is used as our Shenzhen office.

  We lease approximately 2,500 square feet of office space located at Civic Plaza, Suite 3401, Guangzhou, China, which is used as our south China center for new business development.

We believe that our existing facilities are well maintained and in good operating condition.

MANAGEMENT

                The following tables set forth information regarding current executive officers and directors of the Company. The Board of Directors includes six independent directors and our Chairman, Mr. Dickson V. Lee. Except as otherwise described below, all of the directors will serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Also provided herein are brief descriptions of the business experience of each director and executive officer and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Name	Age	Positions

Dickson V. Lee, MBA,CPA	62	CEO & Chairman of the Board
Norman V.Mineta	78	Vice Chair of the Board and Director (Independent)
Shirley Kiang, MBA	59	Director (Independent)
Ian Robinson, CPA	71	Director (Independent)
Edward L. Dowd, Jr.	61	Director (Independent)
Robert Lee	59	Director
Dennis Bracy	61	Director (Independent)
Jung Mei (Rosemary) Wang, CPA	51	Acting Chief Financial Officer
Clayton Fong	51	Vice President, US Operations

                Mr. Dickson V. Lee, Chairman of the Board and Chief Executive Officer - Mr. Lee founded the Company in 1995 and has been associated with the Company for the past 14 years. He has extensive management experience with NYNEX (now Verizon) and KPMG in New York. Mr. Lee obtained his CPA 1983 and is currently licensed in Washington State.  Mr. Lee is fluent in Mandarin, Cantonese, and English and served as a judicial member of the Hong Kong SEC Insider Dealing Tribunal (a trial court) for six years. He earned an MBA from Dalhousie University and travels frequently between the US and China.

                Mr. Norman Mineta, Vice-Chair, Independent Director – Mr. Mineta serves as vice chairman of Hill & Knowlton, a New York based international communications consulting firm. His political career began in 1967 and highlights include: mayor of San Jose, over 20 years as a member of the US House of Representatives, US Secretary of Transportation under President George W. Bush where he guided the creation of the Transportation Security Administration, and US Secretary of Commerce under President Bill Clinton. Mr. Mineta is a graduate of the University of California at Berkeley.

                Ms. Shirley Kiang, MBA, Chair of Compensation Committee - Ms. Kiang, has been a senior executive for over 20 years with experience in corporate governance and corporate management for high-tech firms in Silicon Valley, California and in Asia. Ms. Kiang is a US citizen and has close contacts in China and Taiwan.  Ms. Kiang has been a board member of the Company since 1998 and is Chairperson of the Compensation Committee.  Ms. Kiang holds a bachelor's degree in psychology and an MBA from the University of Massachusetts.  For the past five years Ms. Kiang has been associated L&L and no other company.

                Mr. Ian Robinson, CPA, Chair of Audit Committee – Mr. Robinson, Independent Director, is a former partner at Ernst & Young. Mr. Robinson served as Board Member of many US and Hong Kong publicly-listed companies and has forty years of experience in auditing and public reporting. He is a Fellow of the CPA Society of Australia and the CPA Society of Hong Kong.  For the past five years Mr. Robinson has worked at Robinson Consulting Inc. and he travels frequently between the US and Hong Kong.

                Mr. Edward L. Dowd, Jr., Independent Director - Mr. Dowd is a federal litigation attorney who has represented numerous clients before the SEC and the Department of Justice.  He served for six years as a US Attorney and was a former partner of Bryan Cave, LLP.  For the past five years, Mr. Dowd has also served as Chair of the Attorney General’s Committee on Environmental Issues.  His current focus involves corporate compliance and defense, environment and commercial litigation, public corruption, extortion, commercial, and securities cases.  Mr. Dowd is a partner of Dowd Bennett, LLP in St. Louis, MO.

                Mr. Dennis Bracy, Independent Director - Mr. Bracy is the CEO of the US-China Clean Energy Forum and Chair of the Washington State China Relations Council.  A former advisor to executives, Senators, Governors and other public officials, he is considered a leading energy strategist.  His clients have included the US Department of Energy, Pacific Northwest National Laboratory, Boeing, Microsoft, and Demand Energy Networks.  Mr. Bracy obtained his bachelor’s degree from the University of St. Louis.

                Mr. Robert Lee, Board of Directors - Mr. Robert Lee, Director, is an experienced engineer who has 20 years of experience in mechanical engineering and organizational skills. Fluent in Mandarin and English, he focuses on the strategic development of the Company's operations. Robert is a brother of Dickson V. Lee, CEO and Chairman of the Company.  Robert has been working for the Michigan State government for the past five years. Mr. Lee studied at Michigan State University in engineering and mathematics but did not receive a formal degree. He resides in East Lansing, Michigan.

                Ms. Jung Mei (Rosemary) Wang, CPA, Acting Chief Financial Officer – Ms. Wang is a US Certified Public Accountant with 20 years of auditing experience in GAAP, taxation and internal controls of both public and private companies. Currently, Ms. Wang is a partner of Wang & Chou Accountancy Corp. a California-based accounting firm. She speaks both Mandarin and English, and has extensive knowledge of China. Rosemary is a US Citizen, and received an MBA in Finance and Masters Degree in US Taxation from San Jose State University.

                Mr. Clayton Fong, Executive Vice President - US. Operations - Mr. Fong has served at senior levels in the White House and the California Governor's Office.  He served President George HW Bush as Deputy Assistant to the President for Public Liaison, Deputy Director of the US Office of Consumer Affairs and Deputy Associate Director of Presidential Personnel.  He was also the CEO of an organization with a payroll of over 1000 employees in 11 offices nationwide.  Mr. Fong has extensive experience in management, human resources, marketing, government affairs and international business.

EXECUTIVE COMPENSATION

                From 2005 to 2007, there were no executive officers or directors with compensation exceeding $100,000.  In the two years ended April 30, 2008 and 2009, certain directors and executive officers did receive compensation in excess of $100,000.  The following summary compensation table indicates the cash and non-cash compensation earned for the three fiscal years ended April 30, 2010, 2009 and 2008 by the three highest paid executive officers who served in one or more of such fiscal years.  Executives are entitled to salary, stock and warrant awards, that vest 100% in June of the year following grant date.  Stock and warrant awards will be forfeited if the executive does not remain with the Company until such award is fully vested.

Name and Principal Position	Year	Base Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Awards	Total

Dickson V. Lee, Chairman of the Board and Chief Executive Officer	2010 2009	$174,503 $132,000	$ - $11,100	$41,729 $25,067.22	$16,667 $ -	$232,899 $ -
	2008	$125,000	$ -	$ -	$ -	$ -

Ms. Jung Mei (Rosemary) Wang, CPA, Acting Chief Financial Officer	2010 2009 2008	$92,091 $ - $ -	$21,000 $ - $ -	$83,511 $ - $ -	$9,100 $ - $ -	$205,702 $ - $ -

Clayton Fong, Executive Vice President - US Operations(3)	2010 2009 2008	$75,000 $ - $ -	$49,000 $ - $ -	$ - $ - $ -	$5,865 $ - $ -	$129,865 $ - $ -

(1) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2010, in accordance with Financial Accounting Standards Board ASC Topic 718, of restricted stock awards issued to the named directors.  For restricted stock awards, fair value is calculated using the closing price on the grant date.

(2) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2010, in accordance with Financial Accounting Standards Board Statement FAS 123(R), of Warrants issued including amounts from outstanding warrant awards granted during and prior to fiscal 2010.  No warrants were forfeited by any of the executive officers during fiscal 2010.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the executive officers

(3) Compensation prorated for seven months.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements with our Executive Officers

Employment Agreements

Mr. Dickson V. Lee, Chairman and Chief Executive Officer, entered into an employment agreement with the Company dated May 1, 2009.  The employment agreement confirms the continuation of Mr. Lee’s position as the Chairman and Chief Executive Officer of the Company, as he has been serving in such a capacity since the formation of the Company.  Mr. Lee is an at-will employee and his employment will continue until terminated by him or the Company.  If Mr. Lee’s employment is terminated (i) by the Company without Cause (as such term is defined in the employment agreement) (ii) by Mr. Lee for Good Reason (as such term is defined in the employment agreement) or (iii) by Mr. Lee as a result of a change of control of the Company, then the Company will provide Mr. Lee with his base salary, annual bonus and benefits earned up to the effective date of termination, and in addition, Mr. Lee will be entitled to (a) acceleration of 100% of his outstanding warrants, which will immediately vest and become exercisable, and (b) reimbursement for COBRA benefits for a period of six months following the date of termination.  Pursuant to his employment letter agreement, Mr. Lee’s outside business activities must be secondary to his employment at the Company and should be disclosed to the Company.  Mr. Lee’s employment agreement provides that as compensation for his services as Chief Executive Officer, in 2009 Mr. Lee had a base salary of $174, 503 per annum, was granted 48,000 option awards values at $1.00 and other compensation of $16,667.  As compensation for his services as Chairman of the Board of Directors, in 2009 Mr. Lee was granted $45,000, paid 50% in cash and 50% in stock award, and 48,000 warrants with a strike price of $2.50.  Mr. Lee’s employment agreement provides that as of May 1, 2010 Mr. Lee’s base salary for his services as Chief Executive Officer is $400,000 per annum and Mr. Lee’s base salary for his role as Chairman of the Board of Directors may be waived.

Mr. Clayton Fong, Vice President US Operations, entered into a letter agreement confirming his employment, effective as of September 29, 2009.  Mr. Fong’s employment was subject to a probationary period from September 28, 2009 to December 31, 2009, after which the terms of his employment continue until either party terminates in writing at any time for any reason or no reason.  Mr. Fong is currently an at-will employee.  Pursuant to his employment letter agreement, Mr. Fong’s outside business activities must be secondary to his employment at the Company and should be disclosed to the Company.  Mr. Fong’s compensation is $17,000 per month ($10,000 in US funds and $7,000 in Rule 144 shares) plus benefits.  Mr. Fong’s employment letter agreement contained an agreement for Mr. Fong to sign a nondisclosure agreement because of his status as an insider of the Company.

.

Mr. Paul Lee, General Manager, China Operations, entered into an employment letter agreement with the Company on March 9, 2010.  Mr. Lee’s position is as an at-will employee and his term of employment will continue until either party terminates in writing at any time for any reason or no reason. Pursuant to his employment letter agreement, Mr. Lee’s outside business activities must be secondary to his employment at the Company and should be disclosed to the Company.  The Company will pay an additional $5,000 per month to Mr. Lee’s insurance company to hire an outside professional manager so that Mr. Lee can focus on the Company.  Mr. Lee is entitled to $10,000 per month in US funds, plus 2,500 shares of common stock per month, beginning May 1, 2010, plus stock bonus of 100,000 shares over three years.  Mr. Lee is also eligible for an annual performance bonus.  Mr. Lee’s employment letter agreement contained an agreement for Mr. Lee to sign a nondisclosure agreement because of his status as an insider of the Company.

Ms. Jung Mei (Rosemary) Wang, Acting-Chief Financial Officer, entered into an employment letter agreement with the Company on November 17, 2009.  Ms. Wang’s position is as an at-will employee and her term of employment will continue until either party terminates in writing at any time for any reason or no reason.  Pursuant to her employment letter agreement, Ms. Wang’s outside business activities must be secondary to her employment at the Company and should be disclosed to the Company.  Ms. Wang is entitled to $15,000 per month, which amount is payable 80% in US funds and 20% in common stock of the Company.  Shares will be issued once per year and will vest each quarter based on the first five-day average trading price for such quarter.

Mr. Paul Cheng, Chief Accounting Officer, entered into an employment agreement with the Company on September 8, 2010, with a starting date of employment of October 5, 2010.  Mr. Cheng is an at-will employee and his employment will continue until terminated by him or the Company.  If Mr. Cheng’s employment is terminated (i) by the Company without Cause (as such term is defined in the employment agreement) (ii) by Mr. Cheng for Good Reason (as such term is defined in the employment agreement) or (iii) by Mr. Cheng as a result of a change of control of the Company, then the Company will provide Mr. Cheng with his base salary, annual bonus and benefits earned up to the effective date of termination, and in addition, Mr. Cheng will be entitled to (a) acceleration of 100% of his outstanding warrants, which will immediately vest and become exercisable, and (b) reimbursement for COBRA benefits for a period of six months following the date of termination.  Pursuant to his employment letter agreement, Mr. Cheng’s outside business activities must be secondary to his employment at the Company and should be disclosed to the Company.  Mr. Cheng’s employment agreement provides that as compensation for his services as Chief Accounting Officer, he shall receive an annual base salary of $200,000.  Mr. Cheng shall also be considered for an annual bonus of up to six months of his annual base salary.  As a signing bonus, Mr. Cheng will receive 5,000 shares of the Company’s common stock seven months after his employment date.  Subject to approval of the Board of Directors, Mr. Cheng shall also receive incentive stock options to purchase 120,000 shares of the Company’s common stock, which will vest over a three-year period as follows: 33% after the completion of 12 months of service to the Company; 33% after the completion of 24 months of service to the Company; and 34% after the completion of 36 months of service to the Company.  The exercise price of each of Mr. Cheng’s options to purchase one share of the Company’s common stock shall be $0.50 per shares above the market closing price on the date such option is granted.

Board Member Contracts

Each member of the Board of Directors of the Company is required to sign a Board Member Contract.  Pursuant to the Board Member Contract, Directors serve a term which expires on the earlier of one year or until the next annual shareholders’ meeting, at which time such Director’s one-year term expires and such Director is subject to re-election.  The Board Member Contract provides that the Directors may be appointed to sit on a committee of the Board of the Directors.  The Board Member Contract sets forth the annual compensation for Directors as follows: $40,000 (prorated if less than one year of service); and for serving as a Committee Chair an additional $5,000 annually, prorated, if less than one year of service.  The contract provides that payment will be made 80% in cash and 20% in stock for Independent Members and 50% in cash and 50% in stock for Non-Independent Members, although the Board recently approved payment in such proportion of cash and stock and the Board member chooses.  Director compensation is subject to change by the Company’s Compensation Committee.  The Board Member Contract also sets forth the responsibilities of each of the Director and Company with respect to the directorship.

Mr. Norman Y. Mineta entered into a Board Member Contract with the Company on August 4, 2010 with the same term as provided in the form of Board Member Contract described above. Pursuant to such contract, Mr. Mineta accepted appointment as Vice-Chairman of the Board and Chair of the Nominations Committee and is entitled to receive additional compensation for his role as Vice-Chairman, for recognition of past experience and stature and for additional time commitments. Mr. Mineta's regular 12 month compensation will be $250,000 per year.  However, Mr. Mineta's initial term is 13 months and therefore for such initial term he is entitled to $270,834, which shall be paid $216,6667 in cash and 4,814 in shares, 2,407 of which shares vested on August 2, 2010 and 2,407 shares will vest on March 1, 2011.  Mr. Mineta's Board Member Contract is subject to change by the Company's Compensation Committee.

Director Compensation

This section provides information regarding the compensation for directors (in respect of services only as a director in the case of Mr. Dickson Lee) and amounts paid and securities awarded to these directors during fiscal 2010.  Directors may, at their option, elect to receive their total compensation in any ratio of cash to equity.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Warrant Awards(2) ($)	Total ($)

Dickson V. Lee	$22,500	$22,500	$35,510	$80,510
Shirley Kiang	$36,000	$9,000	$35,510	$80,510
Joseph J. Borich	$36,000	$9,000	$35,510	$80,510
Ian Robinson	$36,000	$9,000	$35,510	$80,510
Dennis Bracy(3)	$17,167	$4,292	-	$21,458
Robert Lee	$20,000	$20,000	$35,510	$80,510
Edward Dowd(4)	$9,733	$2,434	-	$12,168

(1) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2010, in accordance with Financial Accounting Standards Board ASC Topic 718, of restricted stock awards issued to the named directors.  For restricted stock awards, fair value is calculated using the closing price on the grant date. For information regarding the number of restricted stock units held by each director as of April 30, 2010, see the column “Stock Awards Outstanding” in the table below.

(2) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2010, in accordance with Financial Accounting Standards Board Statement FAS 123(R), of Warrants issued including amounts from outstanding warrant awards granted during and prior to fiscal 2010.  No warrants were forfeited by any of the directors during fiscal 2010.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the directors. For information regarding the number of warrants held by each director as of April 30, 2010, see the column “Warrants Outstanding” in the table below.

(3) Compensation is $20,000 (pro rata - 6 months out of 12 months) plus $1,458 for chair of Green Energy Committee as of 1/18/10.

(4) Compensation is $12,167 (pro rata - 3.65 months out of 12 months).

The directors held the following numbers of stock awards and warrant awards as of September 17, 2010:

Director	Stock Awards Outstanding	Warrants Outstanding
Dickson V. Lee	0	0
Shirley Kiang	0	89,666
Ian Robinson	0	23,000
Dennis Bracy	0	0
Robert Lee	0	19,250
Edward Dowd	0	0
Norman Y. Mineta	0	2,407

Indemnification of Officers and Directors

                We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. See Item 14 for a description of Section 78.7502 of the Nev. Rev. St.  Article XI of our Bylaws contain the following indemnification provision for our directors and officers:

“The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).”

                Such indemnification provision may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Company has current directors’ and officers’ liability insurance (D&O insurance) covering our directors' and officers' activities conducted for and on behalf of L&L up to the amount of $5 million in the aggregate.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no material litigation or proceeding pending involving our directors, executive officers, employees or other agents as to which indemnification is being sought, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Officers and Directors Subject to Orders During the Past Ten Years

In March 2006, the California Corporation’s Commissioner issued an administrative order prohibiting Mr. Dickson V. Lee from making offers or sales of securities in California unless and until such shares have been qualified, effecting transactions as broker-dealer of the Company’s securities until Mr. Lee was registered as a broker-dealer, or offering or selling or buying or offering to buy any security in California by means of any misleading statement. Mr. Lee has been in compliance with the order since its issue.

In February 2007, Dickson V. Lee was prohibited by FINRA from practicing as a broker by FINRA for one year. The one-year period has since been completed and Mr. Lee is eligible to hold a broker license should he so choose.

In April 2007, the Department of Banking of the State of Connecticut issued a consent order against the Company and its officers ordering (i) the Company and its officers to refrain from violations of state securities laws, (ii) prohibiting the Company from selling securities in or from Connecticut for ten years and (iii) payment of an administrative fine. On November 9, 2009, the Company was granted relief from the 10 year prohibition and entered an order modifying the consent whereby the Company is permitted to sell securities so long as it complies with the terms of the order.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of December 31, 2010 with respect to persons known to the Company to be the beneficial owners of more than 5% of its voting securities and with respect to the beneficial ownership of such securities by each director of the Company and by all directors and executive officers of the Company as a group.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 31, 2010 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.  To the best of our knowledge, subject to community and martial property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Class of Stock	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officer(s) and Directors
Common	Dickson V. Lee c/o L&L Energy, Inc. 130 Andover Park East, Suite 200 Seattle, Washington 98188	7,532,321	24.30%
Common	Dennis Bracy	1,802	*
Common	Edward Dowd	1,182	*
Common	Shirley Kiang(3)	148,821	*
Common	Paul Lee(4)	89,666	*
Common	Robert Lee(5)	836,146	2.70%
Common	Jung-Mei (Rosemary) Wang(6)	82,631	*
Common	Ian Robinson(7)	60,819	*
Common	Clayton Fong(8)	94,901	*
Common	Norman Y. Mineta(9)	2,407	*
Common	All Officers and Directors as a group (10 persons)	8,850,696	28.55%
5% or above Stockholders
Common	T Squared Investments LLC(10), (11) 1325 Sixth Avenue, Floor 27 New York, NY 10019	2,964,118	8.43%

* less than one percent.

(1) In the case of more than five percent holders.

 (2)Includes warrants to purchase 89,666 shares of common stock that are presently exercisable.

(3)Includes warrants to purchase 10,000 shares of common stock that are presently exercisable.

(4)Includes warrants to purchase 19,250 shares of common stock that are presently exercisable.

(5) Includes warrants to purchase 0shares of common stock that are presently exercisable.

(6) Includes warrants to purchase 2,300 shares of common stock that are presently exercisable.

(7) Includes shares of common stock that Mr. Fong has the right to receive within 60 days pursuant to his employment agreement.

(8) Includes shares of common stock that Mr. Mineta has the right to receive within 60 days pursuant to his employment agreement.

(9) Based solely upon information provided by T Squared Investments LLC to the Company.

(10) Includes 350,000 warrants that have been exercised and shares to be issued. Percent of class does not include the 350,000 exercised.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Family Relationships

Mr. Robert Lee, a Board member, is the brother of Dickson Lee, Chief Executive Officer and Chairman of the Board.  Mr. Paul Lee, General Manager, China Operations, is brother to both Robert Lee and Dickson Lee.

Set forth below are our related party transactions since April 30, 2008

Item	October 31, 2009	April 30, 2009	April 30, 2008
Due to shareholder	$0	($910,791)	($680,062)
Due from related parties-receivable (1)	1,866,917	5,983,636	726,775
Net	$1,866,917	$5,072,845	$46,713

(1)     The balances of due from related party consist of two separate events: 1) cash advances made to Hong Yu Li, manager of KMC subsidiary, for development of TianRi Coal Mine, which advances are invested in the mine and will be reclassified to project costs as assets when supporting documents received, and 2) a loan made to the non-controlling interest shareholders of the 2 Mines that was fully collected as of October 31, 2009. Thus the ending balances were $0, $4,300,000, and $0 as of October 31, 2009, April 30, 2009, and April 30, 2008 respectively.

Director Independence

                The Board has determined that Mrs. Shirley Kiang, , Mr. Ian Robinson, and Mr. Dennis Bracy are independent directors under listing standards of the NASDAQ.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

During the fiscal year ended April 30, 2009, the Company changed its independent accountants, and engaged Kabani & Co., Inc as its current accountant to replace Jaspers + Hall, PC.  There are not and have not been any disagreements between us, our prior independent accountant or our current independent accountant on any matter of accounting principles, practices, or financial statement disclosure during our two most recent fiscal years and subsequent interim period.

DESCRIPTION OF SECURITIES TO BE REGISTERED

                We are incorporated under the laws of the state of Nevada.  As of the date of this prospectus, our authorized capital stock consists of 120,000,000 shares of Common Stock, and 2,500,000 shares of preferred stock, no par value per share.  As of December 31, 2010, an aggregate of 31,345,261shares of common stock were outstanding.  There are no shares of preferred stock outstanding.

Common Stock

                Each shareholder of our Common Stock, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on.  The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business.  Assuming that a quorum is present, the affirmative vote of a majority of the shares of the Company present in person or represented by proxy is required.  The Company's articles of incorporation do not provide for cumulative voting or preemptive rights.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of our warrants will be fully paid and non-assessable.  To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Market For Registrant's Common Equity And Related Stockholder Matters

Market Information

Our common stock, par value $0.001 per share (“Common Stock”), is traded on the Nasadq Stock Market under the symbol “LLEN”.  [As of Friday December 31, 2010, the last sale price was $ 10.80.]  The following table sets forth, for the periods indicated, the reported high and low last sale price on the Nasdaq Stock Market (and before October 31, 2010, the reported high and low closing bid quotations for our common stock as reported on the OTCBB).  The prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Quarter Ended	High	Low
October 31, 2010	11.81	6.87
July 31, 2010	11.59	7.76
April 30, 2010	14.91	5.75
January 31, 2010	7.90	4.25
October 31, 2009	6.39	3.00
July 31, 2009	3.50	1.55
April 30, 2009	1.85	0.55
January 31, 2009	2.50	0.31
October 31, 2008	2.50	2.00
July 31, 2008	-N/A -	-N/A -
April 30, 2008	-N/A -	-N/A -
January 31, 2007	-N/A -	-N/A -
October 31, 2007	-N/A -	-N/A -
July 31, 2007	-N/A -	-N/A -

                As of October 31, 2010, there were approximately 30,223,749 shares of common stock issued and outstanding. There were no shares of preferred stock issued or outstanding.

Holders

                As of Friday December 31, 2010, there were over 7,000 record-holders of the Company’s common stock.

Dividends

                The Company has not declared or paid any cash dividends on its common stock. It intends to retain earnings, if any, to finance the development and expansion of the business. As a result, the Company does not anticipate paying dividends on our common stock in the foreseeable future. Payment of dividends, if any, will depend on our future earnings, capital requirements and financial position, plans for expansion, general economic conditions and other pertinent factors.

SELLING SECURITY HOLDERS

We are registering the following securities: (i) 1,371,021 shares of common stock issued in conjunction with the October Financing; (ii) 932,295 shares of common stock underlying the warrants issued in conjunction with the October Financing; (iii) 835,389 shares of common stock issued in conjunction with the November Financing; (iv) 568,068 shares of common stock underlying the warrants issued in conjunction with the November Financing; and (v) 500,000 shares of common stock underlying the warrants issued in conjunction with the May Financing.

We are registering these securities in order to permit the selling security holders to dispose of the shares of common stock, or interests therein, from time to time.  The selling security holders may sell all, some, or none of their shares in this offering.  See “Plan of Distribution.”

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. Column B lists the number of shares of common stock beneficially owned by each selling security holder as of December 31, 2010 (assuming full exercise of the Warrants held by such selling security holder). Column C lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling security holders. Column D lists the number of shares of common stock that will be beneficially owned by the selling security holders assuming all of the shares covered by this prospectus are sold. Column E lists the percentage of class beneficially owned based on 31,345,261 shares of common stock outstanding as of December 31, 2010.

The selling security holders may decide to sell all, some, or none of the securities listed below. We cannot provide an estimate of the number of securities that any of the selling security holders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules promulgated by the SEC, and includes voting power and investment power with respect to such securities.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our affiliates during the last three years. Except as indicated below, no selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

                                                                Selling Security Holders’ Table

Name (A)	Securities Beneficially Owned Prior to Offering(1) (B)	Securities Being Offered (C)	Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (4) (E)
Bohdan Chaban (5)	16,000	16,000	0	0%
The Carnahan Trust (6)	20,000	20,000	0	0%
Cranshire Capital LP (7)	104,000	104,000	0	0%
David Hickok (8)	20,800	20,800	0	0%
Ding Chu Fuh Chen (9)	4,800	4,800	0	0%
Dominique Lubar (10)	10,400	10,400	0	0%
Francis Sarre (11)	10,400	10,400	0	0%
Guy C. Billups III (12)	88,000	88,000	0	0%
Hubert Wieser (13)	10,400	10,400	0	0%
Hudson Bay Fund LP (14)	44,928	44,928	0	0%
Hudson Bay Overseas Fund, Ltd. (15)	79,872	79,872	0	0%
Ira Kalfus (16)	24,000	24,000	0	0%
James Shapland and Joanne Shapland (17)	13,600	13,600	0	0%
Jan J. Laskowski and Sofia M. Laskowski (18)	16,000	16,000	0	0%
Jeff Tisherman (19)	32,000	32,000	0	0%
Joseph A. Cox (20)	24,000	24,000	0	0%
Joav Avtalion (21)	10,400	10,400	0	0%
Joseph Huggins (22)	10,400	10,400	0	0%
Leonard Hodes (23)	16,000	16,000	0	0%
Mark A. Suwyn (24)	53,600	53,600	0	0%
Mark Brosso and Maureen Brosso (25)	20,800	20,800	0	0%
Mark Sourian (26)	10,400	10,400	0	0%
Michael Carroll and Sheila Carroll (27)	40,000	40,000	0	0%
Meltronics Resources, L.P. (28)	31,200	31,200	0	0%
MidSouth Investor Fund, LP (29)	124,800	124,800	0	0%
Muneswara Sreenivasan (30)	10,400	10,400	0	0%
Nina M. Dougar (31)	12,800	12,800	0	0%
Pandora Select Partners, LP (32)	417,392	417,392	0	0%
Prakash Desai (33)	2,400	2,400	0	0%
Questier Bernard (34)	81,634	81,634	0	0%
Richard Cohen (35)	41,600	41,600	0	0%
Roderic Prat (36)	168,000	168,000	0	0%
Roger K. Cady (37)	24,000	24,000	0	0%
S. Alexei Gitter (38)	4,800	4,800	0	0%
Silvano Marchetto (39)	20,800	20,800	0	0%
Starwest Financial Corporation (40)	10,400	10,400	0	0%
Thibaud Morin (41)	10,400	10,400	0	0%
Thomas Hansbauer and Suzanne Hansbauer (42)	9,600	9,600	0	0%
Whitebox Intermarket Partners, LP (43)	86,818	86,818	0	0%
Whitebox Combined Partners, LP (44)	455,790	455,790	0	0%
Laidlaw & Company (UK) Ltd. (3)(45)(46)	10,968	10,968	0	0%
Laidlaw Holdings Plc (47)(48)	5,546	5,546	0	0%
Buff Trust (49)(50)	17,549	17,549	0	0%
Garnet Trust (51)(52)	17,549	17,549	0	0%
Theodore V. Fowler (53)(54)	5,000	5,000	0	0%
Lance Friedman (55)(56)	17,060	17,060	0	0%
Daniel T. Guilfoile (57)(58)	17,060	17,060	0	0%
Jonathan P. Lawrence (59)(60)	500	500	0	0%
Hugh Regan (61)(62)	8,794	8,794	0	0%
Francis R. Smith (63)(64)	3,228	3,228	0	0%
Robert K. Connors (65)(66)	700	700	0	0%
Ron Zuckerman (67)(68)	300	300	0	0%
Hasan Bacovic (69)(70)	57	57	0	0%
Craig A. Bonn (71)(72)	244	244	0	0%
Todd A. Cirella (73)(74)	826	826	0	0%
Jason Russo (75)(76)	825	825	0	0%
Robert J. Bonaventura (77)(78)	850	850	0	0%
Oleg Shtaynberger (79)(80)	113	113	0	0%
Hugh J. Marasa, Jr. (81)(82)	500	500	0	0%
Joseph M. Fedorko (83)(84)	850	850	0	0%
Peter Silverman (85)(86)	1,163	1,163	0	0%
Alpha Capital Anstalt (87)	102,565	102,565	0	0%
Coronado Capital Partners, LP (88)	82,053	82,053	0	0%
Excalibur Special Opportunities, LP (89)	410,258	410,258	0	0%
Linda Hechter (90)	30,770	30,770	0	0%
Marc Freeman (91)	20,514	20,514	0	0%
Next View Capital, LP (92)	160,000	160,000	0	0%
Proximity Fund, LP (93)	160,000	160,000	0	0%
Sarita Madan (94)	10,258	10,258	0	0%
SEI Private Trust Co. FAO JM Smucker Co. Master Trust (95)	205,130	205,130	0	0%
The USX China Fund (96)	32,000	32,000	0	0%
Whalehaven Capital Fund, Ltd. (97)	123,077	123,077	0	0%
Barretto Securities, Inc. (3) (98)	66,832	66,832	0	0%
Silver Rock II, Ltd (99)	660,000	500,000	160,000	0.5471%
----------------------------

(1)

Unless otherwise indicated, the selling security holders purchased the securities being offered in the October and November Financings described above. The securities purchased in both private offerings consisted of Units at a price per Unit of $3.90 and with each Unit consisting of one share of our common stock and 6/10ths of one common stock share purchase warrant, with each whole warrant entitling the holder to purchase an additional common stock share at an exercise price of $5.62 per common share for a period of 60 months.

(2)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.
(3)	Denotes broker-dealer.
(4)	Based on a total of 31,345,261 shares of common stock outstanding as of December 31, 2010
(5)	Number of shares being registered include up to 6,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(6)

Kevin Carnahan is the natural person who has voting and investment control over the shares held by Carnahan Trust.  Kevin Carnahan disclaims beneficial ownership of the shares. Number of shares owned before the offering include 7,500 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(7)

Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire. Number of shares owned before the offering include 39,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(8)	Number of shares being registered include up to 7,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(9)	Number of shares being registered include up to 1,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(10)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(11)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(12)	Number of shares being registered include up to 33,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(13)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(14)

Sander Gerber is the natural person who has voting and investment control over the shares held by Hudson Bay Fund, LP.  Sander Gerber disclaims beneficial ownership of the shares. Number of shares owned before the offering include 16,848 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(15)

Sander Gerber is the natural person who has voting and investment control over the shares held by Hudson Bay Overseas Fund, Ltd.  Sander Gerber disclaims beneficial ownership of the shares. Number of shares owned before the offering include 29,952 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(16)	Number of shares being registered include up to 9,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(17)	Number of shares being registered include up to 5,100 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(18)	Number of shares being registered include up to 6,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(19)	Number of shares being registered include up to 12,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(20)	Number of shares being registered include up to 9,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(21)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(22)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(23)	Number of shares being registered include up to 6,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(24)	Number of shares being registered include up to 20,100 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(25)	Number of shares being registered include up to 7,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(26)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(27)	Number of shares being registered include up to 15,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(28)

Paul Melchiorre is the natural person who has voting and investment control over the shares held by Meltronics Resources, LP.  Paul Melchiorre disclaims beneficial ownership of the shares. Number of shares owned before the offering include 11,700 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(29)

Lyman O. Heidtke is the natural person who has voting and investment control over the shares held by MidSouth Investor Fund, LP.  Lyman O. Heidtke disclaims beneficial ownership of the shares. Number of shares owned before the offering include 46,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(30)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(31)	Number of shares being registered include up to 4,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(32)

Andrew J. Redleaf is the natural person who has voting and investment control over the shares held by Pandora Select Partners, LP.  Andrew J. Redleaf disclaims beneficial ownership of the shares. Number of shares owned before the offering include 156,522 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(33)	Number of shares being registered include up to 900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(34)	Number of shares being registered include up to 30,613 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(35)	Number of shares being registered include up to 15,600 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(36)	Number of shares being registered include up to 63,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(37)	Number of shares being registered include up to 9,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(38)	Number of shares being registered include up to 1,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(39)	Number of shares being registered include up to 7,800 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(40)

Larry B. Krause is the natural person who has voting and investment control over the shares held by Starwest Financial Corporation.  Larry B. Krause disclaims beneficial ownership of the shares. Number of shares owned before the offering include 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(41)	Number of shares being registered include up to 3,900 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(42)	Number of shares being registered include up to 3,600 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(43)

Andrew J. Redleaf is the natural person who has voting and investment control over the shares held by Whitebox Intermarket Partners, L.P.  Andrew J. Redleaf disclaims beneficial ownership of the shares. Number of shares owned before the offering include 32,557 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(44)

Andrew J. Redleaf is the natural person who has voting and investment control over the shares held by Whitebox Combined Partners, L.P.  Andrew J. Redleaf disclaims beneficial ownership of the shares. Number of shares owned before the offering include 170,921 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(45)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(46)

Represents 10,968 shares underlying warrants with an exercise price of $6.11 per share that were issued to Laidlaw & Company (UK) Ltd. as compensation for services as placement agent in Registrant’s October Financing described.  This selling security holder is a member firm of FINRA.   Hugh Regan is the natural person who has investing and voting control over such securities. This selling security holder has no arrangement under which this selling security holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, this selling security holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(47)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(48)

Represents 5,546 shares underlying warrants with an exercise price of $6.11 per share that were issued as part of the compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.  Hugh Regan is the natural person who has voting and investment control over the shares held by Laidlaw Holdings, Plc.  Hugh Regan disclaims beneficial ownership of the shares.

(49)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(50)

Represents 17,549 shares underlying warrants with an exercise price of $6.11 per share that were issued as part of the compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.  John P. Tesei is an employee of Laidlaw & Company (UK), Ltd. and is the trustee of Buff Trust, which is the registered holder of the warrants. John P. Tesei, as trustee of Buff Trust, has voting and disposition power over the shares owned by Buff Trust.

(51)

The Trustee of the Selling Security Holder, John P. Tesei is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(52)

Represents 17,549 shares underlying warrants with an exercise price of $6.11 per share that were issued as part of the compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.  John P. Tesei is an employee of Laidlaw & Company (UK), Ltd. and is the trustee of Garnet Trust, which is the registered holder of the warrants. John P. Tesei, as trustee of Garnet Trust, has voting and disposition power over the shares owned by Garnet Trust.

(53)

The Trustee of the Selling Security Holder, John P. Tesei, is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(54)

Represents 5,000 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(55)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(56)

Represents 17,060 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(57)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(58)

Represents 17,060 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(59)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(60)

Represents 500 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(61)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(62)

Represents 8,794 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(63)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(64)

Represents 3,228 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(65)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(66)

Represents 700 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(67)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(68)

Represents 300 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(69)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(70)

Represents 57 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(71)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(72)

Represents 244 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(73)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(74)

Represents 826 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(75)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(76)

Represents 825 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(77)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(78)

Represents 850 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(79)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(80)

Represents 113 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(81)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(82)

Represents 500 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(83)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(84)

Represents 850 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(85)

Selling Security Holder is an affiliate of Laidlaw & Company (UK), Ltd., the placement agent in the October Financing described above.  The Company has no material relationship with such Selling Security Holder, other than in connection with the October Financing. The Selling Security Holder has no arrangement under which the Selling Security Holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, the Selling Security Holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(86)

Represents 1,163 shares underlying warrants with an exercise price of $6.11 per share that were issued as compensation for placement agent services by Laidlaw & Company (UK), Ltd. in the Registrant’s October Financing described above.

(87)

Konrad Ackerman is the natural person who has voting and investment control over the shares held by Alpha Capital Anstalt.  Konrad Ackerman disclaims beneficial ownership of the shares. Number of shares owned before the offering include 38,462 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(88)

Zach Easton is the natural person who has voting and investment control over the shares held by Coronado Capital Partners, LP. Zach Easton disclaims beneficial ownership of the shares. Number of shares owned before the offering include 30,770 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(89)

William Hechter is the natural person who has voting and investment control over the shares held by Excalibur Special Opportunities, LP.  William Hechter disclaims beneficial ownership of the shares. Number of shares owned before the offering include 153,847 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(90)	Number of shares being registered include up to 11,539 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(91)	Number of shares being registered include up to 7,693 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(92)

Stewart R. Flink is the natural person who has voting and investment control over the shares held by Next View Capital, LP.  Stewart R. Flink disclaims beneficial ownership of the shares. Number of shares owned before the offering include 60,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(93)

Steven Crosby is the natural person who has voting and investment control over the shares held by Proximity Fund, LP.  Steven Crosby disclaims beneficial ownership of the shares. Number of shares owned before the offering include 60,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(94)	Number of shares being registered include up to 3,847 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.
(95)

Zach Easton is the natural person who has voting and investment control over the shares held by SEI Private Trust Co. FAO JM Smucker Co. Master Trust.  Zach Easton disclaims beneficial ownership of the shares. Number of shares owned before the offering include 76,924 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(96)

Stephen Parr, in his capacity as President of Par Financial Group, the investment advisor to the USX China Fund has voting control and investment discretion over the shares owned by the USX China Fund.  Stephen Parr disclaim/s beneficial ownership of such shares. Number of shares owned before the offering include 12,000 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(97)

Michael Allen Finkelstein is the natural person who has voting and investment control over the shares held by Whalehaven Capital Fund, Ltd.  Michael Allen Finkelstein disclaims beneficial ownership of the shares. Number of shares owned before the offering include 46,154 shares of common stock issuable upon exercise of this security holder’s warrant at an exercise price of $5.62 per share.

(98)

Represents 66,832 shares underlying warrants with an exercise price of $6.11 per share that were issued to Barretto Securities Inc. as compensation for services as placement agent in Registrant’s November Financing described above. This selling security holder is a member firm of the FINRA.  Landon Barretto is the natural person who has investing and voting control over such securities. This selling security holder has no arrangement under which this selling security holder may purchase additional securities in connection with this offering.  At the time of acquisition of the securities, this selling security holder had no understanding, directly or indirectly with any person to distribute the securities being offered hereunder.

(99)

Consists of 250,000 outstanding shares and 250,000 shares issuable upon exercise (at a price of $1.40 per share) of warrants which expire on May 6, 2012.  Rima Salam, Director of Silver Rock II, Ltd., has voting and dispositive power over the shares held by Silver Rock II, Ltd.  Mr. Salam may be deemed to beneficially own the shares of Common Stock held by Silver Rock II, Ltd. Mr. Salam disclaims beneficial ownership of such shares. The address for Silver Rock II, Ltd. is P.O. Box 213 999, Dubai UAE.

PLAN OF DISTRIBUTION

                We are registering the shares of Common Stock and Common Stock issuable upon exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Common Stock and warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling security holders of the shares of Common Stock.  We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling security holders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of Common Stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•         on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•         in the over-the-counter market;

•         in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•         through the writing of options, whether such options are listed on an options exchange or otherwise;

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         privately negotiated transactions;

•         short sales;

•         sales pursuant to Rule 144;

•         broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•         a combination of any such methods of sale; and

•         any other method permitted pursuant to applicable law.

If the selling security holders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of Common Stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume.  The selling security holders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling security holders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.  The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may pledge or grant a security interest in some or all of the Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling security holders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.  Any selling security holder who is deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act, will be subject to the prospectus delivery requirements of the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holders will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling security holders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock.  All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling security holders will be entitled to contribution.  We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL PROCEEDINGS

                We are not currently a party to any legal proceedings and we are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us, other than the legal proceeding described below:

                Bratek v. L&L Financial Holdings, et al. On or about November 13, 2009, Ronald F. Bratek (an individual) filed a Complaint in the Superior Court of New Jersey, Mercer County, against the Company (under its former name “L&L Financial Holdings, Inc.”) and Dickson V. Lee.  The Complaint alleges claims for fraud and declaratory judgment in relation to Bratek’s past purchase of securities and warrants.  The Company believes this proceeding is not material to its business or financial condition, disputes all of Bratek’s claims and intends to vigorously defend this action.

LEGAL MATTERS

                The validity of the issuance of the securities offered hereby will be passed upon for us by [______________________], Neveda.

EXPERTS

                Kabani & Co., Inc., our independent registered public accounting firm, audited our financial statements at April 30, 2009 and April 30, 2008, as set forth in their report.  We have included our financial statements and financial information in this prospectus and elsewhere in this registration statement in reliance on the report of Kabani & Co., Inc. given on their authority as experts in accounting and auditing.

The information included in this prospectus as of January 4, 2010, relating to estimates of our recoverable proven and probable coal reserves and non-reserve coal deposits was derived from reports prepared by Qujing Municipal Land and Mining Right Appraisal Firm for the DaPuAn Coal Mine and Qujing XiaGuang Geological Engineering Co. Ltd. for the SuTsong Coal Mine. This information is included and incorporated by reference in this prospectus in reliance upon this firm as an expert in matters contained in the report. These firms have given the Company consent letters to use the coal reserve reports.

ADDITIONAL INFORMATION

We have filed an amended registration statement on Form S-1 with the SEC in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. This prospectus may include references to contracts or other documents of ours; any summaries of these contracts or documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports that we have filed can be inspected and copied at the Public Reference Room of the SEC at 100 F. Street N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov.

                                                                                         L & L Energy, Inc.

                                                                (formerly L & L International Holdings, Inc.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of L & L Energy, Inc.

We have audited the accompanying consolidated balance sheets of L & L Energy, Inc. and subsidiaries as of April 30, 2010 and 2009 and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended April 30, 2010. We were also engaged to audit L & L Energy, Inc.’s internal control over financial reporting as of April 30, 2010, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). L & L Energy, Inc.’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. As of and during the fiscal year ended April 30, 2010, L & L Energy, Inc. did not maintain sufficient documentation of its internal control over financial reporting.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of L & L Energy, Inc. and subsidiaries as of April 30, 2010 and 2009, and the results of its operations and its cash flows for the years in the three-year period ended April 30, 2010 in conformity with accounting principles generally accepted in the United States of America. Since L & L Energy, Inc. did not maintain sufficient documentation of its internal control over financial reporting as of and during the fiscal year ended April 30, 2010, and we were unable to apply other procedures to satisfy ourselves as to the effectiveness of the company’s internal control over financial reporting, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on L & L Energy, Inc.’s internal control over financial reporting.

/s/ Kabani & Co. Inc.

Los Angeles, California

July 28, 2010

L & L ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF APRIL 30,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,327,369	$5,098,711
Accounts receivable	17,304,949	16,906,010
Prepaid and other current assets	22,113,327	12,611,760
Other receivables	7,956,069	465,821
Inventories	9,605,103	1,524,493
Total current assets	64,306,817	36,606,795

Property, plant, equipment, and mine development, net	37,387,194	9,026,133
Construction-in-progress	17,211,093	2,085,134
Intangible assets, net	1,298,469	0
Equity interest held in a subsidiary for sale	0	573,677
Long term receivable	1,259,151	0
Related party notes receivable	7,141,800	5,983,636
Total non-current assets	64,297,707	17,668,580

TOTAL ASSETS	$128,604,524	$54,275,375

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,995,513	$4,930,866
Accrued and other liabilities	1,225,294	953,395
Other payables	15,344,920	3,000,000
Taxes payable	10,387,265	6,014,922
Customer deposits	3,937,770	300,435
Due to shareholder	0	910,791
Total current liabilities	32,890,762	16,110,409

LONG-TERM LIABILITIES
Bank loans	4,146,950	3,000,000
Long-term payable	800,000	0
Asset retirement obligation	507,279	0
Total long-term liabilities	5,454,229	3,000,000

Total Liabilities	38,344,991	19,110,409

Commitments and contingencies

EQUITY:
L&L ENERGY STOCKHOLDERS' EQUITY:
Preferred stock, no par value, 2,500,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 120,000,000 shares authorized: 28,791,735 and 28,391,735 shares issued and outstanding at April 30, 2010, respectively; 21,202,200 and 20,802,200 shares issued and outstanding at April 30, 2009, respectively	28,792	21,202
Additional paid-in capital	32,781,365	10,000,693
Deferred stock compensation	(557,202)	(63,667)
Accumulated other comprehensive income	699,755	669,913
Retained Earnings	45,108,530	12,200,838
Treasury stock (400,000 shares)	(396,000)	(396,000)
Total L & L Energy stockholders' equity	77,665,240	22,432,979
Non-controlling interest	12,594,293	12,731,987
Total equity	90,259,533	35,164,966
TOTAL LIABILITIES AND EQUITY	$128,604,524	$54,275,375

The accompanying notes are an integral part of these consolidated financial statements.

                                                                                                                                                                              F-3

L & L ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPRENSIVE INCOME
FOR THE YEARS ENDED APRIL 30,

	2010	2009	2008
NET REVENUES	$109,217,838	$40,938,128	$23,381,508
COST OF REVENUES	57,036,887	17,946,206	21,994,429
GROSS PROFIT	52,180,951	22,991,922	1,387,079

OPERATING COSTS AND EXPENSES:
Salaries & wages - selling, general and administrative	2,560,128	481,128	191,808
Selling, general and administrative expenses, excluding salaries and wages	7,295,223	3,515,667	695,656
Total operating expenses	9,855,351	3,996,795	887,464

INCOME FROM OPERATIONS	42,325,600	18,995,127	499,615
OTHER INCOME (EXPENSE):
Interest expense	(196,558)	(265,186)	(24,935)
Other income (expense)	498,184	(170)	(239)
Total other income (expense)	301,626	(265,356)	(25,174)

INCOME BEFORE PROVISION FOR INCOME TAXES	42,627,226	18,729,771	474,441
LESS PROVISION FOR INCOME TAXES	4,531,088	1,219,457	186,461
INCOME FROM CONTINUED OPERATIONS	38,096,138	17,510,314	287,980

Income from continued operations attributable to non-controlling interests	7,040,555	7,315,330	119,879
Income from continued operations attributable to L & L	31,055,583	10,194,984	168,101

DISCONTINUED OPERATIONS
Gain (loss) on disposal	1,017,928	(382,961)	-
Net income from discontinued operations	834,181	145,220	806,368
TOTAL INCOME (LOSS) FROM DISCONTINUED OPERATIONS	1,852,109	(237,741)	806,368

NET INCOME	$39,948,247	$17,272,573	$1,094,348

Net income attributable to non-controlling interests	$7,040,555	$7,315,330	$119,879
Net income attributable to L & L	32,907,692	9,957,243	974,469
NET INCOME	$39,948,247	$17,272,573	$1,094,348

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain	29,842	569,574	100,339
COMPREHENSIVE INCOME	$39,978,089	$17,842,147	$1,194,687

Comprehensive income attributable to non-controlling interests	$7,040,555	$7,315,330	$119,879
Comprehensive income attributable to L & L	32,937,534	10,526,817	1,074,808
COMPREHENSIVE INCOME	$39,978,089	17,842,147	1,194,687

INCOME PER COMMON SHARE – basic from continued operation	$1.27	$0.47	$0.01
INCOME PER COMMON SHARE – basic from discontinued operation	$0.08	$(0.01)	$0.04
INCOME PER COMMON SHARE – basic	$1.35	$0.46	$0.05

INCOME PER COMMON SHARE – diluted from continued operation	$1.21	$0.47	$0.01
INCOME PER COMMON SHARE – diluted from discontinued operation	$0.07	$(0.01)	$0.04
INCOME PER COMMON SHARE – diluted	$1.28	$0.46	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – basic	24,375,508	21,492,215	20,854,212

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - diluted	25,748,036	21,822,215	21,255,210

The accompanying notes are an integral part of these consolidated financial statements.

                                                                                                                                                                                    F-4

L&L ENERGY, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED APRIL 30, 2010, 2009 AND 2008

					Accumulated
			Additional	Deferred	Other
	Common Stock		Paid-in	Compensa-	Comprehensive	Retained	Treasury
	Shares	Amount	Capital	tion	Income	Earnings	Stock	Total
Balance as of May 1, 2007	$19,706,584	$19,706	$9,147,847	$(147,667)	$107,883	$1,269,126	$-	$10,396,895
Issuance of Shares	555,018	555	245,176	-	-	-	-	245,731
Warrants converted to shares	596,362	596	480,248	-	-	-	-	480,844
Issuance of common stock for service	201,750	202	105,539	-	-	-	-	105,741
Amortization of deferred compensation	-	-	-	42,000	-	-	-	42,000
Foreign currency translation adjustment	-	-	-	-	(7,544)	-	-	(7,544)
Net income	-	-	-	-	-	974,469	-	974,469
Balance as of April 30, 2008	21,059,714	$21,059	$9,978,810	$(105,667)	$100,339	$2,243,595	$-	$12,238,136

Issuance of Shares	698,015	698	854,496	-	-	-	-	855,194
Warrants converted to shares	92,374	93	64,885	-	-	-	-	64,978
Issuance of common stock for acquisition	400,000	400	1,599,600	-	-	-	-	1,600,000
Issuance of common stock for service	663,713	664	1,273,404	-	-	-	-	1,274,068
Cancellation of Shares	(1,711,616)	(1,712)	(4,166,502)	-	-	-	-	(4,168,214)
Amortization of deferred compensation	-	-	-	42,000	-	-	-	42,000
Shareholder sold 400,000 shares to the
Company for $1	-	-	396,000	-	-		(396,000)	-
Foreign currency translation adjustment	-	-	-	-	569,574	-	-	569,574
Net income	-	-	-	-	-	9,957,243	-	9,957,243
Balance as of April 30, 2009	$21,202,200	$21,202	$10,000,693	$(63,667)	$669,913	$12,200,838	$(396,000)	$22,432,979

Issuance of common stock for cash	3,258,911	3,259	9,173,972	-	-	-	-	9,177,231
Exercise 3,211,176 warrants	3,211,176	3,211	3,912,744	-	-	-	-	3,915,955
Cashless exercise of 511,700 warrants	295,348	296	(296)	-	-	-	-	-
Beneficial conversion feature for convertible debt	-	-	100,000	-	-	-	-	100,000
Conversion of $100,000 note and $4,000 interest	160,000	160	103,840	-	-	-	-	104,000
Issue 29,902 shares for compensation	29,902	30	139,148	-	-	-	-	139,178
Issue 634,198 shares for services	634,198	634	1,287,485	(557,202)	-	-	-	730,917
Issuance of 336,000 warrants for compensation	-	-	302,955	-	-	-	-	302,955
Increase controlling interest in subsidiary	-	-	7,760,824	-	-	-	-	7,760,824
Amortization of deferred compensation	-	-	-	63,667	-	-	-	63,667
Foreign currency translation adjustment	-	-	-	-	29,842	-	-	29,842
Net income	-	-	-	-	-	32,907,692	-	32,907,692
Balance as of April 30, 2010	$28,791,735	$28,792	$32,781,365	$(557,202)	$699,755	$45,108,530	$(396,000)	$77,665,240

The accompanying notes are an integral part of these consolidated financial statements.
                                                                                                                                                                                F-5

L & L ENERGY, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED APRIL 30,

	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interest	$32,907,692	$9,957,243	$974,469
Adjustments to reconcile net income to net cash provided by operating activities:
Income from non-controlling interest	7,040,555	7,315,330	119,879
Depreciation and amortization	1,398,727	481,863	16,010
Stock compensation	302,955	-	-
Amortization of debt discount	100,000	-	-
Gain on sale of subsidiary	(1,017,928)	382,961	-
Amortization for deferred compensation	63,667	42,000	42,000
Issuance of common stock for services	696,380	1,310,453	105,741
Changes in assets and liabilities, net of businesses acquisitions:
Accounts receivable	(95,469)	(16,403,858)	11,934
Prepaid and other current assets	(9,680,425)	(12,020,070)	89,086
Inventories	(7,459,437)	(188,004)	(743,302)
Other receivable	(9,766,579)	-	-
Long term receivable	(1,259,151)	-	-
Accounts payable and other payable	9,208,435	7,667,605	162,915
Customer deposit	4,185,463	(11,244)	147,951
Accrued and other liabilities	275,517	1,468,957	133,750
Taxes payable	3,833,131	3,811,741	1,016,652
Net cash provided by (used in) discontinued operation	-	13,109,093	(1,967,271)
Net cash provided by operating activities	29,619,129	16,924,070	109,814

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(18,310,477)	(7,820,446)	-
Acquisition of intangible assets	-	(2,507,331)	-
Construction-in-progress	(15,125,959)	(2,085,133)	-
Change in non-controlling interest due to acquisition and disposal	(427,894)	(2,451,697)	853,025
Acquisition of businesses, net of cash acquired	(4,561,561)	-	-
Increase in investments	-	(1,405,461)	(43,376)
Increase in related party receivable	(1,158,164)	(956,861)	(726,775)
Net cash (used in) provided by investing activities	(39,584,055)	(17,226,929)	82,874
                                                                                                                                                                                               F-6

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term payable	-	3,000,000	-
Payment on bank loans	(141,703)	-	-
Payment to shareholder	(910,791)	-	-
Proceeds from issuance of convertible debt	100,000	-	-
Proceeds from issuance of common stock	9,865,629	833,786	246,165
Payments for costs related to issuance of common stock	(688,398)	-	-
Warrants converted to common stock	3,915,955	50,000	480,844
Net cash provided by financing activities	12,140,692	3,883,786	727,009

Effect of exchange rate changes on cash and cash equivalents	52,892	569,574	(31,350)

INCREASE IN CASH AND CASH EQUIVALENTS	2,228,658	4,150,501	888,347
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,098,711	948,210	59,863
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,327,369	$5,098,711	$948,210

SUPPLEMENTAL NON CASH FLOW INFORMATION:
INTEREST PAID	$196,558	$265,186	$24,935
INCOME TAX PAID	$158,746	$1,219,457	$186,461

NON-CASH INVESTING AND FINANCING ACTIVITY:
The Company issued 400,000 shares to acquire 60% interest in L&L Coal Partners	$-	$1,600,000	$-
1,708,283 shares returned by subsidiary as part of spin off	$-	$4,168,214	$-
Increase controlling interest in subsidiary	7,760,824
Issue 160,000 shares on conversion of $100,000 note and accrued interest	$104,000	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

                                                                                                                                                                                        F-7

L & L Energy, Inc.

Notes to Consolidated Financial Statements

For the Years Ended April 30, 2010, 2009 and 2008

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

               L & L ENERGY, INC. (“L&L” and/or the “Company”) was incorporated in Nevada, and is headquartered in Seattle, Washington.  Effective on January 4, 2010, the State of Nevada approved the Company’s name change from L&L International Holdings, Inc. to L & L Energy, Inc.  The Company is a coal (energy) company, and started its operations in 1995.  Coal sales are made entirely in China, from coal mining, clean coal washing, coking and coal wholesales operations.  At the present time, the Company conducts its coal (energy) operations in Yunnan and Guizhou provinces, southwest China.  As of April 30, 2010, the Company has three operating subsidiaries; KMC which has coal wholesale operations and Ping Yi Coal Mine (mining operations “PYC”), two coal mining operations (DaPuAn Mine and SuTsong Mine) including DaPuAn’s coal washing operations (the “2 Mines” or “LLC”), and L&L Yunnan Tianneng Industry Co. Ltd. (including Hong Xing coal washing and ZoneLin coking operations) (“TNI”).  On August 1, 2009, the Company increased its ownership of the two coal mining operations (the “2 Mines”), from 60% to 80%.

                KMC acquired 100% equity of PYC on January 18, 2010 with an effective acquisition date of November 1, 2009.  L&L formed a new subsidiary TNI in the Yunnan province, China, which owns 98% of controlling interest of TNI.  Through TNI, L&L acquired 100% equity of ZoneLin Coal Coking Factory in China (“ZoneLin”) on February 3, 2010 with an effective acquisition date of November 1, 2009; and acquired 100% equity of SeZone County Hong Xing Coal Washing Factory (“Hong Xing”) on January 1, 2010 with an effective acquisition date of November 30, 2009.

                The Company disposed of its majority interest of LEK air-compressor operations in January of 2009.  The Company acquired 93% equity interest in Hon Shen Coal Co., Ltd. (“HSC”) in July 2009 and October 2009, then disposed of HSC to Guangxi Luzhou Lifu Machinery Co. Limited in April 2010 resulting a discontinued operation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and summary of significant accounting policies

                The Company prepares its Consolidated Financial Statements in accordance with accounting principles generally accepted in the U.S.  In doing so, the Company has to make estimates and assumptions based on the U. S. generally accepted accounting principles (“US GAAP”).  Many of our estimates and assumptions involved in the application of US GAAP may have a material impact on reported financial condition, and operation performance and on the comparability of such reported information over different reporting periods.

                Principles of Consolidation - The fully consolidated financial statements include the accounts of the Company, and its 100% ownership of KMC subsidiary including coal wholesale and PYC coal mine, 80% of operations of LLC “2 Mines” including both coal mining and coal washing, and 93% of HSC, and 98% of TNI (coal washing and coking operations).  The Company fully consolidates 100% of the assets, liabilities of its subsidiaries and shows the non-controlling interests owned by their respective owners as Non-Controlling Interests.  The results of operations of our subsidiaries less amounts attributable to non-controlling interest owners are net income attributable to the Company.  All significant inter-company accounts and transactions are eliminated.

                Cash and Cash Equivalents - Cash and cash equivalent consist of cash on deposit with banks and cash on hand.  The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents, for cash flow statement purposes.  Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC and with banks in the United States. The Company maintains balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits for the banks located in the United States. Balances at financial institutions or state owned banks within the PRC are not insured and amounted to $2,428,509 and $639,832 at April 30, 2010 and 2009, respectfully. As of April 30, 2010 and 2009, the Company had deposits in excess of federally insured limits totaling $2,529,565 and $0, respectfully, in the US Banks. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

               Revenue Recognition - In accordance with the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) Topic 13, “Revenue Recognition,” the Company recognizes revenue when it is realized or realizable and earned. The Company must meet all of the following four criteria under SAB 104 to recognize revenue:

  Persuasive evidence of an arrangement exists
  Delivery has occurred
  The sales price is fixed or determinable
  Collection is reasonably assured

Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

                                                                                                                                                                                                                                                        F-8

                Accounts receivable - The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  As of April 30, 2010 and 2009, the Company determined that no reserve for accounts receivable was necessary.  No allowance for doubtful accounts or sales returns deemed necessary.

                Inventories - Inventories are stated at the lower of cost and net realizable value, as determined on moving average basis.

                Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  We base these estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events.  These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  By their nature, estimates are subject to an inherent degree of uncertainty.  Actual results may differ from management’s estimates.

                Noncontrolling Interest - In 2009, the Company purchased 60% interests in 2 Mines and subsequently increased the ownership to 80% during 2010.  Certain amounts presented for prior periods previously designated as minority interest have been reclassified to conform to the current year presentation. Effective January 1, 2009, the Company adopted Financial Accounting Standards (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation, which established new standards governing the accounting for and reporting of noncontrolling interests (“NCI”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCI (previously referred to as minority interests) be treated as a separate component of equity, not as a liability (as was previously the case), that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses, and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also required changes to certain presentation and disclosure requirements. The provisions of the standard were applied to all NCI prospectively, except for the presentation and disclosure requirements, which were applied retrospectively to all periods presented. As a result, upon adoption, the Company retroactively reclassified the “Minority interest” balance previously included in the “Other liabilities” section of the consolidated balance sheets to a new component of equity with respect to NCI in consolidated subsidiaries. The adoption also impacted certain captions previously used on the consolidated statements of income and other comprehensive income, largely identifying net income including NCI and net income attributable to the Company.

The net income (loss) attributed to the NCI has been separately designated in the accompanying statements of income and other comprehensive income. Losses attributable to the NCI in a subsidiary may exceed the NCI’s interests in the subsidiary’s equity. The excess attributable to the NCI is attributed to those interests. The NCI shall continue to be attributed its share of losses even if that attribution results in a deficit NCI balance.

                Foreign Currency Translation - The accounts of the Company’s Chinese subsidiaries are maintained in the RMB and the accounts of the U.S. parent company are maintained in the USD.   The accounts of the Chinese subsidiaries were translated into USD in accordance with ASC Topic 830, Foreign Currency Matters, with the RMB as the functional currency for the Chinese subsidiaries.  According to ASC 830, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of income items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC Topic 220, Comprehensive Income.  Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statements of income.

                Asset Retirement Cost and Obligation - Asset retirement costs are accounted for in accordance with ASC Topic 410-20, Asset Retirement Obligations.  Pursuant to ASC 410-20, the Company recognizes the fair value of the liability for an asset retirement obligation, which is recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The fair value of the liability is estimated using projected discounted cash flows. In subsequent periods, the retirement obligation is accreted to its future value, which is the estimate of the obligation at the asset retirement date. The liability is accreted to its present value each period, and the capitalized cost is depreciated or depleted over the useful lives of the respective assets.  If the liability is settled for an amount other than the recorded amount, a gain or loss would be recognized at such time.

                Property, Plant, Equipment, and Mine Development - Property, plant equipment and Mine Development are stated at cost, less accumulated depreciation. Costs of mine development, expansion of the capacity of or extending the life of our mine are capitalized and principally amortized using the units-of-production method over the actual tons of coals produced directly benefiting from the capital expenditure. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over the estimated useful lives.  Leasehold improvements are amortized over their estimated useful lives or the term of the lease, whichever is shorter. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are generally expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Building, mining structure, and plant are related to our coal mining related operations. The mining structure includes the main and auxiliary mine shafts, underground tunnels, and other integrant mining infrastructure. Depreciation for the mine shafts is provided to write off the cost of the mining structure using the units of production method based on proven reserves.

                The estimated useful lives for each category of the fixed assets are as follows:

Building, Mining Structure and Plant	20 to 25 Years
Motor Vehicles and Equipment	5 Years
Machinery	10 to 12.5 Years

                Impairment of Long-Lived Assets - The Company applies the provisions of ASC Topic 360, “Property, Plant, and Equipment,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company evaluates the recoverability of its long-lived assets if circumstances indicate impairment may have occurred.  This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Company believes that as of April 30, 2010 and 2009, there was no impairment of its long-lived assets.

Intangibles - The Company applies Accounting Standards Codification (“ASC”) Topic 350, Intangibles - Goodwill and Other Intangible Assets, to record goodwill and intangible assets.  In accordance with ASC 350, certain intangible assets are to be assessed periodically for impairment using fair value measurement techniques. Goodwill is tested for impairment on an annual basis as of the end of the Company's fiscal year, or more frequently when impairment indicators arise. The Company evaluates the recoverability of intangible assets periodically and takes into account events and circumstances which indicate that impairment exists. The Company believes that as of April 30, 2010 and 2009, there was no impairment of its goodwill.

                Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes, under which deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  GAAP also requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. As of April 30, 2010, income tax positions must meet a more-likely-than-not recognition threshold to be recognized.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

                Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  No material deferred tax amounts were recorded at April 30, 2010 and 2009, respectively.  GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

                The charge for taxation is based on the results for the reporting period as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

                The Company’s operating subsidiaries located in PRC are subject to PRC income tax. The new Chinese Enterprise Income Tax (“EIT”) law was effective on January 1, 2008. Under the new Income Tax Laws of PRC, a company is generally subject to income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments.

                Stock-Based Compensation  The Company records stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation.  ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period by using the Black-Scholes option pricing model,. Under ASC 718, the Company’s volatility is based on the historical volatility of the Company’s stock or the expected volatility of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

            Fair Value Measurements - For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, other receivable, accounts payable and other payables, the carrying amounts approximate their fair values due to their short maturities. In addition, the Company has long-term debt with financial institutions. The carrying amounts of the line of credit and other long-term liabilities approximate their fair values based on current rates of interest for instruments with similar characteristics.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables, certain other current assets and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•         Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the consolidated balance sheets at fair value in accordance with ASC 825.

                Earnings Per Common Share - Earnings per share is calculated in accordance with the ASC Topic 260, Earnings Per Share.  Basic earnings per share is calculated dividing income available to common stockholders by the weighted average number of common shares outstanding.  Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, warrants and options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

                Concentration of Risk - For the year ended April 30, 2010, we had one major customer who purchased 21% of the Company’s total sales and represented $250,367 or 1.5% of accounts receivable.  In addition, we had one major supplier provided 13% of our total purchases.  This supplier represents $335,652 or 17% of the accounts payable.

                For the year ended April 30, 2009, we had two major customers who purchased over 10% of the Company’s total sales.  They collectively accounted for approximately 48% (approximate $19.6 million) of our total sales and approximately 55% (approximate $7.6 million) of accountant receivables.  There are two major suppliers each provided over 10% of our total purchases. They collectively supplied approximately 60% (approximate $8.5 million) of the Company’s inventory and 56% (approximate $0.9 million) of total accounts payable.

Advertising Costs - The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place.  Advertising costs for the years ended April 30, 2010, 2009, and 2008 were not significant.

Statement of Cash Flows - In accordance with ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Reclassification - Certain reclassifications have been made to the 2009 and 2008 consolidated financial statements to conform to the 2010 consolidated financial statement presentation. These reclassifications had no effect on net loss or cash flows as previously reported.

New accounting pronouncements

                In April 2009, the FASB issued ASC 320-10-65, “Recognition and Presentation of Other-Than-Temporary Impairments”. This amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. It does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. It is effective for interim and annual periods ending after June 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

                In April 2009, the FASB issued ASC 820-10-65, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. It provides additional guidance for estimating fair value in accordance with ASC 820 when the volume and level of activity for the asset or liability have significantly decreased and includes guidance on identifying circumstances that indicate a transaction is not orderly. This FSP does not change the definition of fair value under ASC 820. The FSP is effective for interim and annual periods ending after June 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

                In May 2009, the FASB issued ASC 855, Subsequent Events. It establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

                In June 2009, the FASB issued The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the Codification). The Codification became the single official source of authoritative, nongovernmental U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

                In September 2009 the New FASB Accounting Standards Update 2009-08 issued in Earnings Per Share (amendments to Section 260-10-S99). This update includes technical corrections to Topic 260-10-S99 Earnings Per Share, based on EITF Topic D-53, “Computation of Earnings Per Share for a Period that includes redemption or an induced conversion of a portion of a class of preferred stock” and EITF Topic D-42, “The effect of the calculation of Earnings Per Share for the redemption or induced conversion of preferred stock.” The adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

                ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (“ASU 2010-06”) was issued in January 2010. This ASU amends ASC Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, to require new disclosures regarding transfers in and out of Level 1 and Level 2, as well as activity in Level 3, fair value measurements. This ASU also clarifies existing disclosures over the level of disaggregation in which a reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. This ASU further requires additional disclosures about valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements.  The Company does not believe that the adoption will have a material impact on the Company’s consolidated financial position or results of operations.

NOTE 3. BUSINESS COMBINATIONS

The Company has been actively acquiring smaller coal companies who lack the capital and/or management expertise to maximize growth and safety. The Company will continue to seek opportunities to purchase other mining operations as well as coal washing and coal coking operations.

Acquisition of Hon Shen Coal Co. LTD (“HSC”)

On July 16, 2009, the Company entered into an agreement to acquire a 65% equity interest in the coal washing facility (a distinctive operation) of HSC in Yunnan Province for a purchase price of 10,000,000 RMB (equivalent to approximately US$1,464,129).  Aggregate cash payments of 2,000,000 RMB (equivalent to approximately US$292,826) were made in August 2009.

Subsequently, the Company entered into an Acquisition and Capital Increase Agreement, effective as of October 23, 2009, pursuant to which the Company increased its equity interest in HSC’s coal washing facility from 65% to 93% and acquired a 93% equity interest in HSC’s coking facilities (another distinctive operation of HSC), resulting in the Company acquiring a 93% equity interest in HSC’s entire coal washing and coking operations.  In connection with such acquisition, HSC’s registered capital was increased from 3,600,000 RMB to 60,000,000 RMB and then subsequently reduced to 30,000,000 RMB (equivalent to approximately US$4,400,000).

Initially, the total purchase price for the Company’s 93% equity interest in HSC’s coal washing and coking operations was 55,800,000 RMB  Subsequently, pursuant to an Acquisition and Capital Increase Agreement dated December 9, 2009 (the “December Agreement”), the total purchase price was reduced to 26,400,000 RMB (equivalent to approximately US$3,865,300).  Under the December Agreement, 6,000,000 RMB is payable within three months after signing and 20,400,000 RMB is payable within two years after receipt from the Chinese Government of necessary approvals for the parties to cooperate.

The Company made additional payments of 200,000 RMB in October 2009 and 400,000 RMB in November 2009, for a total of 2,600,000 RMB (equivalent to approximately US$380,000) of the aggregate 26,400,000 RMB purchase price.

The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition of the HSC coal washing facility:

Allocation of purchase price:
Current assets	$3,162
Fixed assets	2,137,251
Intangible assets	405,007
Fair value of assets	$2,545,420
Less: Fair value of liabilities	(297,028)
Net assets acquired	$2,248,392

Non-controlling interest	$786,937

The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition of the HSC coking facility:

Allocation of purchase price:
Current assets	$542,148
Property, plant and equipment	2,734,277
Intangible assets	1,048,097
Fair value of assets	$4,324,522
Less: Fair value of liabilities	(2,204,983)
Net assets acquired	$2,119,539

Non-controlling interest	$148,368

Sale of HSC

In late 2009, early 2010, the Company determined that it was in the best interest of the Company for management’s time to be expended on other prospective acquisitions that would provide a better return to its stockholders.  Therefore, on April 18, 2010, the Company entered into an Equity Sale and Purchase Agreement (the “Equity Sale Agreement”) with Guangxi Liuzhou Lifu Machinery Co, Ltd, whereby the Company sold its 93% equity ownership interest in HSC for 41,000,000 RMB (equivalent to approximately US$6,000,000).  Guangxi Liuzhou Lifu Machinery Co, Ltd assumed the obligation of the Company to pay to HSC 23,800,000 RMB (equivalent to approximately US$3,485,300) that remained payable to HSC pursuant to the December Agreement.  Guangxi Liuzhou Lifu Machinery Co, Ltd also agreed to pay the remaining balance of 17,200,000 RMB (equivalent to approximately US$2,514,700) to the Company in three installments, (1) 3,440,000 RMB (approximately $502,940 USD) within six months of the sale, (2) 5,160,000 RMB (approximately $754,410 USD) between six months and twelve months after the sale, and (3) 8,600,000 RMB (approximately $1,257,350) between twelve and twenty-four months after the sale.  Pursuant to the Equity Sale Agreement, if Guangxi Liuzhou Lifu Machinery Co, Ltd does not make such scheduled payments, a penalty of 1% of the applicable payment will be assessed for any deadline that is missed.  Additionally, interest of 3.5% per annum of the applicable payment will be assessed as of the day after the applicable payment date.  The portions of the purchase price that are due within twelve months after the sale (i.e., the first two installments) are included as “Other receivables” on the Company’s consolidated balance sheets and the portion of the purchase price due within 24 months of the sale (i.e., the third installment) is included as a “Long term receivable” on the Company’s consolidated balance sheets.  The Company recorded US$834,181 as income from discontinued operations and recognized a gain of US$1,017,928 on the sale.

Ping Yi Mine

On January 18, 2010, the Company, through an indirect subsidiary, Baoxing Economic and Trade Co., entered into am Acquisition Agreement to acquire 100% of the Ping Yi Coal Mine (“PYC”), with an effective date of November 1, 2009, for a purchase price of 27,042,593 RMB (equivalent to approximately US$3,955,041).  The Company paid 23,042,593 RMB (equivalent to US$3,369,390) upon signing of the Acquisition Agreement.  An installment of 1,000,000 RMB (equivalent to US$146,412) was payable in February 2010, but has not yet been paid by the Company.  The remaining balance of 3,000,000 RMB (equivalent to US$439,239) is payable two years after signing of the Acquisition Agreement.

The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:
Current assets	$2,305,108
Property, plant and equipment	4,637,562
Intangible assets	1,909,020
Fair value of assets	$8,851,690
Less: Fair value of liabilities	4,896,649
Net assets acquired	$3,955,041

SeZone County Hong Xing Coal Washing Factory (“Hong Xing”)

On January 1, 2010, the Company through its 98% owned subsidiary, L&L Yunnan Tianneng Industry Co. LTD (“TNI”), acquired 100% of the equity of Hong Xing by entering into an Acquisition Agreement, effective as of November 30, 2009, with a purchase of 6,828,500 RMB (equivalent to US $1,000,000).  The total amount of the purchase price was contributed by the Company to TNI and subsequently paid.

The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:
Current assets	$186,017
Property, plant and equipment	1,098,381
Intangible assets	169,946
Fair value of assets	$1,454,344
Less: Fair value of liabilities	454,344
Net assets acquired	$980,000
Noncontrolling interest	$20,000

Luping County ZoneLin Coal Coking Factory in China (“Zonelin”)

On February 3, 2010, the Company through its 98% owned subsidiary, TNI, acquired 100% equity of Zonelin by entering into an Acquisition Agreement for a purchase price of 13,675,000 RMB (equivalent to US$2,000,000).  The Company has paid 6,837,500 RMB (equivalent to US$1,000,000) of the purchase price and the remaining balance of 6,837,500 RMB (equivalent to US$1,000,000) is payable in five annual installments with the first payment due by the second anniversary of the signing of the acquisition agreement.

The following table summarizes the allocation of the purchase price to the fair values of the assets at the date of acquisition:

Allocation of purchase price:
Current assets	$3,170,432
Property, plant and equipment	2,892,758
Intangible assets	662,472
Fair value of assets	$6,725,662
Less: Fair value of liabilities	4,725,662
Net assets acquired	$2,000,000

Noncontrolling interest	$40,000

The following unaudited pro forma condensed combined financial information presents the results of operations of the Company as they may have appeared if the acquisition of PYC, Zonelin and Hong Xing, presented in the aggregate, collectively, had been completed on May 1, 2009 and May 1, 2008.

	For the year ended
	April 30, 2010	April 30, 2009

Net revenue	$144,962,340	$55,007,374
Income from operation	45,131,080	20,344,569
Net income	$33,878,563	$10,721,692
Basic proforma earnings per share	$1.39	$0.50
Diluted proforma earnings per share	$1.32	$0.49

NOTE 4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

                Cash advances are made to coal suppliers to guarantee a certain delivery of coal to us at a specified time and price. Since the demand for coal is high, we set up agreements with these suppliers, with cash deposits, to ensure a constant supply of coal to our washing and coking facilities. By signing purchase agreements with our suppliers which provide for the payment of deposits over a certain period of time, we ensure that our suppliers will deliver their coal to us in a timely manner. Certain agreements impose penalties on the suppliers for non-compliance.

                Bill receivable was related to payments that were promised to be received by us from our customers.

                The Company provides advances to employees for them to handle incidentals in our mines, washing and coking expansion projects as these facilities are far away from our headquarters in Kunming. There were no advances to officers or directors.

Description	2010	2009
Advances to suppliers	$11,327,289	$11,451,314
Bill receivable	8,713,763	-
Advances to employees	2,580,222	1,050,215
Other	49,255	110,231
	$22,670,529	$12,611,760

NOTE 5. OTHER RECEIVABLES

                Other receivables consist of the following at April 30:

Description	2010	2009
Short term loans to business associates	$6,608,247	$-
HSC receivable (note3)	1,259,151	-
Other	88,671	465,821
	$7,956,069	$465,821

NOTE 6. INVENTORIES

                Inventories are primarily related to coal located at KMC, 2 Mines, and TNI.  Inventories consist of the following as of April 30:

Description	2010	2009
Raw coal	$9,054,714	$574,607
Washed coal	395,233	-
Coke coal	155,156	949,886
	$9,605,103	$1,524,493

NOTE 7. PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

                Property, plant, equipment and mine development consist of the following as of April 30:

	2010	2009
Mine Development	$4,064,987	$1,275,660
Mineral rights	3,832,288	2,507,331
Building and improvements	2,025,661	188,625
Machinery and equipment	29,906,319	6,095,840
RuiLi Project(property, at cost)	-	400,687
	39,829,255	10,468,143
Accumulated depreciation	(2,392,239)	(1,442,010)
Property, Plant and Equipment, net	$37,437,016	$9,026,133

Depreciation expense was $1,085,798, $481,863, and $16,010 for the years ended April 30, 2010, 2009, and 2008, respectively.

We have reclassified Mineral Rights as Property, Plant, Equipment and Mine Development. Mineral Rights were disclosed as Intangible Assets in prior financial statements. Mineral rights represent the exclusive right, granted by the Chinese government, to operate the 2 Mines and PYC.  The rights were acquired in the first quarter of 2008 as a result of the acquisition of the “2 Mines” on May 1, 2008 and on November 1, 2009, respectively.  The Company has elected to use units-of-production method of amortization to amortize its mineral rights.

NOTE 8. CONSTRUCTION IN PROGRESS

                Construction in progress includes mine development, ventilation and electrical system improvements for the PYC mine, building of staff quarters, and beginning construction of a sewage treatment system and road expansion for the washing facilities.  Construction in progress was $17,211,093 and $2,085,134 at April 30, 2010 and 2009, respectfully.

NOTE 9. INTANGIBLE ASSETS

The Company has allocated to intangible assets of $2,668,305 of the price paid for various acquisitions made during the year ended April 30, 2010.  Customer relationship and technology assets are being amortized over a period of 7 years.  Amortization expense was $143,712 for the year ended April 30, 2010.  No amortization expense was recorded for the years ended April 30, 2009 and 2008.

	2010	2009
Customer relationship	$831,428	$-
Technology	260,002	-
Goodwill	248,247	-
	1,339,677	-
Accumulated amortization	(41,208)	-
	$1,298,469	$-

      We have reclassified Mineral Rights to Property, Plant, Equipment and Mine Development. Mineral Rights were disclosed as Intangible Assets in prior financial statements.

NOTE 10. ASSET RETIREMENT OBLIGATION

The Company accounts for asset retirement obligations in accordance with, ASC 410-20-25, Accounting for Asset Retirement Obligations.  This statement generally requires that the Company’s legal obligations associated with the retirement of long-lived assets are recognized at fair value at the time the obligations are incurred.  Obligations normally are incurred at the time development of a mine commences for underground mines or construction begins for support facilities and refuses areas.  The obligation’s fair value is determined using discounted cash flow techniques and is accreted over time to its expected settlement value.  Upon initial recognition of a liability, a corresponding amount is capitalized as part of the carrying amount of the related long-lived asset.  Amortization of the related asset is calculated on a unit-of-production method.  The Company reviews the asset retirement obligation at least annually and makes necessary adjustments for permitted changes as granted by government authorities and for revisions of estimates of the amount and timing of costs. For ongoing operations, adjustments to the liability result in an adjustment to the corresponding asset.

                As for the 2 mines, Yunnan Province government authority established 3 RMB per extracted ton for natural resource surcharge for mine clean up.  The Company expects to extract approximately ten million tons of coal over the remaining forty years of mining rights.  The interest rate used in the net present value calculation is 8%.  As for the Ping Yi Mine, Gui Zhou Province government established 2 RMB per extracted ton for natural resource surcharge for mine clean up.  The Company expects to extract approximately 13.5 million tons of coal over the remaining fifty years of mining rights.  The interest rate used in the net present value calculation is 8%.

                The following is a summary of the change in the carrying amount of the asset retirement obligation during the years ended April 30, 2010 and 2009.

	2010	2009

Beginning balance at May 1	$-	$-
Liabilities incurred during the period	469,700	-
Increase in estimated costs	-	-
Liabilities settled during the period	-	-
Accretion of interest	37,579	-
	$507,279	$-

NOTE 11 – OTHER PAYABLES

                Other Payables consist of the following at April 30:

Item	30-Apr-10	30-Apr-09
Payable to previous owners of ZoneLin (less non-current)	$$200,000	$-
Payable to previous owners of Ping Ying Coal Mine	433,670	-
Payable to business associates(1)	9,098,023	-
Others(1)	5,613,227	3,000,000
Total current other payables	15,344,920	3,000,000
Payable to previous owners of ZoneLin (non-current)(2)	800,000	-
Other non-current	-	3,000,000
	$$16,144,920	$$6,000,000

(1)     Payments are short-term, it will be settled before 12/2010.

(2)     Four annual installments will be paid.

Total Other Payables was $16.1 million as of 4/30/2010. None of these payables bear interest and they are not collateralized by any assets of the Company.  $7.4 million was a temporary interest free loan from a business partner, which was repaid in the first quarter ended 7/31/2010. $1.4 million is part of the consideration payable to the non-controlling interest owners of the coal mines acquired during FY 2010, which will be paid according to the terms of the acquisition agreement. The other $5.6 million is for miscellaneous payment of fees related to maintenance, safety, employee training for security and environmental matter.

NOTE 12 – TAXES PAYABLE

                                Taxes payable consist of the following at April 30:

Description	2010	2009
VAT payable	$5,109,967	$4,031,541
Income tax payable	3,878,426	1,429,919
Other taxes payable	1,398,872	553,462
	$10,387,265	$6,014,922

NOTE 13. BANK LOANS

                During the third quarter, as part of the acquisitions of TNI and PYC, the Company assumed two loan agreements with banks in China.  The first loan with TNI was for RMB 14,300,000 or approximately $1,951,000.  This loan carried an interest rate of 5.4% per annum and matures on December 23, 2011.  The second loan with PYC was for RMB 15,000,000 or approximately $2,196,000.  The loan carries an interest rate of 9.7% per annum and matures on February 26, 2011.  Both loans are unsecured.

NOTE 14.  CONVERTIBLE DEBT

                On May 12, 2009, the Company issued to Silver Rock II, Ltd. an 8% convertible debenture due on May 6, 2012.

The interest is paid semi-annually in L & L Common Shares.  The debt can be converted at (1) $0.65 if converted in the period between the Commencement Date and six months thereafter, (2) $1.20, if converted between the date of six months after Commencement Date and that of one year after Commencement date, or (3) 80% of the three months average closing price, if converted after one year from Commencement Date.  The closing share price at May 12, 2009 was $1.85.

In addition, the Company issued 500,000 warrants.  The warrants expire on May 06, 2012, and have an exercise price of $1.40 per share. At May 12, 2009, the Company determined the fair value of the warrants to be $543,123, respectively using the Black Sholes model with the following assumptions:

  risk free rate of return of 1.34%
  volatility of 80%;
  dividend yield of 0%;
  expected term of 3 years.

The Company determined that the convertible debt contained an embedded beneficial conversion feature as the conversion price of $0.10 was less than the $1.85 closing market price for the Company’s common stock on the date of the agreement.  The Company calculated the beneficial conversion feature to be $269,066; however, the Company is only able to record a debt discount of up to the principal of the convertible debt.  Silver Rock II, LTD converted the debt in November 2009 for 153,846 shares of the Company’s common stock.  The Company fully amortized the $100,000 discount due to the conversion of the note.  The amortization is recorded as interest costs in the consolidated statements of income.

NOTE 15.  INCOME TAXES

                The Company’s main operations are located in China.  The Company is subject to corporate income taxes primarily in two taxing jurisdictions, China, and the United States of America.  The income of the Company is mainly generated via its 2 Mines , KMC, and TNI which are foreign entities located in China.  The Company incurs tax liability for the coal operations charged at 25% of net profit.  As the 2 Mines (DaPuAn Mine and SuTsong Mine) are in a heavily regulated resource business in China, and HongXing and ZoneLin are in a form of proprietorship (are not incorporated as a corporation), thus they are subject a special tax rate equal to a 5% of total revenue proceeds, subject to provisional adjustments when the coal sale changes.  As no cash or funds were repatriated from China to the U.S., the Company’s income was not subject to the U.S. federal taxation, under subpart F, income from controlled foreign company, of the U.S. Internal Revenue Code.

                There is immaterial amount of deferred income taxes for the differences between financial accounting and tax bases of assets and liabilities.  For the years ended on April 30, 2010 and 2009, there were no material temporary book/tax differences or differences between financial accounting and tax bases of assets and liabilities.

                The Company’s income tax liability for the years ended April 30, 2010 and 2009 was $3,878,426 and $1,429,919, respectively.  These tax payables to Chinese local governments can be postponed temporarily as we are a U.S. company bringing in U.S. management skills and investing capital to increase coal production and safety standards, beneficial to the Chinese local communities.  According to Chinese law, a new joint venture located in the western part of China may benefit under the “Go-West” policy to enjoy a special Chinese tax rebates from the government, thus there is a high probability that the 2 Mines, KMC and TNI tax liability payments may be delayed or mitigated.

                The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Income and Comprehensive Income:

The significant component for income taxes is described for both US and PRC operation as of April 30, 2010 and 2009 are described below.

a) United States of America

                As of April 30, 2010, the Company in the United States had $6,558,089 in net operating loss carry forwards available to offset future taxable income. Federal net operating losses can generally be carried forward twenty years.  The deferred tax assets at April 30, 2010 consist mainly of net operating loss carry forwards.  Due to the uncertainty of the realization of the related deferred tax assets of $2,298,331, a reserve equal to the amount of deferred income taxes has been established at April 30, 2010.  The Company has provided 100% valuation allowance to the deferred tax assets as of April 30, 2010.

b) People’s Republic of China (PRC)

                Pursuant to the PRC Income Tax Laws, the Company's subsidiaries are generally subject to Enterprise Income Taxes (“EIT”) at a statutory rate of 25% for KMC.  The LLC and TNI entities are owned in the form of partnerships, thus, the statutory rate is 5%.

Tax Rate Reconciliation

Substantially all of the Company’s income before income taxes and related tax expense are from PRC sources. Actual income tax benefit reported in the consolidated statements of operations and comprehensive income differ from the amounts computed by applying the US statutory income tax rate of 34% to income before income taxes for the year ended April 30, 2010 , 2009 and 2008 for the following reasons:

	For the year ended April 30,
	2010	2009	2008
Consolidated pretax income	$42,627,226	$18,729,771	$474,441
Expected income tax expense	14,761,622	6,651,091	167,483
Difference between statutory rate and foreign effective tax rate	(11,509,351)	(5,993,527)	(61,677)
Change in valuation allowance	1,278,817	561,893	80,655
Actual tax expense	$4,531,088	$1,219,457	$186,461
Consolidated effective tax rate	11%	7%	39%

NOTE 16.  RELATED PARTY TRANSACTIONS

                The Company loaned money to various entities who have non-controlling interests with the Company.  Those loans are notes receivables, secured by assets and machinery of the various mines or businesses and are for the establishment of good business practice and long term relationships with these non-controlling interest owners. Because the borrowers under the notes have business in which the Company has an interest, the Company believes the borrowers are considered as related parties.  Total amount of the relation party transaction is approximately $10 million as of April 30, 2010 which is tabled below.  While in the prior year, as of April 30, 2009, total related party transaction amounts to approximately $5.0 million including approximately $4.3 million is a loan to a non controlling interest shareholders of 2 Mines, approximately $1.7 million for an advance to a KMC manager for the development of the Tian-Ri Coal Mine, and approximately $911,000 owed to CEO of the Company.

Borrowers	USD	Maturity	Collateralized by
Associates to DaPuAn	$ 930,697	May 1, 2015	Mine Assets
Lieurkong Machinery	460,393	May 1, 2015	Machinery
Kunming Kemandi Technology Dev. Co LTD	181,372	May 1, 2015	Machinery
Associates to Tian Ri Coal Mine	1,464,129	May 1, 2015	Mining equipment
Associates to SuTsong	2,637,683	May 1, 2015	Mine Assets
Yunnan Tinnan Co. Ltd.	1,464,129	May 1, 2015	Machinery
Others	3,397	Various dates
	$ 7,141,800

NOTE 17. STOCKHOLDERS’ EQUITY

                On August 20, 2008, the Company issued 400,000 shares of common stock (valued at $4.00 per share) for 60% equity in connection with the purchase of the 2 Mines (DaPuAn Mine and SuTsong Mine, called L&L Coal Partners).

                On January 23, 2009, the Company disposed of its air compressor subsidiary LEK. As a result of the disposal, LEK returned shares to the Company.  The Company cancelled 1,711,616 shares of common stock received from LEK during the quarter ended January 31, 2009.

                During the year ended April 30, 2009, the Company sold 663,363 shares of common stock to various investors with an average price of $1.23 per share.  Investors exercised 92,374 warrants with the average exercise price of $0.70 per warrant.  The Company issued 698,015 shares of its common stock for goods and services.

On May 6, 2009, the Company issued a convertible note to Silver Rock in the amount of $100,000.  The company determined that the convertible note contained a beneficial conversion feature which was not required to be bifurcated from the debt instrument.  The Company recorded a debt discount of $100,000 with a corresponding entry to additional paid in capital. (see Note 14)  On November 6, 2009, Silver Rock converted their $100,000 convertible note and $4,000 of accrued interest for 160,000 shares at a conversion price of $0.65.

On August 1, 2009, after renegotiations with the Company, the owners of non-controlling interest assigned 20% of the 2 Mines to the Company.  The fair value of the additional interest was $7,298,126 on the agreement date. In addition, the Company increased its interest in HSC from 65% to 93%.  The Company paid $427,894 to acquire additional interest with a fair value of $890,592. The Company recorded an $7,760,824 increase in addition-paid-capital for these two transactions.

                On October 8, 2009, the Company sold 1,371,021 units (each unit consisting of one share of our common stock and 6/10th of a five year warrant to purchase one share of common stock) at $3.90 per unit for gross proceeds of $5,346,980 to accredited investors.  Additionally, the Company issued 822,613 five year warrants to purchase shares of common stock of the Company at an exercise price of $5.62 per share.  The Company paid $427,758 for fees associated with the equity issuance and issued to a placement agent 109,682 five year warrants with an exercise price of $6.11.

                On November 6, 2009, the Company sold 835,389 units (each unit consists of one share and 6/10 of a five-year warrant to purchase one share of common stock at $3.90 for gross proceeds of $4,081,185 to accredited investors.  Additionally, the Company issued 501,236 five year warrants to purchase shares of common stock of the Company at an exercise price of $5.62 per share.  The Company paid $260,460 for fees associated with the equity issuance and issued to a placement agent 66,832five year warrants with an exercise price of $6.11.

                During the year ended April 30, 2009, the Company issued 1,052,501 shares of common stock for gross proceeds of $568,992 at an average price of $1.19.

                During the year ended April 30, 2010, the Company issued 29,920 warrants valued at $139,178 to directors and officers as compensation.

                During the year ended April 30, 2010, the Company issued 634,198 shares of common stock for services with a value of $1,287,485.

During the year ended April 30, 2010, 3,211,176 warrants were exercised at an average exercise price of $0.22 for cash proceeds of 3,912,744.

During the year ended April 30, 2010, 511,700 warrants were exercised in accordance with the cashless exercise provisions resulting in the issuance of 295,348 shares.

NOTE 18. WARRANTS

Warrants Issued for Compensation

                The Company has no qualified employee stock option plan; however, the Company has authorized 1,100,000 Class D warrants to be issued to executives and 4,000,000 Class E warrants to be issued to Directors.

During the year ended April 30, 2010, the Company issued 96,000 Class D warrants and $240,000 Class E warrants.  The warrants were fully vested as of April 30, 2010 and expire five years after issuance.  The weighted average grant date fair value for the warrants granted in the year ended April 30, 2010 was $0.90.  The fair value was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

April 30, 2010
Expected life (years)	2.83 to 3 .0
Risk-free interest rate	1.29% to 1.57%
Expected volatility	80%
Expected dividend yield	0%

Following is a summary of the status of warrants outstanding at April 30, 2010:

Type of Warrants	Range of Exercise Prices	Total Warrants Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price

Executives-Class D	$2.25	192,000	2.31	$ 2.25
Directors - Class E	$3.00	466,666	3.65	$ 3.00
Total		658,666	3.26	$ 2.78

                As of April 30, 2010, all warrants issued for compensation were exercisable.

Warrants Issued to Investors

On May 12, 2009, the Company issued 500,000 seven year warrants to purchase shares of the Company’s common stock pursuant to a security purchase agreement. The exercise price is $5.62 per common stock and is exercisable immediately.

On June 28, 2009, The Company issued to various investors 3,498,800 one year warrants to purchase shares of the Company’s common stock pursuant to a stock purchase agreement. The warrants are immediately exercisable and the exercise price varies between $1.00 and             $2.60 depending on the class of warrant.

On October 8, 2009, the Company issued to various investors 882,613 five year warrants to purchase shares of the Company’s common stock pursuant to a stock purchase agreement. The exercise price is $5.62 per common stock and is exercisable immediately. In connection with the stock issuance, the Company issued 109,682 five year warrants to the placement agent with an exercise price of $6.11 that are immediately exercisable.

On November 6, 2009, the Company issued to various investors 501,236 five year warrants to purchase shares of the Company’s common stock pursuant to a stock purchase agreement. The exercise price is $5.62 per common stock and is exercisable immediately. In connection with the stock issuance, the Company issued 66,832 five year warrants to the placement agent with an exercise price of $6.11 that are immediately exercisable.

The table below is a summary of all warrants activity as of April 30, 2010.

Warrants Roll-forward Summary

		Weighted
		Average	Aggregate
		Exercise	Intrinsic
	Units	Price	Value
Outstanding at April 30, 2008	2,780,348	$1.62
Issued	1,085,263	$2.50
Exercised	(92,374)	$0.71
Cancelled	-	-
Expired	(1,611,725)	$0.81
Outstanding at April 30, 2009	2,161,512	$2.50
Issued	5,835,163	$2.75
Exercised	(3,722,876)	$1.83
Cancelled	(888,583)	$3.00
Expired	-
Outstanding at April 30, 2010	3,385,216	$2.09	$46,778,928
Exercisable at April 30, 2010	3,385,216	$2.09	$46,778,928

NOTE 19. NON-CONTROLLING INTEREST

                As described in Note 1, to the consolidated financial statements, the Company has the majority controlling interest of L&L Coal Partners (2 coal mining operations) and TNI.  During the fiscal year 2010, the Company increased its ownership interest in L&L Coal Partners to 80% from 60% at April 30, 2009.  The equity related to non-controlling interest as of April 30, 2010 represent 20% third party interest in L&L Coal Partners and 2% third party interests in TNI.

Included below is a schedule of changes in ownerships interest for the year ended April 30, 2010:

	2010	2009

Beginning balance at May 1	$12,731,987	$7,868,354
Non-controlling interest related to acquisitions	995,305	-
Net income related to non-controlling interest	7,040,555	7,315,330
Increase in controlling interest	(7,760,824)	(2,451,697)
Non-controlling interest related to disposal	(412,730)	-
Ending balance at April 30	$12,594,293	$12,731,987

NOTE 20. EARNINGS PER SHARE

                The Company only has common shares and warrants issued and outstanding as of April 30, 2010.  Under the treasury stock method of Earnings Per Share, the Company computed the diluted earnings per share, as if all issued warrants were converted to common stock, and cash proceeds were used to buy back common stock.

	For the Years Ended April 30,
	2010	2009	2008

Net income	$32,907,692	$9,957,243	$974,469
Number of Shares	24,375,508	21,492,215	20,854,212
Per Share - Basic	$1.35	$0.46	$0.05

Effect of dilutive shares	1,372,528	330,000	400,998
Number of dilutive shares	25,748,036	21,822,215	21,255,210
Per Share - Diluted	$1.28	$0.46	$0.05

                Warrants to purchase 120,000 and 1,115,249 shares of common stock at $2.25 and $3.00 per share were outstanding as of April 30, 2009 but not included in the computation of diluted EPS because the option’s exercise price was greater than market price of the common shares on April 30, 2009.  As of April 30, 2010 and 2008, all warrants outstanding were dilutive.  Thus, all warrants were included in the computation of diluted EPS.

NOTE 21. COMMITMENTS AND CONTINGENCIES

Operating Leases

                The Company has two operating leases for the Seattle office and GuangZhou office.  Both are non-cancelable leases, expiring in September of 2010 and November 2011, respectively.  The Company entered into a six-month lease agreement effective August 2010 in leasing office space in the Seattle office building.  The non-cancelable operating lease agreements require that the Company pays certain operating expenses, including management fees to the leased premises.  The future minimum rental payments for 2011 and 2012 are $147,423 and $32,226, respectfully.

Commitments

                The PRC adopted extensive environmental laws and regulations that affect the operations of the coal mining industry.  The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material.  Under existing legislation, however, Company management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

                The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results may be adversely affected by changes in the governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions and remittance abroad, and rates and methods of taxation, among other things.

                The majority of the Company sales, purchases and expense transactions are denominated in RMB and most of the Company’s assets and liabilities are also denominated in RMB.  The RMB is not freely convertible into foreign currencies under the current law.  In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions.  Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

NOTE 22. SEGMENT INFORMATION

                The Company reports its operations primarily through the following reportable operating segments: coal mining, coal wholesaling, coking and coal washing revenue. The Company’s chief operating decision maker uses operating income as the primary measure of segment profit and loss.

	For the years ended April 30,

Revenues from unrelated entities	2010	2009		2008
Coal mining revenue	$64,496,505	$27,406,869	$
Coal wholesale revenue	13,245,394	13,531,259		23,381,508
Coking revenue	13,157,391	-		-
Coal washing revenue	18,318,548	-		-
	$109,217,838	$40,938,128		$23,381,508

Intersegment revenues	2010	2009		2008
Coal mining revenue	$3,450,576	$-		$-
Coal wholesale revenue	-	-		-
Coking revenue	-	-		-
Coal washing revenue	-	-		-
	$3,450,576	$-		$-

Total revenues	2010	2009		2008
Coal mining revenue	$67,947,081	$27,406,869		$-
Coal wholesale revenue	13,245,394	13,531,259		23,381,508
Coking revenue	13,157,391	-		-
Coal washing revenue	18,318,548	-		-
Less intersegment revenues	(3,450,576)	-		-
	$109,217,838	$40,938,128		$23,381,508

Net income	2010	2009		2008
Coal mining	$28,829,427	$13,531,259		$-
Coal wholesale	1,327,310	-		23,381,508
Coking	1,170,982	-		-
Coal washing	5,106,648	-		-
Parent Company	(3,526,675)	(3,574,016)		(22,407,039)
	$32,907,692	$9,957,243		$974,469

Depreciation expense	2010	2009		2008
Coal mining	$758,913	$440,467		$-
Coal wholesale	24,607	-		14,409
Coking	143,708	-		-
Coal washing	59,893	-		-
Parent Company	45,995	41,396		1,601
	$1,033,116	$481,863		$16,010

	2010	2009
Total assets
Coal mining	$95,128,900	$37,873,037
Coal wholesale	13,678,836	10,841,114
Coal coking	6,969,256	-
Coal washing	17,958,153	-
Parent company (intercompany)	(5,130,621)	5,561,224
	$128,604,524	$54,275,375

NOTE 23. QUARTERLY FINANCIAL RESULTS (UNAUDITED)

The following table contains selected statements of operations information, which is unaudited and should be read in conjunction with the Company’s financial statements and related notes included elsewhere in this report.  The Company believes that the following unaudited information reflects all normal recurring adjustments necessary for a fair presentation of the information for the periods presented.  The operating results for any quarter are not necessarily indicative of results for any future period.  Operating results for each quarter of 2010 and 2009 are summarized as follows:

	Quarterly Periods Ended
	July 31	October 31,	January 31,	April 30,
	2009	2009	2009	2010
Net Revenue	$12,745,050	$24,482,676	$37,956,263	$34,033,849
Gross Profit	$6,060,410	$12,673,264	$16,048,159	$17,399,118
Income from operations	$4,906,525	$9,149,661	$13,062,115	$15,207,299
Other income (expense)	$(96,760)	$(498,993)	$47,765	$849,614
Net income	$2,694,129	$6,946,781	$9,558,125	$13,708,657
Earnings per shares (basic)	$0.13	$0.31	$0.37	$0.54
Earnings per shares (dilutive)	$0.13	$0.29	$0.34	$0.52

	Quarterly Periods Ended
	July 31	October 31,	January 31,	April 30,
	2008	2008	2008	2009
Net Revenue	$10,665,981	$10,244,949	$9,989,470	$10,037,728
Gross Profit	$5,741,686	$5,703,303	$5,668,334	$5,878,599
Income from operation	$4,687,297	$4,556,679	$4,159,034	$5,592,117
Other income (expense)	$69,115	$111,108	$257,020	$(171,887)
Net income	$2,580,365	$2,353,872	$1,768,007	$3,254,999
Earnings per shares (basic)	$0.12	$0.11	$0.08	$0.15
Earnings per shares (dilutive)	$0.12	$0.10	$0.08	$0.15

NOTE 24. RESTRICTED NET ASSETS

                The Company’s operations are primarily conducted through its PRC subsidiaries, which may only pay dividend out of their retained earnings determined in accordance with the accounting standards and regulations in the PRC and after it has met the PRC requirements for appropriation to statutory reserves.

                In addition, the Company’s businesses and assets are primarily denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These currency exchange control procedures imposed by the PRC government authorities may restrict the ability of the Company’s PRC subsidiaries to transfer their net assets to the Company through loans, advances or cash dividends, which consisted of paid-up capital, retained earnings and statutory reserves and which aggregate amount of approximately $90 million as of April 30, 2010 exceeded 25% of the Company’s consolidated net assets. Accordingly, condensed parent company financial statements have been prepared in accordance with Rule 5-04 and Rule 12-04 of SEC Regulation S-X, and are as follows.

 PARENT COMPANY FINANCIAL INFORMATION OF L & L ENERGY, INC.

 Condensed Balance Sheets (000s)

	As of April 30,
Current assets	2010	2009

Cash and bank	$3,290	$62
Prepayments	1,639	3,021
Other receivable	2,574	1,499
Total current assets	7,503	4,582

Properties plant and equipment	144	405
Due from minority shareholders	975	-
Investments	83,317	26,680
Total long term assets	84,436	27,085

Total assets	$91,939	$31,667

Current liabilities
Accounts payable and accrued expenses	$636	$8,324
Other payables	13,638	-
Due to controlling shareholder	-	911
Total current liabilities	14,274	9,234
Equities
Shares capital	29	21
Paid in Capital	32,781	9,605
Deferred stock compensation	(557)	(64)
Treasury stock	(396)	-
Foreign currency translation	700	670
Retain earnings	45,108	12,201
Total equities	77,665	22,433
Total liabilities and equities	$91,939	$31,667

 Condensed Statements of Income (000s)

	Year ended April 30,
	2010	2009
Administrative expenses	$(2,857)	$(404)
Consulting Expenses	-	(730)
Personnel costs	(2,560)	(384)
Finance charges	(121)	(31)
Other income	529	-
Gain/(Loss) on disposal	1,303	(383)
Equity in income of subsidiaries	36,364	11,889
Net loss from Continued Operation	$(3,706)	$(1,932)

PARENT COMPANY FINANCIAL INFORMATION OF L & L ENERGY, INC.

– CONTINUED

Condensed Statements of Cash Flows (000s)

	2010	2009
Net cash provided by operating activities	$36,175	$14,522
Net cash used in investing activities	(58,130)	(14,766)
Net cash provided by financing activities	25,184	238
Cash and cash equivalents, beginning of year	62	68
Cash and cash equivalents, end of year	$3,290	$62

Note to Condensed Parent Company Financial Information:

The Company records its investment in subsidiaries under the equity method of accounting as prescribed in ASC Topic 323, “Investments – Equity Method and Joint Ventures”. Such investment and long-term loans to subsidiaries are presented on the balance sheet as “Investments in subsidiaries” and the income of the subsidiaries is presented as “Equity in income of subsidiaries” on the statement of income.

These supplemental condensed parent company financial statements should be read in conjunction with the notes to the Company’s Consolidated Financial Statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted.

As of April 30, 2010 and 2009, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except as separately disclosed in the Consolidated Financial Statements, if any.

L & L ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF OCTOBER 31, 2010 AND APRIL 30 ,2010

	October 31, 2010	April 30, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,334,794	$7,327,369
Accounts receivable	20,801,659	17,304,949
Prepaid and other current assets	15,355,908	22,113,327
Other receivables	8,616,589	7,956,069
Inventories	11,948,851	9,605,103
Total current assets	66,057,801	64,306,817

Property, plant, equipment, and mine development, net	52,251,621	37,387,194
Construction-in-progress	27,713,441	17,211,093
Intangible assets, net	1,186,610	1,298,469
Long term receivable	1,260,478	1,259,151
Related party notes receivable	7,107,929	7,141,800
Total non-current assets	89,520,079	64,297,707

TOTAL ASSETS	$155,577,880	$128,604,524

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Bank laons current	$2,196,000	$-
Accounts payable	4,414,609	1,995,513
Accrued and other liabilities	803,254	1,225,294
Other payables	5,781,431	15,344,920
Taxes payable	15,165,941	10,387,265
Customer deposits	2,634,730	3,937,770
Total current liabilities	30,995,965	32,890,762

LONG-TERM LIABILITIES
Bank loans - non current	588,431	4,146,950
Long-term payable	800,000	800,000
Asset retirement obligation	1,249,363	507,279
Total long-term liabilities	2,637,794	5,454,229
Total Liabilities	33,633,759	38,344,991

Commitments and contingencies

EQUITY:
STOCKHOLDERS' EQUITY:
Preferred stock, no par value, 2,500,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 120,000,000 shares authorized: 30,223,749 and 28,791,735 shares issued and outstanding at October 31, 2010 and April 30, 2010, respectively	30,223	28,792
Additional paid-in capital	37,939,681	32,781,365
Deferred stock compensation	(1,753,000)	(557,202)
Accumulated other comprehensive income	3,359,331	699,755
Retained Earnings	67,107,903	45,108,530
Treasury stock (400,000 shares)	(396,000.00)	(396,000.00)
Total stockholders' equity	106,288,138	77,665,240
Non-controlling interest	15,655,983	12,594,293
Total equity	121,944,121	90,259,533
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$155,577,880	$128,604,524

The accompanying notes are an integral part of these consolidated financial statements.

L & L ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31,2010 AND 2009
(Unaudited)

	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2010	2009	2010	2009
NET REVENUES	$57,417,686	$24,482,676	$112,747,625	$37,227,726
COST OF REVENUES	38,145,895	11,809,412	74,870,158	18,494,051
GROSS PROFIT	19,271,791	12,673,264	37,877,467	18,733,675

OPERATING COSTS AND EXPENSES:
Salaries & wages – selling, general and administrative	1,956,269	1,592,617	2,736,941	1,920,565
Selling, general and administrative expenses, excluding salaries and wages	2,900,999	1,930,986	6,126,608	2,756,924
Total operating expenses	4,857,268	3,523,603	8,863,549	4,677,489

INCOME FROM OPERATIONS	14,414,523	9,149,661	29,013,919	14,056,186
OTHER INCOME (EXPENSE):
Interest expense	(100,928)	(29,704)	(171,468)	(33,302)
Other (expense) income	420,960	528,697	408,117	629,055
Total other (expense) income	320,032	498,993	236,649	595,753

INCOME BEFORE PROVISON FOR INCOME TAXES	14,734,555	9,648,654	29,250,568	14,651,939
LESS PROVISION FOR INCOME TAXES	2,006,205	814,764	4,189,505	1,167,398
NET INCOME	12,728,350	8,833,890	25,061,062	13,484,541

Net income attributable to non-controlling interests	1,667,492	1,887,109	3,061,690	3,843,631
Net income attributable to the Company	11,060,858	6,946,781	21,999,373	9,640,910
NET INCOME	12,728,350	8,833,890	25,061,062	13,484,541

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain( loss)	1,620,744	0	2,659,576	(38,105)
COMPREHENSIVE INCOME	$14,349,094	$8,833,890	$27,720,638	$13,446,436

Comprehensive income attributable to non-controlling interests	$1,667,492	$1,887,109	$3,061,690	$3,843,631
Comprehensive income attributable to the Company	12,681,602	6,946,781	24,658,949	9,602,805
COMPREHENSIVE INCOME	$14,349,094	$8,833,890	$27,720,638	$13,446,436

INCOME PER COMMON SHARE – basic	$0.37	$0.31	$0.75	$0.44

INCOME PER COMMON SHARE – diluted	$0.35	$0.29	$0.72	$0.41

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – basic	29,923,091	22,726,935	29,480,271	21,964,044

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - diluted	31,225,945	24,397,083	30,719,093	23,634,192

                                                                                                               The accompanying notes are an integral part of these consolidated financial statements.

L & L ENERGY, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED OCTOBER 31,2010 AND 2009
(Unaudited)
	For the Six Months Periods Ended October 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,999,373	$9,640,910
Adjustments to reconcile net income to net cash provided by operating activities:
Income from non-controlling interest	3,061,690	3,843,631
Depreciation and amortization	4,632,395	526,202
Amortization for deferred compensation	-	19,000
Issuance of common stock for services	1,277,138	-
Issuance of common stock for employee bonus	1,753,000
Amortization of service costs	-	688,131
Gain on reduction of debt	-	(528,697)
Deferred tax asset	-	154
Changes in assets and liabilities, net of businesses acquisitions:
Accounts receivable	(3,496,710)	(2,348,100)
Prepaid and other current assets	7,204,621	(1,817,751)
Inventories	(2,343,748)	(1,516,442)
Other receivable	(660,520)	1,694,524
Accounts payable	2,419,096	(388,720)
Accrued and other liabilities	(422,040)	597,721
Customer deposit	(1,303,040)	1,176,480
Taxes payable	4,778,676	348,333
Other payable	(9,563,489)	-
Net cash provided by operating activities	29,336,441	11,935,376

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(8,240,277)	(1,682,233)
Acquisition of intangible assets	-	(306,460)
Construction-in-progress	(20,719,831)	(7,976,029)
Increase in investments	-	(264,132)
Net cash (used in) provided by investing activities	(28,960,108)	(10,228,854)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan to associates	-	(183,281)
Payment on bank loans	(1,362,519)	-
Payment of Debt	-	(625,000)
Payment to shareholder	-	(910,791)
Proceeds from issuance of common stock	-	5,543,790
Proceeds from warrant extension	50,000	-
Warrants converted to common stock	2,069,750	750,000
Net cash provided by financing activities	757,231	4,574,718

Effect of exchange rate changes on cash and cash equivalents	873,861	(34,434)

INCREASE IN CASH AND CASH EQUIVALENTS	2,007,425	6,246,806
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,327,369	5,098,711
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,334,794	$11,345,517

SUPPLEMENTAL NON CASH FLOW INFORMATION:
INTEREST PAID	$160,368	$33,302
INCOME TAX PAID	$2,389,338	$1,167,398

The accompanying notes are an integral part of these consolidated financial statements.

L & L ENERGY, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2010 AND 2009

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

DESCRIPTION OF BUSINESS

L & L Energy, Inc. (“L&L” and/or the “Company”) was incorporated in Nevada, and is headquartered in Seattle, Washington.  Effective on January 4, 2010, the State of Nevada approved the Company’s name change from L&L International Holdings, Inc. to L & L Energy, Inc.  The Company is a coal (energy) company, and started its operations in 1995.  Coal sales are generated entirely in China, from coal mining, clean coal washing, coking and coal wholesales operations.  At the present time, the Company conducts its coal (energy) operations in Yunnan and Guizhou provinces, southwest China.  As of July 31, 2010, the Company has three operating subsidiaries: KMC, which has coal wholesale operations and Ping Yi Coal Mine (mining operations “PYC”); two coal mining operations (DaPuAn Mine and SuTsong Mine) including DaPuAn’s coal washing operations (the “2 Mines” or “LLC”); and L&L Yunnan Tianneng Industry Co. Ltd. (including Hong Xing coal washing and ZoneLin coking operations) (“TNI”).  On August 1, 2009, the Company increased its ownership of the “2 Mines”, from 60% to 80%.

KMC acquired 100% equity of PYC on January 18, 2010 with an effective acquisition date of November 1, 2009.  L&L formed a new subsidiary, TNI, in the Yunnan province, China, which owns 98% of controlling interest of TNI.  Through TNI, L&L acquired 100% equity of ZoneLin Coal Coking Factory in China (“ZoneLin”) on February 3, 2010 with an effective acquisition date of November 1, 2009; and acquired 100% equity of SeZone County Hong Xing Coal Washing Factory (“Hong Xing”) on January 1, 2010 with an effective acquisition date of November 30, 2009.

The Company acquired a controlling interest in Hon Shen Coal Co., Ltd. (“HSC”) in July 2009 and then disposed of HSC to Guangxi Luzhou Lifu Machinery Co. Limited in April 2010.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of L & L Energy, Inc. and its affiliates. All intercompany    transactions, profits and balances have been eliminated in consolidation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim financial information - The consolidated interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the three and six months ended October 31, 2010 may not necessarily be indicative of the results of operations which might be expected for the entire year.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in management’s opinion, are necessary for fair presentation of the information contained herein. These financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's audited financial statements on Form 10-K for the fiscal year ended April 30, 2010.

Principles of Consolidation -The fully consolidated financial statements include the accounts of the Company, and 100% ownership of KMC subsidiary including coal wholesale and PYC coal mine, 80% of operations of LLC “2 Mines” including both coal mining and coal washing, and 98% of TNI (coal washing and coking operations).  The Company fully consolidates 100% of the assets, liabilities of its subsidiaries and show the non-controlling interests owned by their respective owners as Non-Controlling Interests.  The results of operations of the Company’s subsidiaries less amounts attributable to non-controlling interest owners are net income attributable to the Company.  All significant inter-company accounts and transactions are eliminated.

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In regards to Asset Retirement Obligations (“AROs”,) the revisions to estimated cash flows pertain to revisions in the estimated amount and timing of required reclamation activities throughout the lives of the respective mines and reflect changes in estimates of closure volumes, disturbed acreages and third-party unit costs as of October 31, 2010. We base these estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events.  These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  By their nature, estimates are subject to an inherent degree of uncertainty.  Actual results may differ from management’s estimates.

Cash and Cash Equivalents - Cash and cash equivalent consist of cash on deposit with banks and cash on hand.  The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents, for cash flow statement purposes.  Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China (“PRC”) and with banks in the United States. The Company maintains balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits for the banks located in the United States.

Balances at financial institutions or state owned banks within the PRC are not insured and amounted to $8,831,833 and $2,428,509 at October 31, 2010 and April 30, 2010, respectively. As of October 31, 2010 and April 30, 2010, the Company had deposits in excess of federally insured limits totaling $54,779 and $2,529,565, respectively, in the U.S. Banks. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Revenue Recognition - In accordance with Accounting Standard Codification “ASC” 605, “Revenue Recognition,” we recognize revenue when all of the following four criteria are met:

  Persuasive evidence of an arrangement exists
  Delivery has occurred
  The sales price is fixed or determinable
  Collection is reasonably assured

Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

Accounts receivable - The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  As of October 31, 2010 and April 30, 2010, the Company determined that no reserve for accounts receivable was necessary.

Inventories - Materials and supplies and coal inventory are valued at the lower of average cost or market. Raw coal represents coal stockpiles that may be sold in current condition or may be further processed prior to shipment to a customer. Coal inventory costs include labor, supplies, equipment, operating overhead and other related costs.

Non-controlling Interest - In 2009, the Company purchased 60% interests in 2 Mines and subsequently increased the ownership to 80% during 2010.  Certain amounts presented for prior periods previously designated as minority interest have been reclassified to conform to the current year presentation. Effective January 1, 2009, the Company adopted Financial Accounting Standards (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation, which established new standards governing the accounting for and reporting of noncontrolling interests (“NCI”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCI (previously referred to as minority interests) be treated as a separate component of equity, not as a liability (as was previously the case), that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses, and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also required changes to certain presentation and disclosure requirements. The provisions of the standard were applied to all NCI prospectively, except for the presentation and disclosure requirements, which were applied retrospectively to all periods presented. As a result, upon adoption, the Company retroactively reclassified the “Minority interest” balance previously included in the “Other liabilities” section of the consolidated balance sheets to a new component of equity with respect to NCI in consolidated subsidiaries. The adoption also impacted certain captions previously used on the consolidated statements of income and other comprehensive income, largely identifying net income including NCI and net income attributable to the Company.

The net income (loss) attributed to the NCI has been separately designated in the accompanying statements of income and other comprehensive income. Losses attributable to the NCI in a subsidiary may exceed the NCI’s interests in the subsidiary’s equity. The excess attributable to the NCI is attributed to those interests. The NCI shall continue to be attributed its share of losses even if that attribution results in a deficit NCI balance.

                                                                                                                                                                                           II-5

Foreign Currency Translation - The accounts of the Company’s Chinese subsidiaries are maintained in the RMB and the accounts of the U.S. parent company are maintained in the USD.   The accounts of the Chinese subsidiaries were translated into USD in accordance with ASC Topic 830, Foreign Currency Matters, with the RMB as the functional currency for the Chinese subsidiaries.  According to ASC 830, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholders’ equity is translated at historical rates and statement of income items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC Topic 220, Comprehensive Income.  Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statements of income.

Asset Retirement Cost and Obligation - Asset retirement costs are accounted for in accordance with ASC Topic 410-20, Asset Retirement Obligations.  Pursuant to ASC 410-20, the Company recognizes the fair value of the liability for an asset retirement obligation, which is recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The fair value of the liability is estimated using projected discounted cash flows. In subsequent periods, the retirement obligation is accreted to its future value, which is the estimate of the obligation at the asset retirement date. The liability is accreted to its present value each period, and the capitalized cost is depreciated or depleted over the useful lives of the respective assets.  If the liability is settled for an amount other than the recorded amount, a gain or loss would be recognized at such time. The Company reviews the asset retirement obligation at least annually and makes necessary adjustments for permitted changes as granted by government authorities and for revisions of estimates of the amount and timing of costs.

In regards to Asset Retirement Obligations (“AROs”,) the revisions to estimated cash flows pertain to revisions in the estimated amount and timing of required reclamation activities throughout the lives of the respective mines and reflect changes in estimates of closure volumes, disturbed acreages and third-party unit costs as of October 31, 2010. We base these estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results may differ from management’s estimates.

Property, Plant, Equipment, and Mine Development - Property, plant equipment and mine development are stated at cost, less accumulated depreciation. Costs of mine development, expansion of the capacity of or extending the life of the Company’s mines are capitalized and principally amortized using the units-of-production method over the actual tons of coals produced directly. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over their estimated useful lives.  Leasehold improvements are amortized over their estimated useful lives or the term of the lease, whichever is shorter. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are generally expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Building, mining structure, and plant are related to our coal mining related operations. The mining structure includes the main and auxiliary mine shafts, underground tunnels, and other integrant mining infrastructure. Depreciation for the mine shafts is provided to write off the cost of the mining structure using the units of production method based on proven reserves.

The estimated useful lives for each category of the fixed assets are as follows:

Building, Mining Structure and Plant	20 to 25 Years
Motor Vehicles and Equipment	5 Years
Machinery	10 to 12.5 Years

Construction-in-progress - Construction-in-progress consists of amounts expended for mine construction. Once building construction is completed, the cost accumulated in construction-in-progress is transferred to property, plant, equipment and mine development.

Impairment of Long-Lived Assets - The Company applies the provisions of ASC Topic 360, “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company evaluates the recoverability of its long-lived assets if circumstances indicate impairment may have occurred.  This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Company believes that as of October 31, 2010 and April 30, 2010, there was no impairment of its long-lived assets.

Intangible Assets - The Company applies Accounting Standards Codification (“ASC”) Topic 350, Intangibles - Goodwill and Other Intangible Assets, to record goodwill and intangible assets.  In accordance with ASC 350, certain intangible assets are to be assessed periodically for impairment using fair value measurement techniques. Goodwill is tested for impairment on an annual basis as of the end of the Company's fiscal year, or more frequently when impairment indicators arise. The Company evaluates the recoverability of intangible assets periodically and takes into account events and circumstances which indicate that impairment exists. The Company believes that as of October 31, 2010 and April 30, 2010, there was no impairment of its goodwill.

Income Taxes - The Company utilizes the asset and liability method of accounting for income taxes, under which deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.  GAAP also requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. As of October 31, 2010, income tax positions must meet a more-likely-than-not recognition threshold to be recognized.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  No material deferred tax amounts were recorded at October 31, 2010 and April 30, 2010, respectively.  GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

The charge for taxation is based on the results for the reporting period as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The Company’s operating subsidiaries located in PRC are subject to PRC income tax. The new Chinese Enterprise Income Tax (“EIT”) law was effective on January 1, 2008. Under the new Income Tax Laws of PRC, a company is generally subject to income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments. The statutory rate is 3% and 5% for entity LLC and TNI respectively since they are owned in the form of partnerships.

Stock-Based Compensation - The Company records stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation.  ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period by using the Black-Scholes option pricing model,. Under ASC 718, the Company’s volatility is based on the historical volatility of the Company’s stock or the expected volatility of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Fair Value Measurements - For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, other receivable, accounts payable and other payables, the carrying amounts approximate their fair values due to their short maturities. In addition, the Company has long-term debt with financial institutions. The carrying amounts of the line of credit and other long-term liabilities approximate their fair values based on current rates of interest for instruments with similar characteristics.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables, certain other current assets and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

  Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

  Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

  Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the consolidated balance sheets at fair value in accordance with ASC 825.

Earnings Per Common Share - Earnings per share is calculated in accordance with the ASC Topic 260, Earnings Per Share.  Basic earnings per share is calculated dividing income available to common stockholders by the weighted average number of common shares outstanding.  Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, warrants and options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Concentration of Risk - For the three and six months ended October 31, 2010, we had two major customers who purchased 26% of the Company’s total sales and represented $14,894,662 or 26% of accounts receivable.  In addition, we had one major supplier provided 17% of our total purchases.  This supplier represents $6,643,796 or 16% of the accounts payable.

Advertising Costs - The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place.  Advertising costs for the three and six months ended October 31, 2010, 2009 were not significant.

Statement of Cash Flows - In accordance with ASC Topic 230 “Statement of Cash Flows”, cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Reclassification - Certain reclassifications have been made to the fiscal 2010 and 2009 consolidated financial statements to conform to the fiscal 2011 consolidated financial statement presentation. These reclassifications had no effect on net loss or cash flows as previously reported.

New accounting pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal year beginning after December 15, 2010 (the Company’s fiscal year 2011); early adoption is permitted.  The Company is currently evaluating the impact of adopting ASU -2010-06 on its financial statements.

In July 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-20, “Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.” ASU No. 2010-20 amends the guidance with ASC Topic 310, “Receivables” to facilitate financial statement users’ evaluation of (1) the nature of credit risk inherent in the entity’s portfolio of financing receivables; (2) how that risk is analyzed and assessed in arriving at the allowance for credit losses; and (3) the changes and reasons for those changes in the allowance for credit losses. The amendments in ASU No. 2010-20 also require an entity to provide additional disclosures such as a rollforward schedule of the allowance for credit losses on a portfolio segment basis, credit quality indicators of financing receivables and the aging of past due financing receivables. The Company is required to adopt ASU No. 2010-20 as of December 15, 2010 and is currently evaluating the impact the new disclosure requirements will have on its financials statements and notes.

NOTE 3. RISKS AND UNCERTAINTIES

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China (“PRC”) and with banks in the United States. Balances at financial institutions or state owned banks within the PRC are not insured and amounted to $8,831,833 and $2,428,509 at October 31, 2010 and April 30, 2010, respectively. As of October 31, 2010 and April 30, 2010, the Company had deposits in excess of federally insured limits totaling $54,779 and $2,529,565, respectively, in U.S. Banks. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

NOTE 4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

         Prepaid expenses and other current assets as of October 31, 2010 and April 30, 2010 consist of:

Description	October 31, 2010	April 30, 2010
Advances to suppliers	$14,211,177	$ 11,327,289
Bill receivable	-	8,713,763
Advanced to employees	1,073,978	2,580,222
Other	70,753	49,255
Total	$15,355,908	$ 22,670,529

NOTE 5.  OTHER RECEIVABLES

        Other receivables consist of the following:

Description	October 31, 2010	April 30, 2010
Short term loans to business associates	$7,357,438	$ 6,608,247
HSC receivable	1,259,151	1,259,151
Other	-	88,671
Total	$8,616,589	$ 7,956,069

NOTE 6. INVENTORIES

Inventories are primarily related to coal located at KMC, 2 Mines, PYC and TNI. Inventories consist of the following:

Description	October 31, 2010	April 30, 2010
Raw Coal	$ 6,717,699	$ 9,054,714
Coke Coal	213,651	395,233
Fine Coal	5,017,501	155,156
Total	$ 11,948,851	$ 9,605,103

NOTE 7. PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

Property, plant, equipment and mine development consist of the following:

Description	October 31, 2010	April 30, 2010
Mine development	$26,604,517	$21,098,410
Mineral rights	4,330,020	3,832,288
Building and improvements	9,595,914	2,025,661
Machinery and equipment	18,553,903	12,872,896
	59,084,354	39,829,255
Accumulated depreciation	(6,832,733)	(2,442,061)
Property, Plant and Equipment, net	$52,251,621	$37,387,194

Depreciation expense was $1,693,132 and $4,390,672 for the three and six months ended October 31, 2010, respectively.  Depreciation expense was $451,092 and $1,219,206 for the three and six months ended October 31, 2009, respectively.

We have reclassified Mineral Rights as Property, Plant, Equipment and Mine Development. Mineral Rights were disclosed as Intangible Assets in prior financial statements. We amortize our mining rights using the units-of-production basis in fiscal year 2010.

Mineral rights represent the exclusive right, granted by the Chinese government, to operate the 2 Mines and PYC.  The rights were acquired in the first quarter of 2008 as a result of the acquisition of the “2 Mines” on May 1, 2008 and on November 1, 2009, respectively.  The Company has elected to use unit-of-production method to amortize its mineral rights

NOTE 8. CONSTRUCTION IN PROGRESS

Construction in progress includes mine development, ventilation and electrical system improvements for the PYC mine and the two coal mines, building of staff quarters, and beginning construction of a sewage treatment system and road expansion for the washing facilities.  Construction in progress was $ 27,713,441and $ 17,211,093 as of October 31, 2010 and April 30, 2010, respectively.

NOTE 9.  INTANGIBLE ASSETS

Amortization expense was $141,941 and zero for the three months ended October 31, 2010 and 2009, respectively.

Intangible assets consist of the following:

Description	October 31, 2010	April 30, 2010
Customer relationship	$850,098	$831,428
Technology	265,840	260,002
Goodwill	253,821	248,247
	1,369,759	1,339,677
Accumulated amortization	(183,149)	(41,208)
	$1,186,610	$1,298,469

We have reclassified Mineral Rights to Property, Plant, Equipment and Mine Development. Mineral Rights were disclosed as Intangible Assets in prior financial statements.

NOTE 10. ASSET RETIREMENT OBLIGATION

With respect to the 2 mines, Yunnan Province government authority established 3 RMB per extracted ton for natural resource surcharge for mine clean up.  The Company expects to extract approximately ten million tons of coal over the remaining forty years of mining rights.  The interest rate used in the net present value calculation is 8%.  As for the Ping Yi Mine, Gui Zhou Province government established 2 RMB per extracted ton for natural resource surcharge for mine clean up.  The Company expects to extract approximately 13.5 million tons of coal over the remaining fifty years of mining rights.  The interest rate used in the net present value calculation is 8%.

The following is a summary of the change in the carrying amount of the asset retirement obligation as of October, 31, 2010 and the year ended April 30, 2010.

	October 31, 2010	April 30, 2010

Beginning balance at May 1	$507,279	$-
Liabilities incurred during the period	-	469,700
Increase in estimated costs	693,982	-
Liabilities settled during the period	-	-
Accretion of interest	48,102	35,579
	$1,249,363	$507,279

NOTE 11.  OTHER PAYABLES

Other Payables consist of the following:

Description	October 31, 2010	April 30, 2010
Payable to previous owners of ZoneLin (less non-current)	$ 200,000	$ 200,000
Payable to previous owners of Ping Ying Coal Mine	433,670	433,670
Payable to business associates (1)	2,948,952	9,098,023
Others (1)	2,198,809	5,613,227
Total current other payables	5,781,431	15,344,920
Payable to previous owners of ZoneLin (non-current) (2)	800,000	800,000
Other non-current	-	-
	$ 6,581431	$ 16,144,920

Total Other Payables was $16.1 million as of 4/30/2010. None of these payables bear interest and are not collateralized by any assets of the Company.  $7.4 million was a temporary interest free loan from a business partner, which was repaid in the first quarter ended 7/31/2010. $1.4 million are part of the considerations to the non-controlling interest owners of the coal mines acquired during FY 2010, which will be paid according to the terms of the acquisition. The other $2.2 million are for miscellaneous payment of fees related to maintenance, safety, employee training for security and environmental.

(1)     Payments are short-term, it will be settled before 12/2010.

(2)     Four annual installments will be paid.

NOTE 12. INCOME TAX PAYABLE

Incomes tax payable balance was $ 15,165,941 and $ 10,387,265 as of October 31, 2010 and April 30, 2010, respectively.

Taxes payable consist of the following:

Description	October 31, 2010	April 30, 2010
VAT payable	$5,438,351	$5,109,967
Income tax payable	8,170,438	3,878,426
Other taxes payable	1,557,152	1,398,872
	$15,165,941	$10,387,265

NOTE 13 INCOME TAXES

The Company’s main operations are located in China.  The Company is subject to corporate income taxes primarily in two taxing jurisdictions, China, and the United States of America.  The income of the Company is mainly generated via its 2 Mines , KMC, and TNI which are foreign entities located in China.  The Company incurs tax liability for the coal operations charged at 25% of net profit.  As the 2 Mines (DaPuAn Mine and SuTsong Mine) are in a heavily regulated resource business in China, and HongXing and ZoneLin are in a form of proprietorship (are not incorporated as a corporation), thus the tax rate of 3% and 5% of total revenue proceeds is applied to 2 Mines and TNI respectively, subject to provisional adjustments when the coal sale changes.  As no cash or funds were repatriated from China to the U.S., the Company’s income was not subject to the U.S. federal taxation, under subpart F, income from controlled foreign company, of the U.S. Internal Revenue Code.

The Company’s income tax liability for the period ended October 31, 2010 and April 30, 2010 was $8,710,437 and $3,878,426, respectively.  These tax payables to Chinese local governments can be postponed temporarily as we are a U.S. company bringing in U.S. management skills and investing capital to increase coal production and safety standards, beneficial to the Chinese local communities.  According to Chinese law, a new joint venture located in the western part of China may benefit under the “Go-West” policy to enjoy a special Chinese tax rebates from the government, thus there is a high probability that the 2 Mines, KMC and TNI tax liability payments may be delayed or mitigated.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Income and Comprehensive Income:

The significant component for income taxes is described for both US and PRC operation as of October 31, 2010 and April 30, 2010 are described below.

a) United States of America

As of October 31, 2010, the Company in the United States had $11,119,241 in net operating loss carry forwards available to offset future taxable income. Federal net operating losses can generally be carried forward twenty years.  The deferred tax assets as of October 31, 2010 consist mainly of net operating loss carry forwards.  Due to the uncertainty of the realization of the related deferred tax assets of $904,579 a reserve equal to the amount of deferred income taxes has been established at October 31, 2010.  The Company has provided 100% valuation allowance to the deferred tax assets as of October 31, 2010.

b) People’s Republic of China (PRC)

Pursuant to the PRC Income Tax Laws, the Company's subsidiaries are generally subject to Enterprise Income Taxes ("EIT") at a statutory rate of 25% for KMC.  The LLC and TNI entities are owned in the form of partnerships, thus, the statutory rate is 3% and 5% respectively.

Tax Rate Reconciliation

Substantially all of the Company’s income before income taxes and related tax expense are from PRC sources. Actual income tax benefit reported in the consolidated statements of operations and comprehensive income differ from the amounts computed by applying the US statutory income tax rate of 34% to income before income taxes for the three and six months ended October 31, 2010 and 2009 for the following reasons:

	For the three month period ended October 31,		For the six month period ended October 31,
	2010	2009	2010	2009
Consolidated pretax income	$14,734,555	$9,648,654	$29,250,568	$14,681,939
Expected income tax expense	$5,009,749	$3,280,542	$9,945,193	$4,981,659
Difference between statutory rate and foreign effective tax rate	$(3,966,767)	$(2,689,112)	$(7,432,757)	$(4,225,952)
Change in valuation allowance	$963,224	$223,334	$1,677,071	$411,691
Actual tax expense	$2,006,205	$814,764	$4,189,505	$1,167,398
Consolidated effective tax rate	14%	8%	14%	8%

NOTE 14.  ADVANCES TO SUPPLIERS

Cash advances are typically made to coal suppliers to guarantee a certain delivery of coal to us at a specified time and price. Since the demand for coal is high, we set up agreements with these suppliers, with cash deposits, to ensure a constant supply of coal to our washing and coking facilities.

Advanced to suppliers amounted to $14,211,177 as compared to $11,327,289 as of October 31, 2010 and April 30, 2010 respectively.

NOTE 15.  BANK LOANS

During the third quarter of 2009, as part of the acquisitions of TNI and PYC, the Company assumed two loan agreements with banks in China.  The first loan with TNI was for RMB 14,300,000 or approximately $1,951,000.  This loan carried an interest rate of 5.4% per annum and matures on December 23, 2011.  The second loan with PYC was for RMB 15,000,000 or approximately $2,196,000.  The loan carries an interest rate of 9.7% per annum and matures on February 26, 2011.  Both loans are unsecured.

Total bank loan balance is $2,784,431 and $4,146,950 as of October 31, 2010 and April 30, 2010, respectively. Interest expense recognized on the loan was $100,928 and $171,468 for the three and six months ended October 31, 2010, respectively. Interest expense recognized on the loan was $29,704 and $33,032 for the three and six months ended October 31, 2009.

NOTE 16.  RELATED PARTY TRANSACTIONS

The Company loan money to various entities that have non-controlling interest with us. These loans are notes receivable, secured by assets and machinery of the various mines or businesses and are for the establishment of good business practice and long term relationships with these non-controlling interest owners. Because the borrowers under the notes have businesses in which we have an interest, we believe the borrowers are considered as related parties..

Total amount of the related party transaction is approximately $7 million as of October 31, 2010 which is tabled below.  While in the prior year, as of October 31, 2009, total related party transaction amounted to approximately $1.9 million, which is an advance of $1.9 million to a KMC manager for the development of the Tian-Ri Coal Mine.

Borrowers	USD	Maturity	Collateralized by
Associates to DaPuAn Coal Mine	$ 924,877	May 1, 2015	Mine Assets
Lieurkong Machinery	460,393	May 1, 2015	Machinery
Kunming Kemandi Technology Dev. Co LTD	258,327	May 1, 2015	Machinery
Associates to Tian Ri Coal Mine	1,497,006	May 1, 2015	Machinery
Associates to SuTsong Coal Mine	2,492,400	May 1, 2015	Mining Equipment
Yunnan Tinnan Co. Ltd.	1,474,926	May 1, 2015	Mine Assets
	$ 7,107,929

NOTE 17. STOCKHOLDERS’ EQUITY

For the three and six months ended October 31, 2010, 44,813 and 329,691 shares of our common stock were issued, respectively,  with a value of $430,546 and $2,599,702, respectively.

The Board of Directors approved to issue shares in respect to the services provided by Dickson Lee, our CEO and Chairman of the Board, and Clayton Fong, our Executive Vice President of Operations, during the 2010 fiscal year. As of October 31, 2010, the Company issued 111,276 shares to Dickson Lee and 81,317 shares to Clayton Fong, with the share value of $811,200 and $592,800, respectively.

For the three and six months ended October 31, 2010, 218,750 and 868,750 warrants were exercised at average exercise price of $2.80 and $3.22, respectively, for cash proceeds of $0.6 million and $ 2.1 million, respectively.

	Units	Weight Average Exercise Price
Outstanding at April 30, 2010	3,385,329	$2.50
Issued	-
Exercised	(1,009,555)	$3.32
Cancelled	-
Expired	-
Outstanding at July 31, 2010	2,375,774	$3.40

Issued	-
Exercised	(218,750)	$2.80
Cancelled	-
Expired	-
Outstanding at October 31, 2010	2,157,024	$3.46

        NOTE 18. NON-CONTROLLING INTEREST

As described in Note 1 to the consolidated financial statements, the Company has the majority controlling interest of L&L Coal Partners (2 coal mining operations) and TNI.  During the fiscal year 2010, the Company increased its ownership interest in L&L Coal Partners to 80% from 60% in April 2009.  The equity related to non-controlling interest as of October 31, 2010 represent 20% third party interest in L&L Coal Partners and 2% third party interests in TNI.

Included below is a schedule of changes in ownerships interest as of October 31, 2010 and April 30, 2010:

	October 31, 2010	April 30, 2010

Beginning balance	$12,594,293	$12,731,987
Non-controlling interest related to acquisitions	-	995,305
Net income related to non-controlling interest	3,061,690	7,040,555
Increase in controlling interest	-	(7,760,824)
Non-controlling interest related to disposal	-	(412,730)
Ending balance	$15,655,983	$12,594,293

NOTE 19. EARNINGS PER SHARE

The Company only has common shares and warrants issued and outstanding as of October 31, 2010.  Under the treasury stock method of earnings per share, the Company computed the diluted earnings per share, as if all issued warrants were converted to common stock, and cash proceeds were used to buy back common stock.

	For the Three Months Ended October 31		For the Six Months Ended October 31
	2010	2009	2010	2009

Net income	$11,060,858	6,946,781	$21,999,373	9,640,910
Number of Shares	29,923,091	22,726,935	29,480,271	21,964,044
Per Share - Basic	$0.37	0.31	$0.75	0.44

Effect of dilutive shares	$1,302,854	1,670,148	$1,369,639	1,670,148
Number of dilutive shares	31,225,945	24,397,083	30,719,093	23,634,192
Per Share - Diluted	$0.35	0.29	$0.72	0.41

NOTE 20. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has two operating leases for the Seattle office and the GuangZhou office.  Both are non-cancelable leases, expiring in January 2011 and November 2011, respectively. The non-cancelable operating lease agreements require that the Company pays certain operating expenses, including management fees to the leased premises.  The future minimum rental payments in less than a year and in greater than a year are $76,800 and $19,558, respectively.

Commitments

The PRC adopted extensive environmental laws and regulations that affect the operations of the coal mining industry.  The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material.  Under existing legislation, however, Company management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results may be adversely affected by changes in the governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions and remittance abroad, and rates and methods of taxation, among other things.

The majority of the Company sales, purchases and expense transactions are denominated in RMB and most of the Company’s assets and liabilities are also denominated in RMB.  The RMB is not freely convertible into foreign currencies under the current law.  In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions.  Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

NOTE 21. STOCK INCENTIVE PLAN

On September 9, 2010, our Board of Directors adopted the 2010 Stock Incentive Plan (the “2010 Plan”), which was approved by our shareholders at our annual meeting of the shareholders held on the same date. The 2010 Plan authorizes the Board of Directors or one or more of its members to grant options to eligible individuals to purchase shares of common stock our Company to eligible individuals.  Eligible individuals may be employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary, and consultants who provide valuable service to us or our Parent or Subsidiary. Options to purchase Common Stock may be incentive stock options, stock units, stock appreciation rights or non-statutory stock options as determined by the Board of Directors or its delegate. 4,200,000 shares of Common Stock were reserved for issuance.

Each option agreement specifies the term as to when the option is to become exercisable. Standard options vest at a rate of at least 20% of the underlying shares per year over five years and have a maximum term of 10 years. However, in no event shall an incentive stock option granted to a 10% or greater stockholder be granted at an exercise price less than 110%  of the fair market value of the stock on the date of grant.

As of October 31, 2010, there was no options granted from the 2010 Plan.

NOTE 22. SEGMENT INFORMATION

The Company reports its operations primarily through the following reportable operating segments: coal mining, coal wholesaling, coking coal washing revenue. The Company’s chief operating decision maker uses operating income as the primary measure of segment profit and loss.

	For the Three Months Periods Ended October 31,		For the Six Months Periods Ended October 31,

Total Revenues (including intersegment sales)	2010	2009	2010	2009
Coal mining revenue	$ 18,611,726	$ 12,411,611	$ 37,237,308	$ 19,258,128
Coal wholesale revenue	5,518,334	3,732,913	10,569,937	8,072,148
Coking revenue	7,748,931	349,488	14,767,336	349,488
Coal washing revenue	32,193,233	7,988,664	61,155,958	9,547,961
	$ 64,072,224	$ 24,482,676	$ 123,730,539	$ 37,227,725

Intersegment revenues	2010	2009	2010	2009
Coal mining revenue	$ 6,654,538	$ -	$ 10,982,914	$ -
Coal wholesale revenue	-	-	-	-
Coking revenue	-	-	-	-
Coal washing revenue	-	-	-	-
	$ 6,654,538	$ -	$ 10,982,914	$ -

Net revenues	2010	2009	2010	2009
Coal mining revenue	$ 18,611,726	$ 12,411,611	$ 37,237,308	$ 19,258,128
Coal wholesale revenue	5,518,334	3,732,913	10,569,937	8,072,148
Coking revenue	7,748,931	349,488	14,767,336	349,488
Coal washing revenue	32,193,233	7,988,664	61,155,958	9,547,961
Less intersegment revenues	(6,654,538)	-	(10,982,914)	-
	$ 57,417,686	$ 24,482,676	$ 112,747,625	$ 37,227,725

Net income attributable to L&L	2010	2009	2010	2009
Coal mining	$ 9,372,992	$ 6,694,140	$ 18,640,901	$ 9,490,535
Coal wholesale	325,352	417,679	865,808	698,068
Coking	1,015,112	24,591	1,821,293	24,591
Coal washing	3,156,596	467,235	5,580,121	638,570
Parent Company	(2,809,193)	(656,864)	(4,908,749)	(1,210,854)
	$ 11,060,858	$ 6,946,781	$ 21,999,373	$ 9,640,910

Depreciation expense	2010	2009	2010	2009
Coal mining	$ 1,030,645	$ 295,917	$ 2,783,380	$ 772,401
Coal wholesale	140,500	63,815	234,482	69,617
Coking	101,723	21,208	650,590	21,208
Coal washing	281,894	39,385	510,644	280,374
Parent Company	138,370	30,767	314,040	75,635
	$ 1,693,132	$ 451,092	$ 4,493,135	$ 1,219,235

Total assets	2010	2009	2010	2009
Coal mining	$ 113,207,078	$ 50,222,892	$ 113,207,078	$ 50,222,892
Coal wholesale	15,432,694	10,830,639	15,432,694	10,830,639
Coking	11,173,377	3,599,324	11,173,377	3,599,324
Coal washing	30,963,475	6,684,459	30,963,475	6,684,459
Parent Company (intercompany)	(15,198,742)	5,221,707	(15,198,742)	5,221,707
	$ 155,577,881	$ 76,559,021	$ 155,577,881	$ 76,559,021

NOTE 23. SUBSEQUENT EVENTS

On November 23, 2010 the Company entered into an agreement to provide a bridge loan of up to $3 million to Bowie Resources, LLC, which owns and operates the Bowie Mine, a Colorado-based coal mine (“Bowie”).  The loan carries an interest rate of 9% per annum, and the Company was granted an option to acquire up to 9% of the fully-diluted equity interest in Bowie for nominal consideration, subject to certain conditions.  Additionally, the Company holds co-senior status with Bowie’s only other secured creditor, GE Energy Financial Services.

Part II

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$1,817.18
Printing and engraving expenses	1,000
Blue Sky fees and expenses	1,000
Legal fees and expenses	75,000
Accounting fees and expenses	5,000
Miscellaneous	5,000

Total	$88,817.18

ITEM 14.      INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Law

 Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

               (a)           is not liable pursuant to Nevada Revised Statute 78.138, or

               (b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

               (a)           is not liable pursuant to Nevada Revised Statute 78.138; or

               (b)           acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

           (a)           the creation of a trust fund;

           (b)           the establishment of a program of self-insurance;

           (c)           the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

           (d)           the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

           (a)           by the stockholders;

           (b)           by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

           (c)           if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

           (d)           if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article XI of our Bylaws contain the following indemnification provision for our directors and officers:

“The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).”

                Such indemnification provision is sufficiently broad to permit us to indemnify our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.  The Company has current directors’ and officers’ liability insurance (D&O insurance) covering our directors and officers activities conducted for and on behalf of L&L up to the amount of $5 million in the aggregate.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 15.         Recent Sales of Unregistered Securities

                The following is a summary of the transactions by the Company during the last three years involving sales of our securities that were not registered under the Securities Act:

In November and December, 2010, the Company entered into Private Purchase Agreement with eleven (11) accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $2,150,000 for the investors’ purchase of an aggregate 430,000 shares of the common stock of the Company.  All the investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities

                On November 6, 2009, the Company entered into a Securities Purchase Agreement with the Buyers for the issuance of an aggregate 835,389 Units, with each Unit consisting of one share Common Stock and 6/10ths of a warrant to purchase a share of common stock at an exercise price of $5.62 per warrant share and expiring in November 2014 to certain investors and as placement fees for the Transaction. All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On October 8, 2009, the Company entered into a Securities Purchase Agreement with the Buyers for the issuance of an aggregate 1,371,021 Units, with each Unit consisting of one share Common Stock and 6/10ths of a warrant to purchase a share of common stock at an exercise price of $5.62 per warrant share and expiring in October 2014 to certain investors and as placement fees for the Transaction. All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In August 2009, the Company entered into Securities Purchase Agreement with thirty five (35) accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $1,098,150 for the investors’ purchase of an aggregate 497,320 shares of the Company’s common stock.  The Company also received $325,000 from one (1) accredited investor, who exercised a warrant issued to such investor for the purchase of up to 325,000 shares at an exercise price of $1.00 per share.  All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In July 2009, the Company entered into Private Purchase Agreement with two (2) accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $100,000 for the investors’ purchase of an aggregate 45,770 shares of the common stock of the Company.  Both investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act of 1933, as amended.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On May 12, 2009, the Company issued to Silver Rock an 8% convertible debenture (the “Debenture”) in the original principal amount of $100,000 which was due and payable on May 6, 2012.  On November 5, 2009, Silver Rock converted the debenture plus accrual into 160,000 shares of Common Stock.  In connection with the issuance of the Debenture, the Company issued to Silver Rock a three-year warrant to purchase up to 500,000 shares of Common Stock at an exercise price of $1.40 per share (the “May Warrant Shares”).  On January 17, 2010, Silver Rock exercised its warrant and purchased 250,000 May Warrant Shares for an aggregate purchase price of $350,000.

                In May 2009, the Company entered into Private Purchase Agreement with two (2) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $33,500 for the investors’ purchase of an aggregate 33,441 shares of the Company’s common stock.  All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In April 2009, the Company entered into Private Purchase Agreement with three (3) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $74,800 for the investors’ purchase of an aggregate 118,640 shares of the Company’s common stock.  All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In March 2009, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $50,000 for the investor’s purchase of 100,000 shares of the Company’s common stock.  This investor represented that he was an “accredited” investor as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In February 2009, the Company entered into Private Purchase Agreement with four (4) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $100,000 for the investors’ purchase of an aggregate 145,373 shares of the Company’s common stock. All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On February 2, 2009, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 75,373 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), upon his exercise of the Class C Warrants at an exercise price of $0.66 per share.

                On April 10, 2009, an officer (insider) entered into an agreement and donated one million shares of common stock that he personally owns to the Chung Yung Christian University Development Foundation, a non-profit organization, incorporated in the State of California. The event was reported on Form 8-K (as amended, previously filed with the SEC on April 13, 2009). Approximately half of the total stock donation has been transferred physically to the Foundation as of January 4, 2010.

                On January 23, 2009, the Company purchased 400,000 common stock shares of the Company from a major shareholder for a total of $1.00.  The 400,000 shares have been recorded as Treasury Stock in the accompanying financial statements since January 31, 2009. See warrant disclosure and warrant table in Note 19 to the consolidated financial statements for the year ended April 30, 2009 for additional details.

                On January 23, 2009, the Company disposed its air compressor subsidiary LEK. As a result of the disposal, LEK returned all L&L shares back to the Company.  The Company cancelled 1,708,283 shares of common stock received from LEK during the quarter ended January 31, 2009.

                In January 2009, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $20,000 for the investor’s purchase up to 22,223 shares of the common stock of the Company.  This investor represented that he was an “accredited” investor as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In August 2008, the Company entered into Private Purchase Agreement with three (3) institutional and/or accredited investors in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $214,961 for the investors’ purchase of an aggregate 217,001 shares of the Company’s common stock.  All of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In December 2008, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act, pursuant to which the Company received $100,000 for the investor’s purchase of 100,000 shares of the Company’s common stock. This investor represented that he was an “accredited” investor as defined under Rule 144 of the Securities Act.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the acquisition of these securities.

                In June 2008, the Company entered into Private Purchase Agreement with one (1) accredited investor in a private placement offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company received $100,000 for the investor’s purchase of 326,000 shares of the Company’s common stock. This investor represented that he was an “accredited” investor as defined under Rule 144 of the Securities Act.  We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the acquisition of these securities.

                On July 27, 2007, pursuant to the terms of a warrant agreement, the Company issued to Ray C. Bissell Jr. (an existing shareholder and accredited investor): (i) 50,001 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share; (ii) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class B Warrants at an exercise price of $1.00 per share; and (iii) 24,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On July 15, 2007, pursuant to the terms of a warrant agreement, the Company issued to James F. Sharp (an existing shareholder and accredited investor): (i) 9,999 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class B Warrants at an exercise price of $1.00 per share; and (ii) 48,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On July 1, 2007, pursuant to the terms of a warrant agreement, the Company issued to Hilton Family Trust 9/15/1998 (an existing shareholder and accredited investor): (i) 9,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class B Warrants at an exercise price of $1.00 per share; and (ii) 27,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 25, 2007, pursuant to the terms of a warrant agreement, the Company issued to Lorraine F. Meisner (an existing shareholder and accredited investor) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On June 25, 2007, pursuant to the terms of a warrant agreement, the Company issued to Sidney K. Swank (an existing shareholder and accredited investor) 48,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 15, 2007, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 74,627 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 15, 2007, pursuant to the terms of a warrant agreement, the Company issued to Ann T. McElligott (an existing shareholder and accredited investor): (i) 36,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 7,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On June 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to BETSY B. NEU, TRUSTEE FOR BETSY B. NEU TRUST, UTD 12 16, 2004 (an existing shareholder and accredited investor) 10,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On June 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to Chet Sena (an existing shareholder and accredited investor): (i) 10,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On June 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to David G. Knox (an existing shareholder and accredited investor) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On May 30, 2007, pursuant to the terms of a warrant agreement, the Company issued to Jim and Iris Cline Living Trust (an existing shareholder and accredited investor): (i) 24,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 24,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On May 23, 2007, pursuant to the terms of a warrant agreement, the Company issued to Lorraine F. Meisner (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon her exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On May 1, 2007, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On May 1, 2007, pursuant to the terms of a warrant agreement, the Company issued to Lloyd and Lucille Gardner (an existing shareholder and accredited investor) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon their exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On April 16, 2007, pursuant to the terms of a warrant agreement, the Company issued to Chet Sena (an existing shareholder and accredited investor): (i) 15,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class A Warrants at an exercise price of $0.83 per share; and (ii) 12,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On April 4, 2007, pursuant to the terms of a warrant agreement, the Company issued to BETSY B. NEU, TRUSTEE FOR BETSY B. NEU TRUST, UTD DECEMBER 16, 2004 (an existing shareholder and accredited investor) 12,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On March 29, 2007, pursuant to the terms of a warrant agreement, the Company issued to Dennis Brubaker (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On March 16, 2007, pursuant to the terms of a warrant agreement, the Company issued to Robert E and Rosalie T. Dettle Living Trust DTD 2/29/80 (an existing shareholder and accredited investor) 45,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On February 12, 2007, pursuant to the terms of a warrant agreement, the Company issued to Robert E and Rosalie T. Dettle Living Trust DTD 2/29/80 (an existing shareholder and accredited investor) 30,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

                On February 9, 2007, pursuant to the terms of a warrant agreement, the Company issued to BETSY B. NEU, TRUSTEE FOR BETSY B. NEU TRUST, UTD 12 16, 2004 (an existing shareholder and accredited investor) 10,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share.

                On February 5, 2007, pursuant to the terms of a warrant agreement, the Company issued to Ivan Stoltzfus (an existing shareholder and accredited investor) 4,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On January 25, 2007, pursuant to the terms of a warrant agreement, the Company issued to Clyde Y. Ota (an existing shareholder and accredited investor) 10,002 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon his exercise of the Class B Warrants at an exercise price of $1.00 per share.

                On January 22, 2007, pursuant to the terms of a warrant agreement, the Company issued to 1990 Gainen Family Trust (an existing shareholder and accredited investor) (i) 33,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class A Warrants at an exercise price of $0.83 per share; (ii) 12,498 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class B Warrants at an exercise price of $1.00 per share; and (iii) 12,000 shares of the Company’s common stock, exempt from registration pursuant to Rule 506 of Regulation D, promulgated pursuant to the Securities Act, upon its exercise of the Class C Warrants at an exercise price of $0.67 per share.

ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit Number	Description
2.1

Agreement and Plan of Reorganization by and among Royal Coronado Co., Ltd., a Nevada corporation, and L & L Investments Holdings Inc., a British Virgin Islands corporation effective as of August 18, 2001 (Incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on September 4, 2001)

3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 1 to the Registrant’s Registration of Securities on Form 10SB12G filed on April 2, 2001)

3.2	Bylaws (Incorporated herein by reference to Exhibit 2 to the Registrant’s Registration of Securities on Form 10SB12G filed on April 2, 2001)

3.3

Certificate of Designation, filed on April 5, 2005 with the Secretary of State of the State of Nevada (Incorporated herein by reference to the Exhibit to the Registrant’s Current Report on Form 8-K filed on April 11, 2005)

3.4

Certificate of Amendment to Articles of Incorporation, filed on March 13, 2008 with the Secretary of State of the State of Nevada (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on September 15, 2008)

3.5	Amendment No. 1 to Bylaws (Incorporated herein by reference to Exhibit 10. to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

5.1	Opinion of counsel†

10.1

L & L Financial Holdings, Inc. Mr. Yang Wu and Liuzhou Liuerkong Machinery Co., Ltd. (LEK) Acquisition and Investment Agreement dated December 4, 2004 (Incorporated herein by reference to Exhibit A to the Registrant’s Current Report on Form 8-K filed on December 8th, 2004)

10.2

Joint Venture contract with two coal mines dated May 28, 2008 (English Translation) (Incorporated herein by reference to the Exhibit to the Registrant’s Current Report on Form 8-K filed on June 18, 2008)

10.3

L&L Financial Holdings, Inc. and Kunming Biaoyu Industrial Boiler Co., Ltd. Acquisition and Investment Agreement dated October 30, 2006 (Incorporated herein by reference to Exhibit B to the Registrant’s Amendment to Current Report on Form 8-K/A filed on February 23, 2009)

10.4

Contract Regarding Capital Increase and Cooperation between L&L International Holdings, Inc. and Luxi County Hon Shen Coal Co. dated July 16, 2009 (English Translation) (Incorporated herein by reference to the Exhibit to the Registrant’s Current Report on Form 8-K filed on July 30, 2009)

10.5	Form of the October 2009 Financing Securities Purchase Agreement (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 15, 2009)

10.6	Form of the October 2009 Financing Warrant (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 15, 2009)

10.7	Form of the October 2009 Financing Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 15, 2009)

10.8	Form of the October 2009 Financing Make Good Escrow Agreement (Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on October 15, 2009)

10.9	Form of the October 2009 Financing Escrow Agreement (Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on October 15, 2009)

10.10

Acquisition and Capital Increase Agreement between L&L International Holdings, Inc. and Luxi County Hon Shen Coal Co. Ltd. dated October 23, 2009 (English Translation) (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Amendment to Current Report on Form 8-K filed on November 5, 2009)

10.11	Form of the November 2009 Financing Securities Purchase Agreement (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2009)

10.12	Form of the November 2009 Financing Warrant (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 13, 2009)

10.13	Form of the November 2009 Financing Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on November 13, 2009)

10.14	Form of the November 2009 Financing Make Good Escrow Agreement (Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on November 13, 2009)

10.15	Form of the November 2009 Financing Escrow Agreement (Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on November 13, 2009)

10.16

Acquisition and Capital Increase Agreement by and between L&L International Holdings, Inc. and Mr. Wang (Sole Owner of Hon Shen Coal Co. Ltd.) dated December 9, 2009 (English Translation) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 14, 2009)

10.17	Connecticut Amended Order (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on December 16, 2009)

10.18

Cooperative Operation Agreement between L&L International Holding, Inc. and Fuchang Wang Regarding Establishment of Luxi County Hon Shen Coal Co. Ltd. (a Cooperation Company) (English Translation) (Incorporated herein by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 filed on January 6, 2010)

10.19

Agreement (including Agency Agreement for L&L’s Ownership of the 2 Mines executed April 28, 2008 – English Translation) (Incorporated herein by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1 filed on January 6, 2010)

10.20

Share Depositary Agreement (DaPuAn Coal Mine) dated July 30, 2009 (English Translation) (Incorporated herein by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1 filed on January 6, 2010)

10.21

Share Depositary Agreement (ShuChong Coal Mine) dated July 30, 2009 (English Translation) (Incorporated herein by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-1 filed on January 6, 2010)

10.22	Entrust Agreement between the Company and Jun Han (Incorporated herein by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1 filed on January 6, 2010)

10.23

Supplement Agreement between Jun Han, Yong Yang and Luoping County A’ang Town SuTsong Coal Mine (Incorporated herein by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1 filed on January 6, 2010)

10.24

Supplement Agreement between Jun Han, Biansheng Xu and Shizong County DaPuAn Coal Mine (Incorporated herein by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-1 filed on January 6, 2010)

10.25

Subcontracting Agreement between L&L Yunnan Tianneng Industry Co. Ltd. and Luoping County ZoneLin Coal Coking Factory (“ZoneLin”) (English Translation) dated February 3, 2010, effective as of November 1, 2009 (English Translation) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 8, 2010)

10.26

Revised Acquisition Agreement of ZoneLin with L&L Yunnan Tianneng Industry Co. Ltd. dated February 6, 2010 (English Translation) (Incorporated herein by reference to Exhibit 99.2 to the Registrant’s Quarterly Report on Form 10-Q filed on March 17, 2010)

10.27

Acquisition Agreement of SeZone County Hong Xing Coal Washing Facility dated January 1, 2010 (English Translation) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 8, 2010)

10.28

Subcontracting Agreement between Yunnan Province Fuyuan County Baoxing Economic and Trade Co. Ltd. (“Baoxing”) and Pan County Ping Yi Coal Mine (“Ping Yi”) dated January 18, 2010, effective as of November 1, 2009 (English Translation) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 19, 2010)

10.29

Acquisition Agreement of Ping Yi with Baoxing dated January 21, 2010, effective as of November 1, 2009 (English Translation) (Incorporated herein by reference to Exhibit 99.1 to the Registrant’s Quarterly Report on Form 10-Q filed on March 17, 2010)

10.30

Acquisition and Capital Increase Agreement between L&L International Holdings, Inc. and Luxi County Hon Shen Coal Co. Ltd.. dated December 9, 2009 (English Translation)(Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 14, 2009)

10.31

Equity Sale and Purchase Agreement between L&L Energy, Inc. and Guangxi Liuzhou Lifu Machinery Co. Limited dated April 18, 2010 (English Translation) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 23, 2010)

10.32	2010 Stock Incentive Plan of the Company (Incorporated herein by reference to Exhibit 10.32 to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

10.33

Employment Agreement of Dickson V. Lee dated May 1, 2009 (Incorporated herein by reference to Exhibit 10.33 to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

10.34

Employment Agreement of Connie Wong dated May 12, 2010 (Incorporated herein by reference to Exhibit 10.34 to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

10.35

Employment Agreement of Clayton Fong dated September 29, 2009 (Incorporated herein by reference to Exhibit 10.35 to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

10.36

Employment Agreement of Jung Mei (Rosemary) Wang dated November 17, 2009 (Incorporated herein by reference to Exhibit 10.36 to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

10.37

Employment Agreement of Paul Cheng dated September 8, 2010 (Incorporated herein by reference to Exhibit 10.37 to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

10.38

Employment Agreement of Paul Lee dated March 9, 2010 (Incorporated herein by reference to Exhibit 10.38 to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

10.39	Form of Board Member Contract (Incorporated herein by reference to Exhibit 10.39 to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

10.40

Board Member Contract of Mr. Norman Mineta dated August 4, 2010  (Incorporated herein by reference to Exhibit 10.40 to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

21.1	List of Subsidiaries (Incorporated herein by reference to Exhibit 21.1 to the Registrant's Registration Statement on Form S-1 registration 333-164229 filed on September 28, 2010)

23.1	Consent of Kabani & Co., Inc.*

23.2	Consent of counsel (included in Exhibit 5.1)†

23.3

Consent of Qujing Municipal Land and Mining Right Appraisal Firm for the DaPuAn Coal Mine and Qujing XiaGuang Geological Engineering Co. Ltd. for the SuTsong Coal Mine (Incorporated herein by reference to Exhibit 23.3 to the Registrant’s Registration Statement on Form S-1 filed on January 6, 2010)

24.1	Power of Attorney (for all person other than Mr. Mineta) (Incorporated herein by reference to the signature page to the Registrant’s Registration Statement on Form S-1 filed on January 6, 2010)

24.2	Power of Attorney for Mr. Norman Mineta (Included in the signature page to this Amendment No. 3 to the Registration Statement)

*	Filed herewith

†	To be filed by amendment

(b) Financial Statement Schedules

                Inapplicable

ITEM 17.      UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

                        (1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                        (i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

                                        (ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                                        (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                        (2)       That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        (4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

                                        (i)              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                                        (ii)             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on September 28, 2010.

L&L ENERGY, INC.

By:	/s/ Dickson V. Lee
Dickson V. Lee Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jung Mei Wang
Jung Mei (Rosemary) Wang Acting Chief Financial Officer (Principal Financial and Accounting Officer)

                Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dickson V. Lee		December 31, 2010
Dickson V. Lee	Chairman of the Board, President, and Chief Executive Officer

/s/ Jung Mei Wang		December 31, 2010
Jung Mei (Rosemary) Wang	Acting Chief Financial Officer

/s/ Norman Mineta*		December 31, 2010
Norman Mineta	Director

/s/ Shirley Kiang *		December 31, 2010
Shirley Kiang	Director

/s/ Ian Robinson*		December 31, 2010
Ian Robinson	Director

/s/ Robert Lee *		December 31, 2010
Robert Lee	Director

/s/ Dennis Bracy *		December 31, 2010
Dennis Bracy	Director

*Dickson V. Lee, pursuant to a Power of Attorney executed by each of the officers and directors noted above and filed with the Securities and Exchange Commission, by signing his name hereto does hereby sign and execute this Amendment No. 4 to the Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 4 to the Registration Statement on his own behalf in the capacities of Chairman of the Board, President and Chief Executive Officer.

/s/ Dickson V. Lee

Dickson V. Lee

INDEX TO EXHIBITS FILED HEREWITH

Exhibit Number	Description

23.1	Consent of Kabani & Co., Inc.